                                                                   EXHIBIT 10.24

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                               CREDIT AGREEMENT

                                     among

                     PANOLAM ACQUISITION COMPANY, L.L.C.,

                      PANOLAM INDUSTRIES HOLDINGS, INC.,

                             PANOLAM GROUP, INC.,

                               PII SECOND, INC.,

                    PANOLAM INDUSTRIES INTERNATIONAL, INC.,

                           PANOLAM INDUSTRIES LTD.,

                         VARIOUS LENDING INSTITUTIONS,

                             DEUTSCHE BANK CANADA,
                           as Canadian Paying Agent

                                      and

                            BANKERS TRUST COMPANY,
                            as Administrative Agent
                             and Syndication Agent

                     ____________________________________

                        DEUTSCHE BANK SECURITIES INC.,

                               as Lead Arranger
                               and Book Manager

                      __________________________________

                         Dated as of November 24, 1999
                      __________________________________


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

                               TABLE OF CONTENTS
                               -----------------

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SECTION 1.  Amount and Terms of Credit..................................................................................   1

     1.01  The Commitments..............................................................................................   1
     1.02  Minimum Amount of Each Borrowing.............................................................................   6
     1.03  Notice of Borrowing..........................................................................................   6
     1.04  Disbursement of Funds........................................................................................   7
     1.05  Notes........................................................................................................   8
     1.06  Conversions..................................................................................................  11
     1.07  Pro Rata Borrowings..........................................................................................  12
     1.08  Interest.....................................................................................................  12
     1.09  Interest Periods.............................................................................................  14
     1.10  Increased Costs, Illegality, etc.............................................................................  15
     1.11  Compensation.................................................................................................  17
     1.12  Change of Lending Office.....................................................................................  18
     1.13  Replacement of Lenders.......................................................................................  18
     1.14  Additional Acquisition Loan Commitments......................................................................  19
     1.15  Special Sharing and Conversion Provisions Applicable Upon Occurrence of a Sharing Event......................  20
     1.16  Bankers' Acceptance Provisions...............................................................................  23
     1.17  Canadian Paying Agent........................................................................................  23

SECTION 2.  Letters of Credit...........................................................................................  23

     2.01  Letters of Credit............................................................................................  23
     2.02  Letter of Credit Requests....................................................................................  25
     2.03  Letter of Credit Participations..............................................................................  25
     2.04  Agreement to Repay Letter of Credit Drawings.................................................................  27
     2.05  Increased Costs..............................................................................................  28

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.......................................................  29

     3.01  Fees.........................................................................................................  29
     3.02  Voluntary Termination of Unutilized Commitments..............................................................  30
     3.03  Mandatory Reduction of Commitments...........................................................................  30

SECTION 4.  Prepayments; Payments; Taxes................................................................................  32

     4.01  Voluntary Prepayments........................................................................................  32
     4.02  Mandatory Repayments.........................................................................................  34
     4.03  Method and Place of Payment..................................................................................  44
     4.04  Net Payments; Taxes..........................................................................................  44

                                      (i)

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SECTION 5.  Conditions Precedent to Loans on the Initial Borrowing Date.................................................  46

     5.01  Execution of Agreement; Notes................................................................................  46
     5.02  Fees, etc....................................................................................................  47
     5.03  Opinions of Counsel..........................................................................................  47
     5.04  Corporate Documents; Proceedings; etc........................................................................  47
     5.05  Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Debt Agreements;
              Recapitalization Documents; Tax Sharing Agreements; Collective Bargaining Agreements......................  47
     5.06  Recapitalization and Financing Transactions..................................................................  48
     5.07  Refinancing..................................................................................................  49
     5.08  Indebtedness.................................................................................................  50
     5.09  Subsidiaries Guaranty........................................................................................  50
     5.10  Pledge Agreements............................................................................................  50
     5.11  Security Agreements..........................................................................................  50
     5.12  Mortgages; Title Insurance; Surveys..........................................................................  51
     5.13  Adverse Change, etc..........................................................................................  52
     5.14  Litigation...................................................................................................  53
     5.15  Solvency and Indenture Compliance Certificate; Environmental Analyses; Insurance.............................  53
     5.16  Financial Statements; Projections; Pro Forma Financial Statements............................................  54
     5.17  Employment Agreement.........................................................................................  54

SECTION 6.  Conditions Precedent to All Credit Events on and After the Initial Borrowing Date...........................  54

     6.01  No Default; Representations and Warranties...................................................................  54
     6.02  Notice of Borrowing; Letter of Credit Request................................................................  55
     6.03  Special Conditions Applicable to Term Loans Incurred On the Change of Control Purchase Borrowing Date,
              Acquisition Loans and Certain Revolving Loans.............................................................  55

SECTION 7.  Representations, Warranties and Agreements..................................................................  56

     7.01  Corporate Status.............................................................................................  56
     7.02  Company Power and Authority..................................................................................  56
     7.03  No Violation.................................................................................................  57
     7.04  Governmental Approvals.......................................................................................  57
     7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc.........................  57
     7.06  Litigation...................................................................................................  58
     7.07  True and Complete Disclosure.................................................................................  59
     7.08  Use of Proceeds; Margin Regulations..........................................................................  59
     7.09  Tax Returns and Payments.....................................................................................  60
     7.10  Compliance with ERISA........................................................................................  60
     7.11  The Security Documents.......................................................................................  61
     7.12  Representations and Warranties in Documents..................................................................  62

                                      (ii)

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     7.13  Properties...................................................................................................  62
     7.14  Capitalization...............................................................................................  62
     7.15  Subsidiaries.................................................................................................  63
     7.16  Compliance with Statutes, etc................................................................................  63
     7.17  Investment Company Act.......................................................................................  63
     7.18  Public Utility Holding Company Act...........................................................................  63
     7.19  Environmental Matters........................................................................................  63
     7.20  Labor Relations..............................................................................................  64
     7.21  Patents, Licenses, Franchises and Formulas...................................................................  64
     7.22  Indebtedness.................................................................................................  65
     7.23  Transaction..................................................................................................  65
     7.24  Special Purpose Corporation..................................................................................  65
     7.25  Year 2000....................................................................................................  65

SECTION 8.  Affirmative Covenants.......................................................................................  66

     8.01  Information Covenants........................................................................................  66
     8.02  Books, Records and Inspections...............................................................................  69
     8.03  Maintenance of Property; Insurance...........................................................................  69
     8.04  Corporate Franchises.........................................................................................  69
     8.05  Compliance with Statutes, etc................................................................................  70
     8.06  Compliance with Environmental Laws...........................................................................  70
     8.07  ERISA........................................................................................................  70
     8.08  End of Fiscal Years; Fiscal Quarters.........................................................................  71
     8.09  Performance of Obligations...................................................................................  72
     8.10  Payment of Taxes.............................................................................................  72
     8.11  Ownership of Subsidiaries....................................................................................  72
     8.12  Additional Security; Further Assurances; Surveys.............................................................  72
     8.13  Interest Rate Protection.....................................................................................  74
     8.14  Foreign Subsidiaries Security................................................................................  74
     8.15  Permitted Acquisitions and Certain Additional Capital Expenditures...........................................  75

SECTION 9.  Negative Covenants..........................................................................................  76

     9.01  Liens........................................................................................................  76
     9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.......................................................  79
     9.03  Restricted Payments..........................................................................................  81
     9.04  Indebtedness.................................................................................................  83
     9.05  Advances, Investments and Loans..............................................................................  85
     9.06  Transactions with Affiliates.................................................................................  86
     9.07  Business.....................................................................................................  87
     9.08  Capital Expenditures.........................................................................................  87
     9.09  Consolidated Interest Coverage Ratio.........................................................................  88
     9.10  Maximum Leverage Ratio.......................................................................................  89
     9.11  Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation,
              By-Laws and Certain Other Agreements; etc.................................................................  91

                                     (iii)

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     9.12  Limitation on Certain Restrictions on Subsidiaries...........................................................  92
     9.13  Limitation on Issuance of Capital Stock......................................................................  92
     9.14  Limitation on Creation of Subsidiaries.......................................................................  93

SECTION 10.  Events of Default..........................................................................................  93

     10.01  Payments....................................................................................................  93
     10.02  Representations, etc........................................................................................  93
     10.03  Covenants...................................................................................................  93
     10.04  Default Under Other Agreements..............................................................................  94
     10.05  Bankruptcy, etc.............................................................................................  94
     10.06  ERISA.......................................................................................................  94
     10.07  Security Documents..........................................................................................  95
     10.08  Guaranty....................................................................................................  95
     10.09  Judgments...................................................................................................  96
     10.10  Change of Control...........................................................................................  96
     10.11  Subordination...............................................................................................  96

SECTION 11.  Definitions and Accounting Terms...........................................................................  96

SECTION 12.  The Agents................................................................................................. 132

     12.01  Appointment................................................................................................. 132
     12.02  Nature of Duties............................................................................................ 133
     12.03  Lack of Reliance on the Agents.............................................................................. 133
     12.04  Certain Rights of the Agents................................................................................ 133
     12.05  Reliance.................................................................................................... 134
     12.06  Indemnification............................................................................................. 134
     12.07  Each Agent in its Individual Capacity....................................................................... 134
     12.08  Holders..................................................................................................... 134
     12.09  Resignation by the Agents................................................................................... 135

SECTION 13.  Miscellaneous.............................................................................................. 135

     13.01  Payment of Expenses, etc.................................................................................... 135
     13.02  Right of Setoff............................................................................................. 137
     13.03  Notices..................................................................................................... 138
     13.04  Benefit of Agreement........................................................................................ 138
     13.05  No Waiver; Remedies Cumulative.............................................................................. 140
     13.06  Payments Pro Rata........................................................................................... 141
     13.07  Calculations; Computations.................................................................................. 141
     13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...................................... 142
     13.09  Counterparts................................................................................................ 143
     13.10  Effectiveness............................................................................................... 143
     13.11  Headings Descriptive........................................................................................ 144
     13.12  Amendment or Waiver; etc.................................................................................... 144

                                      (iv)

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     13.13  Survival.................................................................................................... 146
     13.14  Domicile of Loans........................................................................................... 146
     13.15  Limitation on Additional Amounts, etc....................................................................... 146
     13.16  Confidentiality............................................................................................. 146
     13.17  Register.................................................................................................... 147
     13.18  Interest.................................................................................................... 148
     13.19  Judgment Currency........................................................................................... 149
     13.20  Special Provisions Concerning Oregon Law.................................................................... 150

SECTION 14.  Parent Guaranty............................................................................................ 150

     14.01  The Parent Guaranty......................................................................................... 150
     14.02  Bankruptcy.................................................................................................. 150
     14.03  Nature of Liability......................................................................................... 151
     14.04  Independent Obligation...................................................................................... 151
     14.05  Authorization............................................................................................... 151
     14.06  Reliance.................................................................................................... 152
     14.07  Subordination............................................................................................... 152
     14.08  Waiver...................................................................................................... 153
     14.09  Maximum Liability........................................................................................... 154

                                      (v)

          CREDIT AGREEMENT, dated as of November 24, 1999, among PANOLAM ACQUISITION COMPANY, L.L.C., a Delaware limited liability company ("Holdings"), PANOLAM INDUSTRIES HOLDINGS, INC., a Delaware corporation ("PI Holdings"), PANOLAM GROUP, INC. (f/k/a Panolam Industries International, Inc.), a Delaware corporation ("PG Holdings"), PII SECOND, INC., a Delaware corporation ("PII Holdings"), PANOLAM INDUSTRIES INTERNATIONAL, INC. (f/k/a PII Third, Inc.), a Delaware corporation (the "US Borrower"), PANOLAM INDUSTRIES LTD., an Ontario corporation (the "Canadian Borrower", with each of the Canadian Borrower and the US Borrower being referred to herein as a "Borrower" and, collectively, as the "Borrowers") the Lenders party hereto from time to time and BANKERS TRUST COMPANY, as Syndication Agent (in such capacity, the "Syndication Agent") and Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  (a)  Subject to and upon the terms and
                ---------------
conditions set forth herein, (i) each Lender with a Tranche A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date and (ii) subject to the applicability of the final sentence of Section 1.01(b), each Lender with a Tranche A Supplemental Commitment severally agrees to make, on the Change of Control Purchase Borrowing Date, a term loan or term loans (each such Loan described in clauses (i) and (ii) above, a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the US Borrower; which Tranche A Term Loans (x) shall (A) if made on the Initial Borrowing Date, be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such Loans pursuant to Section 1.06) and (B) if made on the Change of Control Purchase Borrowing Date, at the option of the US Borrower, be borrowed and maintained as Base Rate Loans or Eurodollar Loans, provided that
                                                                --------
(I) except as otherwise specifically provided in Section 1.06 or 1.10(b), all Tranche A Term Loans comprising the same Borrowing shall at all times be of the same Type and (II) if the Change of Control Purchase Borrowing Date occurs prior to the earlier of (1) the 65/th/ day after the Initial Borrowing Date and (2) the Syndication Date, Tranche A Term Loans incurred on such date may only be incurred as Eurodollar Loans if the respective Interest Period applicable thereto is either a one-month Interest Period which begins and ends on the same date as all other one-month Interest Periods applicable to Eurodollar Loans outstanding on such date or a one-week Interest Period that ends on or before the last day of any one-month Interest Periods then in effect, (y) shall not exceed (A) for any Lender, (1) if made on the Initial Borrowing Date, that amount which equals the Tranche A Term Loan Commitment of such Lender (before giving effect to any reduction thereto on such date pursuant to Section 3.03(b)) and (2) if made on the Change of Control Purchase Borrowing Date, that amount which equals the Tranche A Supplemental Commitment of such Lender, in each case as in effect on the respective Tranche A Term Loan Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Sections 3.03(b) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(f)(i) and after giving effect to all other reductions thereto prior to such date pursuant to any other provisions of this Agreement) and (B) for all Lenders, (1) if made on the Initial Borrowing Date, the Total Tranche A Term Loan Commitment (before giving effect to any reduction thereto on such date pursuant to Section 3.03(b)) and (2) if made on the Change of Control Purchase Borrowing Date, the lesser of (i) the Total Tranche A Supplemental Commitment, as in effect on the Change of Control Purchase Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Sections 3.03(b) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(f)(i) and to all other reductions thereto prior to such date pursuant to any other provisions of this Agreement) and (ii) $25,000,000 less the aggregate principal amount of Revolving Loans and/or Swingline Loans the proceeds of which have been or will be used to pay (or refinance the payment of) any portion of the Change of Control Purchase Amount. Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions set forth herein (including, without limitation, the last sentence of this clause (b)), each Lender with a Tranche B Term Loan Commitment severally agrees to make, on the Change of Control Purchase Borrowing Date, a term loan or term loans (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the US Borrower, which Tranche B Term Loans (i) shall, at the option of the US Borrower, be Base Rate Loans or Eurodollar Loans, provided that (A) except as
                                                  --------
otherwise specifically provided in Section 1.06 or 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type and
(B) if the Change of Control Purchase Borrowing Date occurs prior to the earlier of (1) the 65/th/ day after the Initial Borrowing Date and (2) the Syndication Date, Tranche B Term Loans incurred on such date may only be incurred as Eurodollar Loans if the respective Interest Period applicable thereto is either a one-month Interest Period which begins and ends on the same date as all other one-month Interest Periods applicable to Eurodollar Loans outstanding on such date or a one-week Interest Period that ends on or before the last day of any one-month Interest Periods then in effect, (ii) shall not exceed (A) for any Lender that amount which equals the Tranche B Term Loan Commitment of such Lender as in effect on the Change of Control Purchase Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Sections 3.03(c) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(f)(i) and after giving effect to all other reductions thereto prior to such date pursuant to any other provisions of this Agreement) and (B) for all Lenders, the Total Tranche B Term Loan Commitment as in effect on such Change of Control Purchase Borrowing Date (before giving effect to any reduction thereto on such date pursuant to Sections 3.03(c) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(f)(i) and to all other reductions thereto prior to such date pursuant to any other provisions of this Agreement) and (iii) shall only be incurred in such aggregate amounts as are needed to pay amounts owing by the US Borrower to holders of the US Borrower Subordinated Notes pursuant to Change of Control Purchases. Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed. Notwithstanding anything to the contrary above in this Section 1.01(b), if the portion (if any) of the Change of Control Purchase Amount as in effect on the Change of Control Purchase Borrowing Date which is to be funded (or refinanced) with Loans is less than or equal to $25,000,000, Tranche B Term Loans shall not be available hereunder and the amounts required to fund such Change of Control Purchases may, in such case, be financed with a Borrowing or Borrowings of Tranche A Term Loans and/or Revolving Loans to the extent permitted by clauses (a) and (c) of this Section 1.01, respectively.

          (c) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Initial Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the US Borrower, which Revolving Loans (i) shall, at the option of the US Borrower, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically
                           --------
provided in Section 1.06 or 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) prior to the earlier of
(1) the 65/th/ day after the Initial Borrowing Date and (2) the Syndication Date, Revolving Loans may only be incurred as Eurodollar Loans if the respective Interest Period applicable thereto is either a one-month Interest Period which begins and ends on the same date as all other one-month Interest Periods applicable to Eurodollar Loans outstanding on such date or a one-week Interest Period that ends on or before the last day of any one-month Interest Periods then in effect, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to such Lender's RL Percentage of the sum of (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (I) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time and (v) shall not exceed for all Lenders, when added to the Letter of Credit Outstandings, $3,000,000 in aggregate principal amount on the Initial Borrowing Date. Notwithstanding anything to the contrary above in this Section 1.01(c), if the portion (if any) of the Change of Control Purchase Amount, as in effect on the Change of Control Purchase Borrowing Date, which is to be funded (or refinanced) with Loans is greater than $25,000,000, Revolving Loans shall not be available to finance (or refinance) any Change of Control Purchases except to the extent that the Change of Control Purchase Amount to be funded (or refinanced) with Loans exceeds the Total Tranche B Term Loan Commitment on the Change of Control Purchase Borrowing Date (before giving effect to the making of Tranche B Term Loans on such date).

          (d) Subject to and upon the terms and conditions set forth herein, the Swingline Lender in its individual capacity agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the US Borrower, which Swingline Loans
(i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Revolving Loan Commitment on such date), (iv) shall not exceed at any time outstanding the Maximum Swingline Amount and (v) shall not be extended if the Swingline Lender receives a written notice from any Agent or the Required Lenders that has not been rescinded that there is a Default or an Event of Default in existence hereunder. Notwithstanding anything to the contrary contained above, the Swingline Lender shall not be required to make any Swingline Loans at any time when a Lender Default is in existence, unless the Swingline Lender has entered into arrangements satisfactory to it and the US Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's (or Defaulting Lenders') share of Mandatory Borrowings which would be required to be made if said Swingline Loans were to be funded with one or more Borrowings of Revolving Loans pursuant to Section 1.01(e), including by cash collateralizing such Defaulting Lender's (or Defaulting Lenders') RL Percentage (or RL Percentages) of such Swingline Loan or Swingline Loans.

          (e) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the other Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon
 --------
the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of
Section 10) pro rata based on each such Lender's RL Percentage (determined
            --- ----
before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the immediately preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and
(v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the US Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the US Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the
                          --------
Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (f) Subject to and upon the terms and conditions set forth herein, each Lender which has assumed an Acquisition Loan Commitment in accordance with the provisions of Section 1.14 severally agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Conversion Date, to make a revolving loan or revolving loans (each, an "Acquisition Revolving Loan" and, collectively, the "Acquisition Revolving Loans") to the US Borrower, which Acquisition Revolving Loans (i) shall, at the option of the US Borrower, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise
                                --------
specifically provided in Section 1.06 or 1.10(b), all Acquisition Revolving Loans comprising the same Borrowing shall at all times be of the same Type and
(B) prior to the earlier of (1) the 65th day after the Initial Borrowing Date and (2) the Syndication Date, Acquisition Revolving Loans may only be incurred as Eurodollar Loans if the respective Interest Period applicable thereto is either a one-month Interest Period which begins and ends on the same date as all other one-month Interest Periods applicable to Eurodollar Loans outstanding on such date or a one-week Interest Period that ends on or before the last day of any one-month Interest Periods then in effect, (ii) may be repaid and reborrowed at any time prior to the Conversion Date in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which equals the Acquisition Loan Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which equals the Total Acquisition Loan Commitment at such time.

          (g) Subject to and upon the terms and conditions set forth herein, the US Borrower and each Lender agree that, at 9:00 A.M. (New York time) on the Conversion Date, the aggregate principal amount of Acquisition Revolving Loans owing to each Lender and outstanding at such time shall (unless such Acquisition Revolving Loans have been declared (or have become) due and payable pursuant to this Agreement), without any notice or action by any party hereto, automatically convert to and thereafter constitute term loans (each an "Acquisition Term Loan" and, collectively, the "Acquisition Term Loans", and together with the Acquisition Revolving Loans, the "Acquisition Loans") owing to such Lenders hereunder. The Acquisition Term Loans shall (i) subject to the provisions of
Section 1.02, initially be continued as one or more Borrowings of Base Rate Loans or Eurodollar Loans in accordance with the designation of such Borrowings immediately prior to giving effect to such conversion, with any Interest Periods applicable thereto to continue in effect until the expiration thereof, provided
                                                                       --------
that, except as otherwise specifically provided in Section 1.06 or 1.10(b), all Acquisition Term Loans comprising the same Borrowing shall at all times be of the same Type and (ii) not exceed in initial principal amount for any Lender that amount which equals the aggregate principal amount of Acquisition Revolving Loans owed to such Lender and outstanding immediately prior to such conversion. Once repaid, Acquisition Term Loans may not be reborrowed.

          (h) Subject to and upon the terms and conditions set forth herein, each Lender with a Canadian Term Loan Commitment severally agrees to make a term loan or term loans (each a "Canadian Term Loan" and, collectively, the "Canadian Term Loans", and, together with the Tranche A Term Loans, Tranche B Term Loans and Acquisition Term Loans, the "Term Loans") to the Canadian Borrower, which Canadian Term Loans (i) may only be incurred on the Initial Borrowing Date, (ii) shall be incurred and initially maintained as a single Borrowing of Canadian Prime Rate Loans (subject to the option to convert such Canadian Term Loans into Bankers Acceptance Loans pursuant to Section 1.06) and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Canadian Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)). Once repaid, Canadian Term Loans incurred hereunder may not be reborrowed.

          1.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of Tranche A Term Loans and Tranche B Term Loans shall not in each case be less than $5,000,000. The aggregate principal amount of each Borrowing of Canadian Term Loans shall not be less than CDN $5,000,000.
The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than (x) in the case of a Borrowing of Eurodollar Loans, $2,000,000 and (y) in the case of a Borrowing of Base Rate Loans, $1,000,000, provided that
                                                           --------
Mandatory Borrowings shall be made in the amounts required by Section 1.01(e). The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $200,000. The aggregate principal amount of any Borrowing of Acquisition Revolving Loans shall not be less than (x) in the case of a Borrowing of Eurodollar Loans, $2,000,000 and (y) in the case of a Borrowing of Base Rate Loans, $1,000,000. The aggregate principal amount of the initial Borrowings of Acquisition Term Loans shall be equal to the outstanding principal amount of Borrowings of Acquisition Revolving Loans at 9:00 A.M. (New York time) on the Conversion Date; provided that no Borrowing of Acquisition Term Loans
                        --------
which is less than $2,000,000 may be maintained as Eurodollar Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twenty Borrowings, in the aggregate, of Eurodollar Loans and Bankers Acceptances.

          1.03  Notice of Borrowing.  (a)  Whenever either Borrower desires to
                -------------------
make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan (or, in the case of a Borrowing of Canadian Term Loans, Canadian Prime Rate Loans) and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such
                                                       --------
notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time), in the case of a

Borrowing of Eurodollar Loans, and 12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans or Canadian Prime Rate Loans, on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the respective Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Tranche A Term Loans, Canadian Term Loans, Tranche B Term Loans, Revolving Loans or Acquisition Revolving Loans, whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans (or, in the case of a Borrowing of Canadian Term Loans, Canadian Prime Rate Loans) or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto and, in the event the US Borrower intends to use proceeds of such Borrowing to fund Change of Control Purchases, the Change of Control Purchase Amount as of the Change of Control Purchase Determination Date. In the event either Borrower desires to give notice of more than one Borrowing on a single day, such form may be appropriately amended to reflect such additional Borrowing(s). The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the US Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the US Borrower irrevocably agreeing, by the incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(e).

          (c) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chief Executive Officer, Director of Finance (or other officer who from time to time serves as chief financial officer of the respective Borrower) or the Treasurer or Assistant Treasurer (each such officer an "Authorized Officer") of the respective Borrower (or any other officer of the US Borrower or the Canadian Borrower, as the case may be, designated in writing to the Administrative Agent and the Swingline Lender by an Authorized Officer to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Borrowers hereby waive the right to dispute the Administrative Agent's and the Swingline Lender's record of the terms of such telephonic notice of such Borrowing of Loans.

          1.04  Disbursement of Funds.  Except as otherwise specifically
                ---------------------
provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in
Section 1.01(e)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made
                   --- ----
on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in Dollars (or, in the case of Canadian Term Loans, Canadian Dollars) and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the US Borrower or the Canadian Borrower, as the case may be, at the Payment Office the aggregate of the amounts so made available by the Lenders (for Loans other than Swingline Loans, prior to 1:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) on such day). Unless the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent's) shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) such Lender's portion of any Borrowing to be made on such date, the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) may assume that such Lender has made such amount available to the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) on such date of Borrowing and the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) may, in reliance upon such assumption, make available to the US Borrower or the Canadian Borrower, as the case may be, a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) by such Lender, the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's (or, in the case of Canadian Term Loans, the Canadian Paying Agent) demand therefor, the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) shall promptly notify the US Borrower or the Canadian Borrower, as the case may be, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent). The Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) shall also be entitled to recover on demand from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent) to such Borrower until the date such corresponding amount is recovered by the Administrative Agent (or, in the case of Canadian Term Loans, the Canadian Paying Agent), at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate (or in the case of Canadian Term Loans, the cost to the Administrative Agent or the Canadian Paying Agent of acquiring overnight funds in Canadian Dollars) and
(ii) if recovered from either Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05  Notes.  (a)  Each Borrower's obligations to pay the principal
                -----
of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if Tranche A Term Loans made on the Initial Borrowing Date, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-1A with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche A Term Loans made on the Change of Control Purchase Borrowing Date, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-1B with blanks appropriately completed in conformity herewith (each a "Tranche A Supplemental Note" and, collectively, the Tranche A Supplemental Notes"), (iii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iv) if Revolving Loans, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), (v) if Swingline Loans, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note"),
(vi) if Acquisition Loans, by a promissory note duly executed and delivered by the US Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each an "Acquisition Note" and, collectively, the "Acquisition Notes") and (vii) if Canadian Term Loans, by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-6, with blanks appropriately completed in conformity herewith (each a "Canadian Term Note" and, collectively, the "Canadian Term Notes").

          (b) (x) The Tranche A Term Note issued to each Lender shall (i) be executed by the US Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Tranche A Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Tranche A Term Loans of such Lender) and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Initial Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents and (y) the Tranche A Supplemental Note issued to each Lender shall
(i) be executed by the US Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Tranche A Supplemental Commitment of such Lender on the date of issuance (or, if issued after the Change of Control Purchase Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Tranche A Term Loans of such Lender made on the Change of Control Purchase Borrowing Date) and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Initial Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Lender shall (i) be executed by the US Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Tranche B Term Loan Commitment of such Lender on the date of issuance (or, if issued after the Change of Control Purchase Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Tranche B Term Loans of such Lender at such time) and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Revolving Note issued to each Lender shall (i) be executed by the US Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby from time to time, (iv) mature on the Initial Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Swingline Note issued to the Swingline Lender shall (i) be executed by the US Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time,
(iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Acquisition Note issued to each Lender that has an Acquisition Loan Commitment or outstanding Acquisition Term Loan shall (i) be executed by the US Borrower, (ii) be payable to the order of such Lender and be dated the date of the issuance thereof, (iii) be in a stated principal amount equal to the Acquisition Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Acquisition Loans of such Lender at such time) and be payable in the outstanding principal amount of Acquisition Loans evidenced thereby, (iv) mature on the Initial Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) The Canadian Term Note issued to each Lender shall (i) be executed by the Canadian Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance), (iii) be in a stated principal amount equal to the Canadian Term Loan Commitment of such Lender on the Initial Borrowing Date before giving effect to any reductions thereto on such date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount and/or Face Amount of Canadian Term Loans of such Lender) and be payable in the principal amount and/or Face Amount, as applicable, of Canadian Term Loans evidenced thereby, (iv) mature on the Initial Maturity Date, (v) provide for interest on outstanding Canadian Prime Rate Loans as provided in the appropriate clause of Section 1.08 in respect of the Canadian Prime Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (h) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the respective Borrower's obligations in respect of such Loans.

          1.06  Conversions.  (a) The US Borrower shall have the option to
                -----------
convert, on any Business Day, all or a portion of the Loans made to such Borrower equal to at least (x) in the case of a conversion of Term Loans, $5,000,000 and (y) in the case of a conversion of Revolving Loans or Acquisition Revolving Loans, $2,000,000 (or $1,000,000 in the case of a conversion into Base Rate Loans), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided
                                                                      --------
that (i) if for any reason any Eurodollar Loans are converted into Base Rate Loans on a day which is not the last day of an Interest Period applicable to the Loans being converted, the US Borrower shall pay all amounts owing in connection therewith as required by Section 1.11, (ii) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans or Acquisition Revolving Loans, $2,000,000, (iii) unless the Required Lenders otherwise specifically agree in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion,
(iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans and Bankers' Acceptances than is permitted under Section 1.02, (v) prior to the 65/th/ day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the additional requirements imposed pursuant to following clause (b) and (vi) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the US Borrower giving the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) at least (x) in the case of a conversion to Eurodollar Loans, three Business Days' prior notice and (y) in the case of a conversion to Base Rate Loans, one Business Day's prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          (b) Unless the Syndication Date has occurred, until the 65/th/ day after the Initial Borrowing Date, Base Rate Loans may only be converted into Eurodollar Loans with either an Interest Period of one-month that begins and ends on the same date as all other one-month Interest Periods applicable to Eurodollar Loans outstanding on such date or an Interest Period of one week that ends on or before the last day of any one-month Interest Periods then in effect.

          (c) Bankers' Acceptance Loans may be converted into Canadian Prime Rate Loans and, so long as no Default or Event of Default then exists and is continuing, Canadian Prime Rate Loans may be converted into Bankers' Acceptance Loans in each case in accordance with the provisions of Schedule III; provided
                                                                      --------
that, unless the Syndication Date has occurred, until the 65/th/ day after the Initial Borrowing Date, Canadian Prime Rate Loans may only be converted into Bankers' Acceptance Loans with either a term of 30 days that ends on the same date as all other one-month Interest Periods and 30-day terms, as the case may be, applicable to Bankers' Acceptance Loans and Eurodollar Loans outstanding on such date or a term of seven days that ends on or before the last day of any 30-day terms applicable to Bankers Acceptance Loans then outstanding. Each such conversion or any continuation of Bankers' Acceptance Loans shall be effected by the Canadian Borrower giving the Canadian Paying Agent at its Payment Office, prior to 10:00 a.m. (New York time) at least three Business Days prior to the requested Drawing Date, a notice completed in a manner and in form and substance reasonably satisfactory to the Canadian Paying Agent specifying among other things (i) the aggregate amount of the Canadian Prime Rate Loans to be converted or Bankers' Acceptance Loans to be replaced, as the case may be, (ii) the Drawing Date, the term of maturity and the aggregate face amount of Drafts to be created and accepted; and (iii) such other certificates and information as the Canadian Paying Agent may reasonably request. Upon receipt of any such request for conversion to, or continuation of, any Bankers' Acceptance Loans, the Canadian Paying Agent shall promptly notify each Canadian Lender and the Administrative Agent of its receipt thereof.

          (d) Mandatory conversions of Bankers' Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Schedule III.

          1.07  Pro Rata Borrowings.  All Borrowings of Tranche A Term Loans
                -------------------
(other than Tranche A Term Loans incurred on the Change of Control Purchase Borrowing Date (if any)), Tranche B Term Loans, Revolving Loans, Acquisition Revolving Loans and Canadian Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their
                 --- ----

Tranche A Term Loan Commitments, Tranche B Term Loan Commitments, Revolving Loan Commitments, Acquisition Loan Commitments or Canadian Term Loan Commitments, as the case may be. Tranche A Term Loans incurred on the Change of Control Purchase Borrowing Date (if any) shall be incurred from the Lenders pro rata on the basis
                                                           --- ----
of their Tranche A Supplemental Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08  Interest.  (a)  The US Borrower agrees to pay interest in
                --------
respect of the unpaid principal amount of each Base Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

          (b) The US Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to such Borrower from and including the date the proceeds thereof are made available to such Borrower to but excluding the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) The Canadian Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan from and including the date the proceeds thereof are made available to the Canadian Borrower (which shall, in the case of a conversion pursuant to clause (i) of Schedule III, be deemed to be the date upon which a maturing Bankers' Acceptance is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of the maturing Bankers' Acceptances), to but excluding the earlier of (i) the maturity thereof (whether by acceleration, or otherwise) and (ii) the conversion of such Canadian Prime Rate Loan to a Bankers' Acceptance Loan pursuant to Section 1.06 and Schedule III, at a rate per annum which shall be equal to the sum of the Applicable
               --- -----
Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate, each as in effect from time to time.

          (d) With respect to Bankers' Acceptance Loans, Acceptance Fees shall be payable at the time of the execution and acceptance of each Bankers' Acceptance as provided in clause (g) of Schedule III. Until the maturity of the respective Bankers' Acceptances, interest shall not otherwise be payable with respect thereto.

          (e) To the extent permitted by law, overdue principal and interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (g) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the respective Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time it gives any Notice of Borrowing
                ----------------
or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower and subject to the provisions of Sections 1.01 and 1.06(b), be a one, two, three, six or nine-month period (or, if initiated prior to the earlier to occur of the 65/th/ day following the Initial Borrowing Date and the Syndication Date, a one-week period), provided that:
                                              --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv)   if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise specifically agree in writing, no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

          (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans, Tranche B Term Loans, Acquisition Term Loans or Canadian Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b), (c), (d) or (e), as the case may be, if the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans, Acquisition Term Loans or Canadian Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans, Acquisition Term Loans or Canadian Term Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment; and

          (viii) no one-week Interest Periods shall be available after the earlier to occur of the 65/th/ day after the Initial Borrowing Date and the Syndication Date, and no nine-month Interest Periods shall be available to the Borrowers unless both (x) the Administrative Agent consents thereto (such consent not to be unreasonably withheld) and (y) such Interest Period is available to each Lender (as determined by each Lender) with a Loan of the respective Tranche.

             If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

             1.10  Increased Costs, Illegality, etc.  (a)  In the event that any
                   ---------------------------------
Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

             (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

             (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental (including for this purpose any regulatory body with jurisdiction over such Lender) rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender, or any franchise tax based on the net income or profits of such Lender, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

             (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or
     (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by either Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower or, at such Borrower's option and upon notice to the Administrative Agent, converted into a Borrowing of Base Rate Loans of the respective Tranche,
(y) in the case of clause (ii) above, each Borrower agrees subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the respective Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the respective Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrowers of any of the events described in clause (i), (ii) or (iii) above, it shall promptly notify the Borrowers and, in the case of any such Lender, the

Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the affected Borrowings or convert such Eurodollar Loan to a Base Rate Loan by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower is notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than
                                                    --------
one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the date of this Agreement any Lender determines that the introduction of or any change in any applicable law or governmental (including for this purpose any regulatory body with jurisdiction over such Lender) rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, in each case introduced or changed after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then each Borrower agrees, subject to the provisions of Section 13.15 (to the extent applicable), to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital in respect of the Commitments of such Borrower. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such
                                                            --------
Lender's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the respective Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts.

          1.11  Compensation.  Each Borrower agrees, subject to the provisions
                ------------
of Section 13.15 (to the extent applicable), to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the respective Borrower or deemed withdrawn pursuant to Section 1.10(a)) or a Loan is not continued as a Eurodollar Loan after an election of a new Interest Period as provided in Section 1.09; (ii) if any repayment (including any repayment made pursuant to Sections 1.13, 4.01, 4.02 or 13.12(b), as a result of an acceleration of the Loans pursuant to Section 10 or as a result of a replacement of a Lender pursuant to Section 1.13) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any repayment (including any repayment made pursuant to Section 4.02) of any Bankers' Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers' Acceptance; (iv) if any prepayment of any of its Eurodollar Loans or Bankers' Acceptance Loans is not made on any date specified in a notice of prepayment given by the respective Borrower; or
(v) as a consequence of (x) any other default by the respective Borrower to repay any Eurodollar Loans or Bankers' Acceptance Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12  Change of Lending Office.  Each Lender agrees that on the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Commitments, Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its
--------
lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the respective obligations of the Borrowers or the right of any Lender provided in Sections 1.10, 2.05 and 4.04.

          1.13  Replacement of Lenders.  (x)  If any Lender becomes a Defaulting
                ----------------------
Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the US Borrower or the Canadian Borrower, as the case may be, increased costs in excess of those being generally charged by the other Lenders, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the respective Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent or, at the option of the respective Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment (and outstandings pursuant thereto) provided by the Replacement Lender, (b) the Acquisition Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Acquisition Loan Commitment (and outstandings pursuant thereto) provided by the

Replacement Lender or (c) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments (and outstandings pursuant thereto) and/or outstanding Term Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender, provided that (i) at the time of any
                                            --------
replacement pursuant to this Section 1.13, the Replaced Lender and Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans, (b) the Acquisition Loan Commitment, the Acquisition Loan Commitment and outstanding Acquisition Revolving Loans or (c) the outstanding Term Loans of one or more Tranches, the outstanding Commitment and/or Term Loans of the respective Tranche or Tranches) of, and in each case (except for the replacement of only the outstanding Acquisition Loan Commitments, Acquisition Revolving Loans and/or Term Loans (and Commitments with respect thereto (if any)) of one or more Tranches of the respective Lender) participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (A) an amount equal to the principal and/or Face Amount, as applicable, of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans, (II) the Acquisition Loan Commitment, the outstanding Acquisition Revolving Loans or (III) the Term Loans of one or more Tranches, the outstanding Term Loans of such Tranche or Tranches) of the Replaced Lender, (B) except in the case of the replacement of only the outstanding Acquisition Loan Commitments, Acquisition Revolving Loans and/or Term Loans of one or more Tranches (and Commitments with respect thereto (if any)) of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01 and (y) except in the case of the replacement of only the outstanding Acquisition Loan Commitments, Acquisition Revolving Loans and/or Term Loans of one or more Tranches (and Commitments with respect thereto (if any)) of a Replaced Lender, the respective Issuing Bank an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of the respective Borrower owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans, a Revolving Loan Commitment or an Acquisition Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

          1.14  Additional Acquisition Loan Commitments.  At any time and from
                ---------------------------------------
time to time after the Initial Borrowing Date and prior to the Business Day immediately preceding the Conversion Date, the US Borrower may request one or more Lenders or other lending institutions, which would constitute Eligible Transferees and are otherwise reasonably acceptable to the Agents, to provide an additional Acquisition Loan Commitment and to make Acquisition Loans to the US Borrower as provided in Section 1.01(f) and, in the sole discretion of each such Lender or other institution, any such Lender or other institution may agree to so commit; provided that (i) no Default or Event of Default then exists or would
           --------
result from such increase, (ii) the increase in the Total Acquisition Loan Commitment pursuant to any such request shall be in an aggregate amount of at least $25,000,000 and (iii) after giving effect to any such increase, the Total Acquisition Loan Commitment shall not exceed $50,000,000 less the amount of any permanent reductions to the Total Acquisition Loan Commitment theretofore incurred pursuant to Sections 3.02, 3.03, 4.02 or 10. The US Borrower and each such Lender or other lending institution (each, an "Assuming Lender") which agrees to commit to assume such an Acquisition Loan Commitment and to make such Acquisition Loans shall execute and deliver to the Administrative Agent an Acquisition Commitment Assumption Agreement substantially in the form of Exhibit L (with the increase in, or in the case of a new Assuming Lender, assumption of, such Lender's Acquisition Loan Commitment to be effective upon delivery of such fully executed Acquisition Commitment Assumption Agreement to the Administrative Agent). The Administrative Agent shall promptly notify each Lender of the occurrence of each Acquisition Commitment Assumption Date. On each Acquisition Commitment Assumption Date, (x) Schedule I shall be deemed modified to reflect the revised Acquisition Loan Commitments of such Lenders, and (y) the US Borrower shall pay to each such Assuming Lender and each Agent such up front fees (if any) as may have been agreed between the US Borrower and such Assuming Lender and/or such Agent. Notwithstanding anything to the contrary contained in this Agreement, on each Acquisition Commitment Assumption Date the Assuming Lender shall make available its AL Percentage (or, if the respective Assuming Lender already had an AL Percentage, a percentage equal to the increase in its AL Percentage as a result of its execution of the respective Acquisition Commitment Assumption Agreement) of all outstanding Borrowings of Acquisition Loans, which amounts will be applied by the Administrative Agent to repay the outstanding Acquisition Loans of each AL Lender (immediately before giving effect to the respective Acquisition Commitment Assumption Agreement) pro rata
                                                                      --- ----
based on their respective AL Percentages (immediately before giving effect to the adjustments thereto as a result of the new Acquisition Commitment Assumption Agreement). In such case, the US Borrower shall be deemed to have (x) repaid each outstanding Borrowing of Acquisition Loans in the amounts so applied in accordance with the immediately preceding sentence and (y) reborrowed such amounts from the Assuming Lender. The US Borrower agrees to pay all amounts owing pursuant to Section 1.11 with respect to any such deemed repayments of outstanding Eurodollar Loans.

          1.15  Special Sharing and Conversion Provisions Applicable Upon
                ---------------------------------------------------------
Occurrence of a Sharing Event.  (a)  On the date of the occurrence of a Sharing
-----------------------------
Event, automatically (and without the taking of any action) (x) all then outstanding Canadian Term Loans maintained in Canadian Dollars shall be automatically converted into Canadian Term Loans maintained in Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount and/or BA Accreted Amount, as applicable, of the Canadian Term Loans on the date such Sharing Event first occurred, which Canadian Term Loans (i) shall continue to be owed by the Canadian Borrower and (ii) shall at all times thereafter be deemed to be Base Rate Loans with an interest rate equal to that applicable to Tranche A Term Loans and (y) all principal, accrued and unpaid interest and other amounts (including, without limitation, the BA Accreted Amount of outstanding Bankers' Acceptance Loans) owing with respect to such Canadian Term Loans shall thereafter be payable in Dollars, taking the Dollar Equivalent as of the date of occurrence of the Sharing Event of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion of Canadian Term Loans as provided above in this Section 1.15(a) shall, to the extent applicable, constitute a prepayment of such Canadian Term Loans before the maturity of any Bankers' Acceptance relating thereto for purposes of Schedule III.

          (b) Upon the occurrence of a Sharing Event, each Lender shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in the Loans (for all purposes of this Section 1.15, treating as Revolving Loans any participations purchased by or from the Swingline Lender as a result of one or more Mandatory Borrowings) outstanding to, and any Unpaid Drawings owing by, the Borrowers in such amounts so that each Lender shall have a share of each of the outstanding Loans and Unpaid Drawings then owing by the Borrowers equal to its Aggregate Percentage thereof. Upon any such occurrence the Administrative Agent shall notify each Lender and shall specify the amount of Dollars required from such Lender in order to effect the purchases and sales by the various Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the last interest payment date through the date of the Sharing Event plus any additional amounts payable by the
                              ----
respective Borrowers pursuant to Section 4.04 in respect of such accrued but unpaid interest), provided that, upon the occurrence of a Sharing Event, each
                  --------
Lender shall be deemed to have purchased, automatically and without notice or request, such participating interests (and, as a result thereof, shall be entitled to receive from, or shall owe to, the other Lenders the respective amounts owing as a result of the purchases and sales of participations contemplated herein). Promptly upon receipt of such request, each Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Lender which has sold participations in any of its Loans or Unpaid Drawings (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participating interest, a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

          (c) Upon and after the occurrence of a Sharing Event (i) no further Credit Events shall occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, any Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if each such Loan had originally been made in Dollars and shall be distributed by the relevant Lenders (or their Affiliates) to the Administrative Agent for the account of the Lenders which made such Loans or are participating therein and (iii) the Commitments (if any) of all the Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interest as required above in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender.

          (d)  If any amount required to be paid by any Lender pursuant to
Section 1.15(b) is not paid to the Administrative Agent on the date upon which such Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 1.15(b), such Lender shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, multiplied by (ii) (x) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent multiplied by (y) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 1.15(b) is not in fact made available to the Administrative Agent within two Business Days following the date upon which such Lender receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Revolving Loans maintained as Base Rate Loans
         --- -----
hereunder. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section 1.15 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 1.15 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole
                      --------
discretion) has elected to fund on behalf of any Lender the amounts owing to any other Lenders, then such amounts shall be paid to the Administrative Agent for its own account.

          (e) Whenever, at any time after the effectiveness of the participations described in this Section 1.15, the various Lenders receive any payment on account of any Loans subject to such participation, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such participating Lenders' interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any
          --------  -------
Lender is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lender any portion thereof previously so distributed to them (in like funds) as is required to be returned by the respective Lender.

          (f) Each Lender's obligation to purchase participating interests pursuant to this Section 1.15 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, the Parent Guarantors, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of Holdings, the Borrowers (or either of them), any of their respective Subsidiaries or any other Person, (iv) any breach of this Agreement by any Parent Guarantor, either Borrower or any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Lender which has purchased such participations shall be entitled to receive from the Borrowers, on a joint and several basis, any increased costs and indemnities (including, without limitation, pursuant to Sections 1.10, 1.11, 2.06 and 4.04) directly from the Borrower to the same extent as if it were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the penultimate sentence of
Section 13.04(b). The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.15, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.15.

          1.16  Bankers' Acceptance Provisions.  The parties hereto agree that
                ------------------------------
the provisions of Schedule III shall apply to all Bankers' Acceptances and Bankers' Acceptance Loans created hereunder, and that the provisions of Schedule III shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

          1.17  Canadian Paying Agent.  Notwithstanding anything to the contrary
                ---------------------
contained elsewhere in this Agreement, it is acknowledged and agreed that, unless and until otherwise directed by the Administrative Agent or the Required Lenders, Deutsche Bank Canada shall act as Canadian Paying Agent (in such capacity, the "Canadian Paying Agent") with respect to all Bankers' Acceptances and Bankers' Acceptance Loans, and all Canadian Prime Rate Loans incurred under this Agreement. Unless and until otherwise directed by the Administrative Agent or the Required Lenders, the Canadian Paying Agent shall receive all payments, and make all disbursements, with respect to Canadian Term Loans at or from its Payment Office. In connection therewith, the Canadian Paying Agent shall perform such duties as would otherwise be performed by the Administrative Agent in connection therewith and shall be entitled to the protections afforded pursuant to Section 12. It is understood and agreed that the Canadian Paying Agent may resign at any time from its duties hereunder upon ten (10) Business Days' prior written notice to the Administrative Agent and the Borrowers, at which time the duties of the Canadian Paying Agent shall be performed by the Administrative Agent (or an affiliate thereof designated by the Administrative Agent). At all times when the Canadian Paying Agent is not the Administrative Agent, the Canadian Paying Agent (as opposed to the Administrative Agent) shall take all actions otherwise required to be taken by the Administrative Agent pursuant to Schedule III.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions set forth herein, the US Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the tenth day before the Initial Maturity Date (or the thirtieth day before the Initial Maturity Date in the case of Trade Letters of Credit),
(x) for the account of the US Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the US Borrower or any of its Subsidiaries (such party to be, upon request of the US Borrower, named as the account party with respect to any such Letter of Credit, provided that the US Borrower hereby
                                      --------
agrees that it shall be the primary obligor with respect to all such Letters of Credit regardless of the name of the account party set forth on the face thereof, and that all such amounts shall be Obligations of the US Borrower hereunder and under the other Credit Documents), an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the US Borrower and for the benefit of sellers of goods or materials to the US Borrower or any of its Subsidiaries, an irrevocable sight trade letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such trade letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the US Borrower and its Subsidiaries (such party to be, upon request of the US Borrower, the account party with respect to any such Letter of Credit; provided that the US Borrower hereby
                                      --------
agrees that its shall be the primary obligor with respect to all such Letters of Credit regardless of the name of the account party set forth on the face thereof, and that all such amounts shall be Obligations of the US Borrower hereunder and under the other Credit Documents).

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on or after the Initial Borrowing Date and prior to the tenth day prior to the Initial Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the US Borrower one or more Letters of Credit
(x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the US Borrower or any of its Subsidiaries and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials as referenced in Section 2.01(a). Notwithstanding the foregoing, the respective Issuing Bank shall not be under any obligation to issue any Letter of Credit if at the time of such issuance:

           (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

           (ii) such Issuing Bank shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.02(b); or

           (iii) a Lender Default exists, unless the Issuing Bank has entered into arrangements satisfactory to it and the US Borrower to eliminate the Issuing Bank's risk with respect to the participation in Letters of Credit of any defaulting Lender(s), including by cash collateralizing any such Defaulting Lender's (or Defaulting Lenders') RL Percentage (or RL Percentages) of the Letter of Credit Outstandings.

          (c)  Letters of Credit shall only be issued in Dollars.

          (d) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $5,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) in the case of Standby Letters of Credit, (A) the date which occurs 12 months after the date of the issuance thereof (although any Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Initial Maturity Date, on terms acceptable to the Issuing Bank thereof) and (B) the tenth day prior to the Initial Maturity Date and (y) in the case of Trade Letters of Credit, (A) the date which occurs six months after the date of issuance thereof and (B) the thirtieth day prior to the Initial Maturity Date.

          2.02  Letter of Credit Requests.  (a)  Whenever the US Borrower
                -------------------------
desires that a Letter of Credit be issued, the US Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the US Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(d). Unless the respective Issuing Bank has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6, as applicable, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(d), then such Issuing Bank shall issue the requested Letter of Credit in accordance with such Issuing Bank's usual and customary practices. Promptly after the issuance of or amendment to a Standby Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the US Borrower, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Promptly after receipt of such notice, the Administrative Agent shall so notify the Lenders. In the event that the Issuing Bank is other than the Administrative Agent, such Issuing Bank shall send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, the daily maximum amount available to be drawn for Trade Letters of Credit issued during the previous week. The Administrative Agent shall deliver to each Participant, upon each calendar month end and upon each Letter of Credit Fee payment, a report setting forth for such period the daily maximum amount available to be drawn under Trade Letters of Credit issued by all Issuing Banks during such period.

          2.03  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Bank (each such Lender, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the US Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Sections 1.13, 13.04 or 13.12, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new RL Percentages of the assignor and assignee Lender or of all Lenders with Revolving Loan Commitments, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to any Lender.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the US Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day (or, if notice is given after 11:00 A.M. (New York time) on any Business Day, on the next Business Day) in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its RL Percentage of any payment on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's RL Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall forward such payment to the Administrative Agent, which in turn shall distribute to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the aggregate amount funded by such Participant to the aggregate amount funded by all Participants and retained by the Issuing Bank) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the US Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the US Borrower or any Subsidiary of the US Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)   the occurrence of any Default or Event of Default.

          2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The US
                --------------------------------------------
Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent, in Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than one Business Day after the Administrative Agent notifies the US Borrower of such payment or disbursement (if such notice is delivered to the US Borrower prior to 10:00 A.M. (New York time) on any Business Day, or if otherwise, on the next succeeding Business Day), with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the US Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans, provided, however,
                                                          --------  -------
that to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the first Business Day following notice to the US Borrower by the Administrative Agent of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the US Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand; provided further, that it is understood and agreed, however,
                   ----------------
that the notice referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the first Business Day following the respective Drawing). The respective Issuing Bank shall give the US Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such
                                    --------
notice shall in no way affect, impair or diminish the US Borrower's obligations hereunder, subject to the first sentence of this Section 2.04.

          (b) The obligations of the US Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the US Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the US Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any other action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability to the US Borrower, Holdings or any other Subsidiary of Holdings.

          2.05  Increased Costs.  If at any time after the date of this
                ---------------
Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, or any franchise tax based on the net income or profits of such Lender or Participant, in either case pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to
Section 4.04(a), then, upon demand to the US Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent) and subject to the provisions of
Section 13.15 (to the extent applicable), the US Borrower agrees to pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the US Borrower, which notice shall include a certificate submitted to the US Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section
2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the US Borrower.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          3.01  Fees.  (a)  The US Borrower agrees to pay to the Administrative
                ----
Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment, Tranche B Term Loan Commitment and/or an Acquisition Loan Commitment a commitment commission (the "Commitment Commission") for the period (i) from the Effective Date to and including the Initial Maturity Date in the case of Revolving Loan Commitments, (ii) from the Effective Date to and including the Term Loan Commitment Expiry Date in the case of Tranche A Supplemental Commitments and Tranche B Term Loan Commitments and (iii) from the applicable Acquisition Commitment Assumption Date to the Conversion Date in the case of Acquisition Loan Commitments (or such earlier date as the Total Revolving Loan Commitment, Total Tranche B Term Loan Commitment and/or Total Acquisition Loan Commitment, as applicable, shall have been terminated), computed at a rate per annum for each day equal to the then applicable

Commitment Fee Percentage on the daily average Unutilized Revolving Loan Commitment, Tranche A Supplemental Commitment, Tranche B Term Loan Commitment and Unutilized Acquisition Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Conversion Date (with respect to Acquisition Loan Commitments), Initial Maturity Date (with respect to Revolving Loan Commitments), Change of Control Purchase Borrowing Date (with respect to Tranche A Supplemental Commitments and Tranche B Term Loan Commitments) and any earlier date upon which the Total Commitment is terminated.

          (b) The US Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on their respective RL Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans as in effect from time to time of the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The US Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the
                                        --------
annual Facing Fee with respect to any Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, $500 will be paid toward the next year's Facing Fees for such Letter of Credit, which amount shall be credited in direct order to the Facing Fees which would otherwise be payable with respect to such Letter of Credit in the succeeding annual period. Accrued but unpaid Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

          (d) The US Borrower agrees to pay, upon honor of each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrowers agree to pay to each of the Agents, for its own account, such other fees as have been agreed to in writing by the Borrowers and the Agents.

          3.02  Voluntary Termination of Unutilized Commitments.  (a)  Upon at
                -----------------------------------------------
least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the US Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate (i) the

Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Revolving Loan Commitment and (ii) the Total Unutilized Acquisition Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Acquisition Loan Commitment; provided that each such
                                                     --------
reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment or the Acquisition Loan Commitment, as applicable, of each Lender with such a Commitment.

          (b)  In the event of certain refusals by a Lender as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the US Borrower may, subject to the requirements of said
Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Revolving Loan Commitment and/or Acquisition Loan Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, owing to such Lender (other than amounts owing in respect of any Tranche of Loans maintained by such Lender, if such Loans are not being repaid pursuant to
Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Lender continues to have outstanding Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender.

          3.03  Mandatory Reduction of Commitments.  (a)  The Total Commitment
                ----------------------------------
(and the Tranche A Term Loan Commitment, the Tranche A Supplemental Commitment, the Tranche B Term Loan Commitment, the Revolving Loan Commitment, the Acquisition Loan Commitment (if any) and the Canadian Term Loan Commitment of each Lender) shall terminate in its entirety on November 24, 1999 unless the Initial Borrowing Date shall have occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) the Total Tranche A Term Loan Commitment and the Total Canadian Term Loan Commitment (and the Tranche A Term Loan Commitment and the Canadian Term Loan Commitment of each Lender) shall terminate in their entirety on the Initial Borrowing Date (after giving effect to the making of the Tranche A Term Loans and the Canadian Term Loans on such date) and (ii) the Total Tranche A Supplemental Commitment (and the Tranche A Supplemental Commitment of each Lender) shall terminate in its entirety on the Term Loan Commitment Expiry Date (after giving effect to the making of any Tranche A Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Lender) shall terminate in its entirety on the Term Loan Commitment Expiry Date (after giving effect to the making of Tranche B Term Loans on such date).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Initial Maturity Date.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Acquisition Loan Commitment (and the Acquisition Loan Commitment of each Lender) shall terminate in its entirety at 9:00 A.M. (New York time) on the Conversion Date.

          (f) (i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(f),
(g), (h), (i) or (j) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, an amount equal to the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding shall be applied first to permanently reduce the Total Acquisition Loan Commitment, second, to the extent in excess thereof, to permanently reduce the Total Revolving Loan Commitment and third, to the extent in excess thereof, to permanently reduce both the Total Tranche B Term Loan Commitment and the Total Tranche A Supplemental Commitment in each case in an amount equal to such excess; provided that, to the extent any amount
                                        --------
is applied to reduce the Total Tranche B Term Loan Commitment and the Total Tranche A Supplemental Commitment prior to the Term Loan Commitment Expiry Date, the US Borrower shall be required to deposit cash in the amount of such excess in a cash collateral account to be held as collateral security for the Obligations of the Borrowers pursuant to a cash collateral agreement in form and substance satisfactory to the Administrative Agent and the US Borrower.

          (ii) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory prepayment of Term Loans is required and one or more Lenders holding outstanding Tranche B Term Loans have waived their right to receive all or a portion of such prepayment in respect of such Tranche B Term Loans pursuant to Section 4.02(n), the Total Acquisition Loan Commitment (if any) and, to the extent in excess thereof, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the aggregate amount so waived exceeds the aggregate outstanding principal amount of Tranche A Term Loans, Acquisition Term Loans (if any) and Canadian Term Loans.

          (g) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche A Supplemental Commitment, the Total Tranche B Term Loan Commitment, the Total Revolving Loan Commitment, the Total Acquisition Loan Commitment and the Total Canadian Term Loan Commitment pursuant to this Section
3.03 shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche A Supplemental Commitment, the Tranche B Term Loan Commitment, the Revolving Loan Commitment, the Acquisition Loan Commitment and the Canadian Term Loan Commitment, as the case may be, of each Lender with such a Commitment.

          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01  Voluntary Prepayments.  (a)  Each Borrower shall have the right
                ---------------------
to prepay the Loans pursuant to this Section 4.01(a), without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the respective Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans or Canadian Prime Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 12:00 Noon (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Tranche A Term Loans, Tranche B Term Loans, Canadian Term Loans, Revolving Loans, Acquisition Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings to be prepaid, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans or CDN $1,000,000 in the case of Canadian Term Loans) or such lesser amount of a Borrowing which is outstanding, provided that if any partial
                                            --------
prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $5,000,000 and (2) in the case of Revolving Loans or Acquisition Revolving Loans, $2,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;
(iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01(a) on any day other than the last day of an Interest Period applicable thereto, the respective Borrower shall pay any amounts required pursuant to
Section 1.11; (iv) each voluntary prepayment of Term Loans by the US Borrower pursuant to this Section 4.01(a) shall be applied to the Tranche A Term Loans, the Acquisition Term Loans (if any) and, subject to the provisions of Section 4.02(n), the Tranche B Term Loans on a pro rata basis (based upon the then
                                       --- ----
outstanding principal amount of Tranche A Term Loans, Acquisition Term Loans and Tranche B Term Loans) and each voluntary prepayment of Canadian Term Loans by the Canadian Borrower pursuant to this Section 4.01(a) shall be applied to the Canadian Term Loans; (v) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                   --- ----
among the Loans comprising such Borrowing; provided that at the US Borrower's
                                           --------
election in connection with any prepayment of Revolving Loans or Acquisition Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan or Acquisition Revolving Loans of a Defaulting Lender and (vi) any voluntary prepayment of Bankers Acceptance Loans shall occur only on the maturity date for the relevant Bankers' Acceptance. Notwithstanding the foregoing provisions of this Section 4.01(a), neither Borrower ("Borrower 1" for purposes of this sentence) shall be permitted to voluntarily prepay any Tranche of Term Loans unless the other Borrower ("Borrower 2" for purposes of this sentence) shall, contemporaneously therewith, voluntarily prepay (in accordance with the foregoing provisions of this Section 4.01(a)) Term Loans made to Borrower 2 in an aggregate principal amount equal to the aggregate principal amount of voluntary prepayments being made by Borrower 1 multiplied by a fraction the numerator of which is the aggregate outstanding principal amount of Term Loans of Borrower 2 and the denominator of which is the aggregate outstanding principal amount of Term Loans of Borrower 1 (before giving effect to the voluntary prepayment to be made by Borrower 1). Each prepayment of principal of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied first to reduce the two immediately ensuing Scheduled Repayments of the respective Tranche of Term Loans in direct order and second, to the extent in excess thereof, to reduce the other then remaining Scheduled Repayments of such Tranche of Term Loans pro rata based upon the then remaining
                                         --- ----
principal amounts of the Scheduled Repayments of such Tranche, in each case after giving effect to all prior reductions or increases thereto.

          (b)  In the event of certain refusals by a Lender as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, each Borrower may, upon 5 Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts (including any amounts payable under Section 1.11) owing to such Lender by such Borrower (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans and/or Acquisition Revolving Loans of any Lender pursuant to this Section 4.01(b), the Revolving Loan Commitment and/or Acquisition Loan Commitment, as the case may be, of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments and/or Acquisition Loan Commitments, as the case may be) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained. Any repayment of any Tranche of Term Loans pursuant to this Section 4.01(b) shall only apply to reduce the then remaining Scheduled Repayments of such Tranche to the extent the Term Loans so repaid are not replaced pursuant to Section 13.12(b), and with any such reductions to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the then remaining
                                     --- ----
principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions or increases thereto unless otherwise specifically agreed to by the Required Lenders.

          4.02  Mandatory Repayments.  (a)  On any day on which the sum of the
                --------------------
aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the US Borrower shall repay on such day principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the US Borrower shall deliver to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the US Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

          (b)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the US Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(k) and increased pursuant to the last sentence of this Section 4.02(b), a "Tranche A Scheduled Repayment," and each such date, a "Tranche A Scheduled Repayment Date"):

                Tranche A

        Scheduled Repayment Date                                          Amount
        ------------------------                                          ------
    The Quarterly Payment Date                                        $  500,000
      occurring in March 2000
    The Quarterly Payment Date                                        $1,500,000
      occurring in June 2000
    The Quarterly Payment Date                                        $1,000,000
      occurring in September 2000
    The Quarterly Payment Date                                        $2,000,000
      occurring in December 2000
    The Quarterly Payment Date                                        $  750,000
      occurring in March 2001
    The Quarterly Payment Date                                        $2,250,000
      occurring in June 2001
    The Quarterly Payment Date                                        $1,500,000
      occurring in September 2001
    The Quarterly Payment Date                                        $3,000,000
      occurring in December 2001
    The Quarterly Payment Date                                        $1,000,000
      occurring in March 2002
    The Quarterly Payment Date                                        $3,000,000
      occurring in June 2002
    The Quarterly Payment Date                                        $2,000,000
      occurring in September 2002
    The Quarterly Payment Date                                        $4,000,000
      occurring in December 2002
    The Quarterly Payment Date                                        $1,250,000
      occurring in March 2003
    The Quarterly Payment Date                                        $3,750,000
      occurring in June 2003
    The Quarterly Payment Date                                        $2,500,000
      occurring in September 2003
    The Quarterly Payment Date                                        $5,000,000
      occurring in December 2003
    The Quarterly Payment Date                                        $1,500,000
      occurring in March 2004

                Tranche A

        Scheduled Repayment Date                                        Amount
        ------------------------                                        ------
    The Quarterly Payment Date                                        $4,500,000
      occurring in June 2004
    The Quarterly Payment Date occurring                              $3,000,000
      in September 2004
    The Initial Maturity Date                                         $6,000,000

Notwithstanding the foregoing provisions of this Section 4.02(b), if any Tranche A Term Loans are borrowed on the Change of Control Purchase Borrowing Date, the amount of each Tranche A Scheduled Repayment occurring on or after the Change of Control Purchase Borrowing Date shall be increased pro rata, based upon the then
                                                   --- ----
remaining principal amounts of such Tranche A Scheduled Repayments (after giving effect to all prior reductions thereto), in an aggregate amount equal to the aggregate amount of Tranche A Term Loans borrowed on the Change of Control Purchase Borrowing Date.

          (c)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the US Borrower shall be required to repay that percentage as is set forth opposite such date multiplied by the aggregate principal amount of Tranche B Term Loans (the "Tranche B Reference Amount") outstanding on the Term Loan Commitment Expiry Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(k), a "Tranche B Scheduled Repayment", and each such date, a "Tranche B Scheduled Repayment Date"):

                                                                                Percentage of
                                                                                -------------
                    Tranche B                                                     Tranche B
                                                                                  ---------
             Scheduled Repayment Date                                          Reference Amount
             ------------------------                                          ----------------
The Quarterly Payment Date occurring in March 2000                                  0.25%
The Quarterly Payment Date occurring in June 2000                                   0.25%
The Quarterly Payment Date occurring in September 2000                              0.25%
The Quarterly Payment Date occurring in December 2000                               0.25%
The Quarterly Payment Date occurring in March 2001                                  0.25%
The Quarterly Payment Date occurring in June 2001                                   0.25%
The Quarterly Payment Date occurring in September 2001                              0.25%
The Quarterly Payment Date occurring in December 2001                               0.25%
The Quarterly Payment Date occurring in March 2002                                  0.25%
The Quarterly Payment Date occurring in June 2002                                   0.25%
The Quarterly Payment Date occurring in September 2002                              0.25%
The Quarterly Payment Date occurring in December 2002                               0.25%
The Quarterly Payment Date occurring in March 2003                                  0.25%
The Quarterly Payment Date occurring in June 2003                                   0.25%
The Quarterly Payment Date occurring in September 2003                              0.25%
The Quarterly Payment Date occurring in December 2003                               0.25%
The Quarterly Payment Date occurring in March 2004                                  0.25%

                                                                                Percentage of
                                                                                -------------
                    Tranche B                                                     Tranche B
                                                                                  ---------
             Scheduled Repayment Date                                          Reference Amount
             ------------------------                                          ----------------
The Quarterly Payment Date occurring in June 2004                                   0.25%
The Quarterly Payment Date occurring in September 2004                              0.25%
The Quarterly Payment Date occurring in December 2004                               0.25%
The Quarterly Payment Date occurring in March 2005                                  4.75%
The Quarterly Payment Date occurring in June 2005                                  14.25%
The Quarterly Payment Date occurring in September 2005                              9.50%
The Quarterly Payment Date occurring in December 2005                              19.00%
The Quarterly Payment Date occurring in March 2006                                  4.75%
The Quarterly Payment Date occurring in June 2006                                  14.25%
The Quarterly Payment Date occurring in September 2006                              9.50%
The Tranche B Term Loan Maturity Date                                              19.00%

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the US Borrower shall be required to repay that percentage as is set forth opposite such date multiplied by the aggregate principal amount of Acquisition Loans (such amount, the "Year 3 Reference Amount") outstanding on the Conversion Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(k) an "Acquisition Loan Scheduled Repayment," and each such date, an "Acquisition Loan Scheduled Repayment Date"):


                                                                      Percentage of Year 3
     Acquisition Loan Scheduled Repayment Date                          Reference Amount
     -----------------------------------------                          ----------------
The Quarterly Payment Date occurring in March 2003                            10.0%
The Quarterly Payment Date occurring in June 2003                             10.0%
The Quarterly Payment Date occurring in September 2003                        10.0%
The Quarterly Payment Date occurring in December 2003                         10.0%
The Quarterly Payment Date occurring in March 2004                            15.0%
The Quarterly Payment Date occurring in June 2004                             15.0%
The Quarterly Payment Date occurring in September 2004                        15.0%
The Initial Maturity Date                                                     15.0%

          (e)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Canadian Borrower shall be required to repay that principal amount and/or Face Amount, as applicable, of Canadian Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(k), a "Canadian Term Loan Scheduled Repayment," and each such date, a "Canadian Term Loan Scheduled Repayment Date"):

         Canadian Term Loan
      Scheduled Repayment Date                             Amount
      ------------------------                             ------
   The Quarterly Payment Date                            $  734,350
        occurring in March 2000
   The Quarterly Payment Date                            $2,203,050
        occurring in June 2000
   The Quarterly Payment Date                            $1,468,700
        occurring in September 2000
   The Quarterly Payment Date                            $2,937,400
        occurring in December 2000
   The Quarterly Payment Date                            $1,101,525
        occurring in March 2001
   The Quarterly Payment Date                            $3,304,575
        occurring in June 2001
   The Quarterly Payment Date                            $2,203,050
        occurring in September 2001
   The Quarterly Payment Date                            $4,406,100
        occurring in December 2001
   The Quarterly Payment Date                            $1,468,700
        occurring in March 2002
   The Quarterly Payment Date                            $4,406,100
        occurring in June 2002
   The Quarterly Payment Date                            $2,937,400
        occurring in September 2002
   The Quarterly Payment Date                            $5,874,800
        occurring in December 2002
   The Quarterly Payment Date                            $1,835,875
        occurring in March 2003
   The Quarterly Payment Date                            $5,507,625
        occurring in June 2003
   The Quarterly Payment Date                            $3,671,750
        occurring in September 2003
   The Quarterly Payment Date                            $7,343,500
        occurring in December 2003
   The Quarterly Payment Date                            $2,203,050
        occurring in March 2004
   The Quarterly Payment Date                            $6,609,150
        occurring in June 2004
   The Quarterly Payment Date occurring in               $4,406,100
    September 2004
   The Initial Maturity Date                             $8,812,200

          (f)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date after the Initial Borrowing Date upon which PI Holdings or any of its Subsidiaries receives any proceeds from any sale or issuance of its equity (other than (i) proceeds received on or prior to the Initial Borrowing Date as required by Section 5.06(b) and (e),
(ii) proceeds received from the issuance of shares of PI Holdings Common Stock (or options to purchase shares of PI Holdings Common Stock) to directors, officers or employees of PI Holdings or any of its Subsidiaries, to any of the Carlyle Entities or to any directors, officers or employees of any of the Carlyle Entities, (iii) proceeds received pursuant to the Stock Purchase and Redemption Agreement, (iv) proceeds received by any Subsidiary of PI Holdings from the issuance of shares of common stock of such Subsidiary to PI Holdings or any of its Subsidiaries and (v) proceeds received from the issuance of shares of PI Holdings Common Stock to the extent applied to pay cash consideration in respect of Permitted Acquisition pursuant to Section 8.15(b) or to make Capital Expenditures pursuant to Section 9.08(c)), an amount equal to 100% (or, if the Leverage Ratio on the date of receipt of such proceeds is less than 2.75:1.00, 50%) of the cash proceeds of the respective sale or issuance (net of underwriting discounts and commissions and other direct costs associated therewith, including, without limitation, legal fees and expenses) shall be applied as a mandatory repayment of principal and Face Amount, as applicable, of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l).

          (g)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date after the Initial Borrowing Date upon which PI Holdings or any of its Subsidiaries receives any proceeds from any incurrence by PI Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to
Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith including, without limitation, legal fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal and Face Amount, as applicable, of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l).

          (h)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date after the Initial Borrowing Date upon which PI Holdings or any of its Subsidiaries receives proceeds from any Asset Sale (excluding (i) sales or transfers of inventory in the ordinary course of business, (ii) sales or transfers of assets in accordance with Sections 9.02(vi) and (viii) as originally in effect and (iii) the first $500,000 in aggregate Net Sale Proceeds received in any fiscal year of Holdings from sales or transfers of other assets occurring during any fiscal year of PI Holdings beginning on or after January 1, 2000), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal and Face Amount, as applicable, of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l); provided that so long as no Default or
                                          --------
Event of Default then exists, up to $2,000,000 in the aggregate in any fiscal year of PI Holdings of Net Sale Proceeds of Asset Sales effected in accordance with Section 9.02(xi) shall not be required to be so applied on the date of the receipt thereof to the extent that PI Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to effect Permitted Acquisitions, to purchase replacement equipment and/or make additional Capital Expenditures, in each case in accordance with the requirements of Section 8.15(c), within one year following such date; provided further, that if all or any portion of such Net Sale
           ----------------
Proceeds not required to be applied pursuant to the preceding proviso are not so utilized within one year after the date of the receipt of such Net Sale Proceeds, then such remaining portion not so utilized shall be applied on the date which is one year after the date of receipt of such Net Sale Proceeds in accordance with the requirements of this
Section 4.02(h) (without regard to this, or the immediately preceding, proviso). Notwithstanding anything to the contrary contained above in this clause (h), if upon the consummation of any Permitted Acquisition, the US Borrower delivers to the Administrative Agent a schedule of excess property to be acquired pursuant to such Permitted Acquisition and an officer's certificate signed by an Authorized Officer of PI Holdings certifying that such property is intended to be sold by the US Borrower or its Subsidiaries within 120 days of the consummation of such Permitted Acquisition, then so long as no Default or Event of Default exists at the time of receipt thereof, the US Borrower may apply the proceeds of such asset sale actually received within such 120-day period to the prepayment of Revolving Loans and/or Acquisition Revolving Loans then outstanding without effecting any corresponding reduction in the respective Commitments with respect thereto; provided that, to the extent such asset sale
                                  --------
is not consummated (and the proceeds thereof not received) within such 120-day period, such Net Sale Proceeds shall be subject to the foregoing provisions of this Section 4.02(h) without giving effect to this sentence.

          (i)  In addition to any other mandatory repayments pursuant to this
Section 4.02, on each Excess Cash Payment Date, the Borrowers shall be required to apply an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the relevant Excess Cash Payment Period as a mandatory repayment of principal and Face Amount, as applicable, of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l).

          (j)  In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date after the Initial Borrowing Date on which PI Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal and Face Amount, as applicable, of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l), provided that (x) so long as no Default or Event of Default then exists
         --------
and such proceeds do not exceed $5,000,000, such proceeds shall not be required to be so applied on such date to the extent that PI Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (i) the amount of such proceeds exceeds $5,000,000, (ii) the amount of such proceeds, together with other cash available to the US Borrower and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period pursuant to Section 9.08 (without regard to Section 9.08(c)(i) in the case of such other cash), equals 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by PI Holdings in good faith, (iii) PI Holdings has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(j) in the form described in clause (x) above and also certifying its determination as required by preceding clause (ii), and (iv) PI Holdings has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that PI Holdings and its Subsidiaries reasonably expect to have sufficient resources available to them from time to time, including, without limitation, cash, revenues and insurance proceeds, such that PI Holdings and its Subsidiaries can reasonably be expected to satisfy all of their respective obligations and expenses (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any unreasonable delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $5,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent and PI Holdings, whereby such proceeds shall be disbursed to PI Holdings or its order from time to time as needed to pay actual costs incurred by PI Holdings and its Subsidiaries in connection with the replacement or restoration of the respective properties or assets (pursuant to such reasonable certification requirements as may be established by the Administrative Agent), provided further, that at any time while an Event of
                       ----------------
Default has occurred and is continuing (other than an Event of Default existing solely under Section 10.03 as a result of the violation of any or all of Sections 9.09 through 9.10, inclusive, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by PI Holdings and the Borrowers to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that
                                                         ----------------
if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within one year after the date of the respective Recovery Event or
(B) if committed to be used within one year after the date of receipt of such Net Sale Proceeds and not so used within three years after the date of the respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause
(A) above or the date occurring three years after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l).

          (k) Each amount required to be applied to Term Loans pursuant to Sections 4.02(f), (g), (h), (i) and (j) shall (i) be paid by each Borrower in an amount equal to the total amount so required to be applied multiplied by a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal amount of Term Loans made to such Borrower and the denominator of which is the aggregate outstanding principal amount of all Term Loans then outstanding and (ii) shall be applied, if paid by the US Borrower, pro rata to A Term Loans, B Term Loans and Acquisition Term Loans then
--- ----
outstanding (subject to the provisions of Section 4.02(n) with respect to the Tranche B Term Loans, it being understood that any amount of a Waivable Mandatory Prepayment required to be applied to repay Canadian Term Loans pursuant to Section 4.02(n) shall be paid by the Canadian Borrower) based upon the then remaining principal amounts of such respective Tranches (with each such Tranche of Term Loans then outstanding to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all such Term Loans) and, if paid by the Canadian Borrower, to Canadian Term Loans then outstanding. The amount of each principal repayment of Term Loans made as required by Sections 4.02(f), (g), (h), (i) and (j) after giving effect to adjustments pursuant to Section 4.02(n), shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche pro
                                                                         ---
rata based upon the then remaining principal amounts of the Scheduled Repayments
----
of the respective Tranche after giving effect to all prior reductions and/or increases thereto.

          (l) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this
      --------
Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (x) in the case of Term Loans, $5,000,000 and (y) in the case of Revolving Loans or Acquisition Revolving Loans, $2,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; (iii) each repayment of any Loans comprising a Borrowing shall be applied pro rata among such Loans; (iv) repayments of
                           --- ----
Canadian Term Loans pursuant to this Section 4.02 shall be first applied to outstanding Canadian Prime Rate Loans and second against the obligation to pay the Face Amount of Bankers' Acceptance Loans in accordance with the following clauses (v) and (vi); (v) repayments of Bankers' Acceptance Loans pursuant to this Section 4.02 may only be made on the maturity date of the relevant Bankers' Acceptance and prior to such time all such proceeds shall be deposited with the Canadian Paying Agent and held as cash collateral for the obligations of the Canadian Borrower to the Lenders (rounded up to the nearest integral of CDN $100,000) in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted by the Lenders; (vi) the proceeds held as cash collateral will be paid by the Canadian Paying Agent to and applied by the Lenders, in satisfaction of the obligations of the Canadian Borrower to the Lenders in respect of such Bankers' Acceptance to be repaid, on the maturity date thereof; and (vii) such cash collateral shall be held pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agents and shall provide for investments satisfactory to the Agents and the Canadian Borrower. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11 or Schedule III. Notwithstanding the foregoing provisions of this Section 4.02, if at any time the mandatory prepayment of Loans pursuant to this Section 4.02 would result, after giving effect to the procedures set forth above, in the US Borrower and/or the Canadian Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then such

Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of such Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agents and shall provide for investments satisfactory to the Agents and such Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by such Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loan(s) not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in this Section 4.02(l), all amounts deposited as cash collateral pursuant to this Section 4.02(l) shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this Section 4.02(l) shall, subject to the requirements of applicable law, be immediately applied to the Loans.

          (m) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the respective Maturity Date applicable to such Loans.

          (n) Notwithstanding anything to the contrary contained in Section 4.01(a) or above in this Section 4.02, with respect to any mandatory repayments of Tranche B Term Loans (excluding Tranche B Scheduled Repayments) otherwise required above pursuant to this Section 4.02, and with respect to that portion of any voluntary repayment of Term Loans pursuant to Section 4.01(a) which, in accordance with the provisions of clause (iv) thereof is required to be applied to Tranche B Term Loans, if on or prior to the date the respective mandatory repayment is otherwise required to be made pursuant to this Section 4.02 or on or prior to the date of the respective voluntary repayment pursuant to Section 4.01(a), the US Borrower has given the Administrative Agent written notification that the US Borrower has elected to give each Lender with a Tranche B Term Loan the right to waive such Lender's rights to receive such repayment (the "Waivable Mandatory Repayment"), the Administrative Agent shall notify such Lenders of such receipt and the amount of the repayment to be applied to each such Lender's Tranche B Term Loans. In the event any such Lender with a Tranche B Term Loan desires to waive such Lender's right to receive any such Waivable Mandatory Repayment in whole or in part, such Lender shall so advise the Administrative Agent no later than 5:00 P.M. (New York time) five Business Days after the date of such notice from the Administrative Agent which notice shall also include the amount the Lender desires to receive. If the Lender does not reply to the Administrative Agent within such five Business Day period, it will be deemed acceptance of the total payment. If the Lender does not specify an amount it wishes to receive, it will be deemed acceptance of 100% of the total payment.
In the event that any such Lender waives such Lender's right to any such Waivable Mandatory Repayment, the Administrative Agent shall, subject to the provisions of Section 4.02(k)(ii), apply 100% of the amount so waived by such Lenders to (x) prepay the Tranche A Term Loans, Acquisition Term Loans (if any) and Canadian Term Loans (i) in the case of a repayment pursuant to Section 4.01(a), pro rata (based upon the
         --- ----
then outstanding principal amount of Tranche A Term Loans, Acquisition Term Loans and Canadian Term Loans) in accordance with Section 4.01(a) (exclusive of clause (iv) thereof) or (ii) in the case of a repayment pursuant to Section 4.02, pro rata (based upon the then outstanding principal amount of Tranche A
      --- ----
Term Loans, Acquisition Term Loans and Canadian Term Loans) and otherwise in accordance with Sections 4.02(k) and (l) and (y) to the extent in excess of the amount to be applied pursuant to preceding clause (x), as provided in Section 3.03(f)(ii) (as if no Terms Loans were then outstanding). If the US Borrower elects to give the notice described above in this Section 4.02(n) with respect to any voluntary or mandatory repayment, the amount of the respective Waivable Mandatory Repayment shall be deposited with the Administrative Agent on the date the voluntary repayment is otherwise made pursuant to Section 4.01(a) or the date the mandatory repayment would otherwise be required pursuant to the relevant provisions of this Section 4.02, as the case may be (and held by the Administrative Agent as cash collateral for the Tranche B Term Loans and, but only to the extent Lenders with Tranche B Term Loans waive their right to receive their share of the Waivable Mandatory Repayment, for the benefit of the Tranche A Term Loans, Acquisition Term Loans (if any) and Canadian Term Loans in a cash collateral account which shall permit the investment thereof in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the applicable Loans), and the respective repayment shall not be required to be made until the seventh Business Day occurring after the date the respective repayment would otherwise have been required to be made. Notwithstanding anything to the contrary contained above, if one or more Lenders waives its right to receive all or any part of any Waivable Mandatory Repayment, but less than all the Lenders holding Tranche B Term Loans waive in full their right to receive 100% of the total payment otherwise required with respect to the Tranche B Term Loans, then of the amount actually applied to the repayment of Tranche B Term Loans of Lenders which have waived in part, but not in full, their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of Tranche B Term Loans on a pro rata basis (so
                                                             --- ----
that each Lender holding Tranche B Term Loans shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Lender, but not the same percentage as the other Lenders hold and not the same percentage held by such Lender prior to repayment) of each Borrowing of Tranche B Term Loans which remains outstanding after giving effect to such application).

          (o) Notwithstanding anything to the contrary above in this Section 4.02, to the extent that any issuance of Indebtedness or equity, any asset sale or any insurance recovery event would not otherwise result in a mandatory repayment of Loans hereunder (or reduction of the Commitments pursuant to Section 3.03), but would result in an obligation to repurchase or otherwise redeem, or offer to purchase or redeem, any portion of the US Borrower Subordinated Notes, then such issuance or event, as the case may be, shall require a mandatory prepayment in accordance with the applicable provisions of this Section 4.02 to the extent of such obligation to repurchase or otherwise redeem such portion of the US Borrower Subordinated Notes.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. All payments owing under Canadian

Term Loans, the Canadian Term Notes and Bankers' Acceptances prior to the occurrence of a Sharing Event shall be made to the Canadian Paying Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 p.m. (New York time) on the date when due and shall be made in Canadian Dollars in immediately available funds at the Payment Office of the Canadian Paying Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04  Net Payments; Taxes.  (a)  All payments made by any Credit Party
                -------------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note with respect to the Obligations of such Borrower, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding or income or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Each Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender on account of such Borrower.

          (b) Each Lender (other than a Lender which has only a Canadian Term Loan Commitment and/or Canadian Term Loans) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the US Borrower and the

Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the US Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the US Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b) until such time as such inability ceases to exist. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the US Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender (other than a Lender which has only a Canadian Term Loan Commitment and/or Canadian Term Loans) which is not a United States person (as such term is defined in
Section 7701(a)(30) of the Code) to the extent that such Lender has not provided to the US Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the US Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the US Borrower the Internal Revenue Service Forms required to be provided to the US Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 13.04(b), the US Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c) Upon the reasonable request of the US Borrower, any Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall provide such Borrower with two accurate and complete original signed copies of an Internal Revenue Service Form W-9, or any successor form that such Lender is entitled to provide at such time in order to comply with United States backup withholding tax requirements.

          (d)  If either Borrower pays any additional amount under this Section
4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to such Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit. The decision as to whether a Lender claims any refund or credit or files any amended tax return shall be in the sole discretion of such Lender. Nothing in this Section 4.04(d) shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount to the Borrowers or to any other party or to disclose or provide a copy of any tax return.

          SECTION 5.  Conditions Precedent to Loans on the Initial Borrowing
                      ------------------------------------------------------
Date.  The obligation of each Lender to make Loans, and the obligation of each
----
Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Initial
                -----------------------------
Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders the appropriate Tranche A Term Note, Tranche A Supplemental Note, Tranche B Term Note, Revolving Note and/or Canadian Term Note executed by the US Borrower or, in the case of the Canadian Term Note, the Canadian Borrower, and to the Swingline Lender, the Swingline Note executed by the US Borrower; in each case in the amount, maturity and as otherwise provided herein.

          5.02  Fees, etc.  On the Initial Borrowing Date, the Borrowers shall
                ----------
have paid, or caused to be paid, to the Agents and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the respective Agents and the Lenders to the extent then required to be paid by any Carlyle Entity, Holdings or the Borrowers.

          5.03  Opinions of Counsel.  On the Initial Borrowing Date, the
                -------------------
Administrative Agent shall have received (i) from Gibson, Dunn & Crutcher LLP, special counsel to Holdings and its Subsidiaries, an opinion addressed to each of the Agents and the Lenders, dated the Initial Borrowing Date and covering the matters set forth in Exhibit E and (ii) from local counsel reasonably satisfactory to the Agents in such jurisdiction as the Agents shall reasonably request, an opinion addressed to each of the Agents and the Lenders and dated the Initial Borrowing Date, which opinions shall be in form and substance reasonably satisfactory to the Agents and shall cover the perfection of the security interests granted in respect of the portion of the Collateral located in such respective jurisdiction pursuant to the Security Agreement and the Mortgages and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

          5.04  Corporate Documents; Proceedings; etc.  (a)  On the Initial
                --------------------------------------
Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (b) All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by this Agreement and all organizational documents of Holdings and its Subsidiaries and the other Documents in each case as the same will exist after giving effect to the consummation of the Transaction shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05  Employee Benefit Plans; Shareholders' Agreements; Management
                ------------------------------------------------------------
Agreements; Debt Agreements; Recapitalization Documents; Tax Sharing Agreements;
--------------------------------------------------------------------------------
Collective Bargaining Agreements.  On the Initial Borrowing Date, there shall
--------------------------------
have been delivered to the Administrative Agent, true and correct copies, certified as true and complete by an appropriate officer of Holdings, of (i) all material written documentation relating to "employee benefit plans" as defined in Section 3(3) of ERISA (other than Multiemployer Plans), and any other material plans or arrangements for the benefit of employees of Holdings or any of its Subsidiaries and any profit sharing plans and deferred compensation plans of Holdings or any of its Subsidiaries (collectively, the "Employee Benefit Plans"), (ii) all written agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any written agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"), (iii) all written agreements with members of the management of Holdings or any of its Subsidiaries other than Shareholders' Agreements (collectively, the "Management Agreements"), (iv) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Debt Agreements"), (v) all Recapitalization Documents, (vi) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements") and (vii) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries (collectively, the

"Collective Bargaining Agreements"); all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Debt Agreements, Recapitalization Documents, Tax Sharing Agreements and Collective Bargaining Agreements shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date.

          5.06  Recapitalization and Financing Transactions.  (a)  On or prior
                -------------------------------------------
to the Initial Borrowing Date, each of the Recapitalization Documents shall have been duly authorized, executed and delivered by each of the respective parties thereto and shall be in full force and effect and shall not have been amended or modified except for such amendments and modifications, if any, as may be reasonably satisfactory to the Agents and the Required Lenders. All conditions precedent to the obligation of Holdings to consummate the Recapitalization as set forth in the Recapitalization Documents shall have been satisfied, and not waived except with the consent of the Agents and the Required Lenders, to the satisfaction of the Agents. The Recapitalization shall have been, or shall be, consummated contemporaneously herewith in accordance with the Recapitalization Documents and all applicable law and after giving effect thereto, Holdings shall have acquired at least 93% (on a fully-diluted basis) of the capital stock of PI Holdings.

          (b) On or prior to the Initial Borrowing Date, Holdings shall have received cash in the amount of at least $148,000,000 from the Equity Investors as consideration for the issuance of Holdings Common Stock to the Equity Investors (the "Common Equity Financing"). The structure and all terms of, and all documentation for, the Common Equity Financing shall be satisfactory in form and substance to the Agents. On or prior to the Initial Borrowing Date, Holdings shall have applied or caused to be applied the total aggregate amount of cash received by it as described in the second immediately preceding sentence to the payment of amounts owing in connection with the Recapitalization and the Refinancing.

          (c) On or prior to the Initial Borrowing Date, PI Holdings shall have issued to the Sellers the Holdings PIK Subordinated Note in aggregate principal amount not to exceed $19,000,000. All terms and conditions of, and the documentation for, the Holdings PIK Subordinated Note (including, without limitation, pay-in-kind provisions, amortization, maturities, redemption provisions, interest rates, limitation on interest payable, covenants, defaults, voting provisions, sinking fund provisions, remedies, suspension of remedies provisions, subordination provisions and other terms) shall be satisfactory to the Agents, it being understood that, without limiting the foregoing, the Holdings PIK Subordinated Note (w) may not be secured or guaranteed, (x) may provide for required mandatory repayments or redemptions only to the extent such mandatory repayments or redemptions are permitted by the express terms of this Agreement, (y) shall contain suspension of remedies provisions satisfactory to the Agents, so that in no event may the Holdings PIK Subordinated Note be accelerated (or any actions taken to collect payments owing with respect thereto) so long as this Agreement remains in effect or any obligations hereunder shall not have been irrevocably paid in full in cash (without giving effect to any reductions thereto, whether by reason of fraudulent conveyance considerations or otherwise, except for reductions as a result of repayments thereof in cash (which have not been required to be returned or disgorged)) and
(z) shall contain subordination provisions satisfactory to the Agents, in any event providing that the Holdings PIK Subordinated

Note shall be subordinated to the prior payment in full in cash of all the Obligations and all other senior indebtedness (including all obligations pursuant to any interest rate protection agreements or similar agreements) (without giving effect to any reductions thereto, whether by reason of fraudulent conveyance considerations or otherwise, except for reductions as a result of repayments thereof in cash (which have not been required to be returned or disgorged)).

          (d) On or prior to the Initial Borrowing Date, the Rolling Shareholders shall have rolled over into PI Holdings equity capital held by them in PI Holdings with an aggregate value (on the basis of the purchase price paid by Holdings for shares of capital stock of PI Holdings under the Stock Purchase and Redemption Agreement) of at least $11,000,000 (the "Equity Rollover"). The structure and all terms of, and all documentation for, the Equity Rollover shall be satisfactory in form and substance to the Agents.

          (e) On the Initial Borrowing Date, Holdings shall have used all cash proceeds described in preceding clause (b) to make payments owing in connection with the Transaction before utilizing any proceeds of Loans for such purpose. The cash proceeds received on or prior to the Initial Borrowing Date as described in preceding clause (b), when added to (i) the aggregate principal amount of Tranche A Term Loans incurred on the Initial Borrowing Date, (ii) available cash on hand and (iii) up to $3,000,000 in aggregate principal amount of Revolving Loans, shall be sufficient (together with the issuance of the Holdings PIK Subordinated Note and giving effect to the Equity Rollover) to effect the Transaction (other than any Change of Control Purchases which may be required to be made after the Initial Borrowing Date in connection with the Change of Control Offer to Purchase) and to pay all fees and expenses in connection therewith (which fees and expenses shall not in the aggregate exceed $13,000,000).

          5.07  Refinancing.  On the Initial Borrowing Date, all Indebtedness
                -----------
not permitted to remain outstanding pursuant to Section 9.04 (including, without limitation, the Existing US Credit Agreement and the Existing Canadian Credit Agreement, but in any event excluding the US Borrower Subordinated Notes) shall have been repaid in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Agents (collectively, the "Refinancing"). The Agents shall have received satisfactory evidence (including satisfactory pay-off letters and UCC-3 Termination Statements or equivalent) that the matters set forth in the immediately preceding sentence have been satisfied as of the Initial Borrowing Date. The structure and all terms of, and all documentation for, the Refinancing shall be satisfactory in form and in substance to the Agents. All conditions precedent to the consummation of the Refinancing as set forth in the documentation relating thereto shall have been satisfied, and not waived except with the consent of the Agents, to the satisfaction of the Agents.

          5.08  Indebtedness.  After giving effect to the Transaction, PI
                ------------
Holdings and its Subsidiaries shall have no outstanding preferred stock or Indebtedness except Indebtedness permitted to remain outstanding pursuant to
Section 9.04. All terms and conditions of such Indebtedness shall be satisfactory to the Agents and there shall exist with respect to such Indebtedness no breach, default, event of default, or termination rights as a result of, or after giving effect to, the consummation of the Transaction (including all incurrences of Loans here-under), except that the Change of Control Offer to Purchase shall be required to be made with respect to the US Borrower Subordinated Notes. Without limiting the foregoing, the Agents shall be satisfied that there is (and will be) no breach or default under the Indenture (after giving effect to the Change of Control Offer to Repurchase) and that the Loans will constitute "Senior Debt" for purposes of the subordination provisions contained therein and in the documentation governing the outstanding subordinated indebtedness permitted pursuant to Section 9.04.

          5.09  Subsidiaries Guaranty.  On the Initial Borrowing Date, each
                ---------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

          5.10  Pledge Agreements.  (a) On the Initial Borrowing Date, each
                -----------------
Credit Party (other than the Canadian Credit Parties) shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H-1 (as modified, supplemented or amended from time to time, the "US Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities then owned by such Credit Party, which Pledged Securities shall be (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) accompanied by executed and undated stock powers, in the case of capital stock constituting US Pledged Securities.

          (b) On the Initial Borrowing Date, each Canadian Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H-2 (as modified, supplemented or amended from time to time, the "Canadian Pledge Agreement" and, together with the US Pledge Agreement, the "Pledge Agreements") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities then owned by such Credit Party, which Pledged Securities shall be (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) accompanied by executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          5.11  Security Agreements.  On the Initial Borrowing Date (i) each
                -------------------
Credit Party (other than the Canadian Credit Parties) shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I-1 (as modified, supplemented or amended from time to time, the "US Security Agreement"), and (ii) each Canadian Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I-2 (as modified, supplemented or amended from time to time, the "Canadian Security Agreement" and, together with the US Security Agreement, the "Security Agreements"), covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

          (a) proper Financing Statements (Form UCC-1 or foreign equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary, in the reasonable opinion of the Collateral Agent, to perfect the security interests purported to be created by the Security Agreements;

          (b)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor (or otherwise encumber any Collateral) and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements that name any Credit Party as debtor (or otherwise encumber any Collateral) (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements or financing change statements or discharges as shall be required by local law) fully executed for filing);

          (c) evidence of execution for post-closing filing and recordation of all other recordings and filings of, or with respect to, the Security Agreements as may be necessary, in the reasonable opinion of the Collateral Agent, to perfect the security interests intended to be created by the Security Agreements; and

          (d) evidence that all other actions necessary, in the reasonable opinion of the Collateral Agent, to perfect and protect the security interests purported to be created by the Security Agreements have been taken,

     (iii) The Canadian Borrower shall have duly authorized, executed and delivered assignments of inventories and proceeds to and in favor of each Canadian Lender entitled thereto creating a first fixed charge on such assets pursuant to Section 427 of the Bank Act (Canada) and related documentation in the form of Exhibit I-3 (as modified, supplemented or amended from time to time, the "Bank Act Security").

          5.12  Mortgages; Title Insurance; Surveys.  On the Initial Borrowing
                -----------------------------------
Date, the Collateral Agent shall have received:

          (a) fully executed counterparts of mortgages, debentures or deeds of trust to secure (i) Obligations of the US Borrower and guarantees thereof in the case of Real Property owned or leased by Credit Parties other than Canadian Credit Parties, provided that such Real Property shall also secure
                              --------
     Obligations (and guarantees thereof) of the Canadian Borrower on a subordinated basis to the security granted above in this clause (a) and
     (ii) Obligations (and guarantees thereof) of the Canadian Borrower in the case of Real Property owned or leased by Canadian Credit Parties; in each case in form and substance reasonably satisfactory to the Agents (each, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall cover such of the Real Property owned or leased by the US Borrower or any Wholly-Owned Subsidiary of the US Borrower and designated on Schedule 5.12 (each, a "Mortgaged Property" and, collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien (or, in the case of Mortgaged Property pledged pursuant to clause (a)(i) of this Section 5.12, a second priority mortgage lien to the extent provided in the proviso to such clause
     (a)(i)) on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors entitled to the benefits thereof, subject only to Permitted Liens;

          (b) mortgagee title insurance policies on each Mortgaged Property, issued by Chicago Title Insurance Company, First American Title Insurance Company or such other title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies"), in amounts satisfactory to the Collateral Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens (or, in the case of Mortgaged Property pledged pursuant to clause
     (a)(i) of this Section 5.12, a second priority mortgage lien to the extent provided in the proviso to such clause (a)(i)) on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

          (c) to the extent requested by the Collateral Agent, a survey in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property, dated a recent date reasonably acceptable to the Collateral Agent and certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent; and

          (d) such landlord waivers and/or estoppel certificates with respect to the Mortgaged Properties, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent may have reasonably requested.

          5.13  Adverse Change, etc.  (a)  On the Initial Borrowing Date,
                --------------------
nothing shall have occurred (and the Agents shall have become aware of no facts, conditions or other information not previously known), which an Agent or the Required Lenders reasonably believe could have a material adverse effect on the rights or remedies of any Agent or the Lenders, or on the ability of PI Holdings or any of its Subsidiaries to perform their respective obligations to the Agents and the Lenders or which the Agents or the Required Lenders reasonably believe could have a Material Adverse Effect.

          (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. All applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Agents, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing any materially adverse conditions upon the Transaction or the transactions contemplated by this Agreement.

          (c) After October 14, 1999 and prior to the completion, as reasonably determined by the Agents, of the primary syndication, there shall have been no material disruption of, or material adverse change in, the syndication market for credit facilities similar in nature to this Agreement and there shall not have occurred and be continuing during such period a material disruption of or material adverse change in financial, banking or capital markets that could materially impair the primary syndication, as determined by the Agents in their reasonable judgment. The Carlyle Entities and each Credit Party (and their respective affiliates and subsidiaries) shall have fully cooperated in the syndication efforts, including, without limitation, by promptly providing the Agents with all information deemed reasonably necessary by them to successfully complete the syndication.

          5.14  Litigation.  On the Initial Borrowing Date, no litigation by any
                ----------
entity (private or governmental) shall be pending or threatened with respect to the Transaction or PI Holdings or any of its Subsidiaries or this Agreement or any documentation executed in connection therewith, or which any Agent or the Required Lenders shall determine is reasonably likely to have a Material Adverse Effect or a material adverse effect on the Transaction.

          5.15  Solvency and Indenture Compliance Certificate; Environmental
                ------------------------------------------------------------
Analyses; Insurance.  On or before the Initial Borrowing Date, the Borrowers
-------------------
shall cause to be delivered to the Administrative Agent (i) a solvency and Indenture compliance certificate in the form of Exhibit J from the chief financial officer of PI Holdings expressing (x) opinions of value and other appropriate factual information regarding the solvency of Holdings and its Subsidiaries on a consolidated basis, after giving effect to the Transaction, including the incurrence of all indebtedness contemplated herein, to the effect that PI Holdings and its Subsidiaries taken as a whole is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature and (y) opinions of PI Holdings to the effect that, as of the Initial Borrowing Date and after giving effect to the Transaction and the incurrence of all Indebtedness to be incurred on such date, PI Holdings believes that all of such Indebtedness, as well as any Borrowing of Term Loans to be incurred after the Initial Borrowing Date to fund Change of Control Purchases (and assuming that the Indenture remains in effect after giving effect thereto) will be permitted by the terms of the Indenture, (ii) all environmental and hazardous substance reports, analyses and disclosure schedules prepared by environmental consultants reasonably satisfactory to the Agents with respect to Holdings and its Subsidiaries, which shall be in form and substance satisfactory to the Agents and the Required Lenders, and such other information with respect to environmental matters as may have been reasonably requested by the Agents and
(iii) a summary of all insurance policies in form and substance reasonably satisfactory to the Agents and evidence of insurance complying with the requirements of Section 8.03 for the business and properties of PI Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Lenders and naming the Collateral Agent as an additional insured for all general liability coverages and/or loss payee with respect to all casualty coverages and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

          5.16  Financial Statements; Projections; Pro Forma Financial
                ------------------------------------------------------
Statements.  (a)  On or prior to the Initial Borrowing Date, there shall have
----------
been delivered to the Agents (i) the audited balance sheets and statements of operations and cash flows of PG Holdings and its Subsidiaries, reconciled to include PI Holdings, for (x) the twelve-month period ended December 31, 1997 and
(y) the twelve-month period ended December 31, 1998, and (ii) the unaudited consolidated balance sheets and statements of operations and cash flows of PI Holdings for the fiscal quarter ended September 30, 1999 and the nine-month period ended on such date, and all of the foregoing financial statements shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agents detailed projected consolidated financial statements of PI Holdings and its Subsidiaries certified by the President of PI Holdings for the period from the Initial Borrowing Date and including the fiscal year of Holdings ended December 31, 2006 (the "Projections"), which Projections (x) shall reflect the forecasted consolidated financial condition and income and expenses of PI Holdings and its Subsidiaries after giving affect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form and substance to the Agents.

          (c) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agents, (i) an unaudited pro forma consolidated balance sheet
                                          --- -----
of PI Holdings and its Subsidiaries as of September 30, 1999 after giving effect to the Transaction and prepared in accordance with GAAP, which pro forma balance
                                                               --- -----
sheet shall be reasonably satisfactory in form and substance to the Agents and the Required Lenders and (ii) unaudited pro forma income statement of PI
                                        --- -----
Holdings and its Subsidiaries for the twelve-month period ended September 30, 1999 after giving effect to the Transaction, which pro forma income statement
                                                   --- -----
shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          5.17  Employment Agreement.  On or prior to the Initial Borrowing
                --------------------
Date, PI Holdings and Muller shall have entered into an employment agreement, which employment agreement, and any amendments, modifications or supplements thereto, shall be satisfactory in form and substance to the Agents.

          SECTION 6.  Conditions Precedent to All Credit Events on and After the
                      ----------------------------------------------------------
Initial Borrowing Date.  The obligation of each Lender to make Loans (including
----------------------
Loans made on the Initial Borrowing Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(e)), and the obligation of each Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (excluding Swingline Loans and Mandatory Borrowings, and except as otherwise provided in Section 1.10), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

          6.03  Special Conditions Applicable to Term Loans Incurred On the
                -----------------------------------------------------------
Change of Control Purchase Borrowing Date, Acquisition Loans and Certain
------------------------------------------------------------------------
Revolving Loans.  (a)  At the time of the making of any Tranche A Term Loans
---------------
other than Tranche A Term Loans made on the Initial Borrowing Date, (i) the Change of Control Purchase Amount Determination Date shall have occurred on or within five Business Days prior to the date of such Borrowing, (ii) the amount of the Change of Control Purchase Amount which is to be financed (or refinanced) with Loans shall not exceed $25,000,000, (iii) the Administrative Agent shall have received an officer's certificate from PI Holdings or the US Borrower, executed by the chief financial officer of such Person and certifying that either (x) such Borrowing of Loans is permitted by the terms of the Indenture and no default will exist under the Indenture after giving effect thereto or (y) after giving effect to such Borrowing of Loans and the application of the proceeds thereof to fund Change of Control Purchases, no US Borrower Subordinated Notes shall remain outstanding and the Indenture shall be of no further force or effect and (iv) the respective Tranche A Term Loans shall be incurred to pay (or refinance the payment of) the Change of Control Purchase Amount required to be paid (or actually paid) by the US Borrower.

          (b) At the time of the making of any Tranche B Term Loans, (i) the Change of Control Purchase Amount Determination Date shall have occurred on or within five Business Days prior to the date of such Borrowing, (ii) the amount of the Change of Control Purchase Amount which is to be financed (or refinanced) with Loans (and the aggregate amount of Tranche B Term Loans incurred on the Change of Control Purchase Borrowing Date, which shall in no event exceed the Change of Control Purchase Amount) shall exceed $25,000,000, (iii) the Administrative Agent shall have received an officer's certificate from PI Holdings or the US Borrower, executed by the chief financial officer of such Person and certifying that either (x) such Borrowing of Loans is permitted by the terms of the Indenture and no default will exist under the Indenture after giving effect thereto and setting forth the calculations necessary to establish compliance with any financial ratios governing such compliance or (y) after giving effect to such Borrowing of Loans and the application of the proceeds thereof to fund Change of Control Purchases, no US Borrower Subordinated Notes shall remain outstanding and the Indenture shall be of no further force or effect and (iv) the Tranche B Term Loans shall be incurred to pay (or refinance the payment of) the Change of Control Purchase Amount required to be paid (or actually paid) by the US Borrower.

          (c) At the time of (i) the making of any Revolving Loan or the issuance of any Letter of Credit the effect of which would be to cause the aggregate outstanding principal amount of Revolving Loans and Swingline Loans, when combined with the Letter of Credit Outstandings at such time, to exceed $45,000,000 or (ii) the making of any Acquisition Revolving Loan, the Administrative Agent shall have received an officer's certificate from PI Holdings or the US Borrower, executed by the chief financial officer of such Person and certifying that either (x) such Borrowing of Revolving Loans or Acquisition Revolving Loans, or issuance of such Letter of Credit, is permitted by the terms of the Indenture and no default will exist under the Indenture after giving effect thereto or (y) no US Borrower Subordinated Notes shall remain outstanding and the Indenture is of no further force or effect.

          The acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by Holdings, PI Holdings, PG Holdings, PII Holdings and the Borrowers to each of the Agents and each of the Lenders that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Lender, the Required Lenders and/or the Agents, or were previously waived in writing by the Required Lenders). All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be in form and substance reasonably satisfactory to the Agents.

          SECTION 7.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, PI Holdings, PG Holdings, PII Holdings, the Borrowers and, with respect to the representations, warranties and agreements contained in Sections 7.12, 7.15 and 7.24, Holdings, make the following representations, warranties and agreements, in each case after giving effect to the Transaction as consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01  Corporate Status.  PI Holdings and each of its Subsidiaries (i)
                ----------------
is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the Company Power and Authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          7.02  Company Power and Authority.  Each Credit Party has the Company
                ---------------------------
Power and Authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof (in the case of clause (ii) below, after giving effect to (x) any written consents and waivers which have actually been obtained and (y) the Change of Control Offer to Purchase), (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, give rise to any right of termination, cancellation or repayment or prepayment under, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of PI Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which PI Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation, Certificate of Formation, By-Laws or Operating Agreement, as the case may be, of PI Holdings or any of its Subsidiaries; except, with respect to any matter specified in clauses (i) and
(ii) above relating to a Recapitalization Document for any contraventions, conflicts, breaches, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Transaction.

          7.04  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization or validation of, or filing, recording or registration with (except (x) as have been obtained or made and (y) if this representation is being made at any time prior to the tenth day following the Initial Borrowing Date, filings or recordations of financing statements, Mortgages and other documents pursuant to the terms of the Security Documents (all of which filings and recordations shall be completed within 10 days after the Initial Borrowing Date or, in the case of additional actions required by Section 8.12, such date as is provided in said Section 8.12)), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document except, with respect to the Transaction and the Recapitalization Documents, where the failure to so obtain could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Transaction.

          7.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  (a)  The financial statements furnished to the
------------------------------
Lenders prior to the Initial Borrowing Date pursuant to Section 5.16(a), present fairly the financial condition of PI Holdings and its Subsidiaries, as the case may be, as of the date of such statements (subject to normal year-end adjustments in the case of such quarterly financial statements). All such historical financial statements have been prepared in accordance with GAAP, except (in the case of the unaudited financial statements) for the omission of footnotes and ordinary end of period adjustments (none of which individually, or in the aggregate, would be material). The pro forma consolidated financial
                                           --- -----
statements of PI Holdings and its Subsidiaries furnished to the Lenders prior to the Initial Borrowing Date pursuant to Section 5.16(c) have been prepared in accordance with GAAP and present fairly the pro forma consolidated financial
                                            --- -----
condition of PI Holdings and its Subsidiaries as of September 30, 1999 as if the Transaction had occurred on September 30, 1999 (in the case of the pro forma
                                                                   --- -----
consolidated balance sheet), October 1, 1998 (in the case of the pro forma
                                                                 --- -----
consolidated statement of income or January 1, 1999 (in the case of the pro
                                                                        ---
forma consolidated statement of cash flows)).  After giving effect to the
-----
Transaction (but for this purpose assuming that the Transaction had occurred prior to December 31, 1998), since December 31, 1998 there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PI Holdings and its Subsidiaries taken as a whole.

          (b)(i)  On and as of the Initial Borrowing Date, on a pro forma basis
                                                                --- -----
after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including the Loans) being incurred or assumed, and Liens created by each Credit Party in connection therewith, with respect to PI Holdings and each Borrower, individually, and each such Person and its respective Subsidiaries taken as a whole, (x) the sum of the assets, at a fair valuation, of each such person, individually, and each such Person and its Subsidiaries taken as a whole will exceed its or their debts; (y) it has not incurred and does not intend to incur, nor does it believe that it will incur, debts beyond their ability to pay such debts as such debts mature; and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim and "claim" means
(i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as disclosed in the financial statements delivered pursuant to Section 5.16(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to PI Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would have a Material Adverse Effect. As of the Initial Borrowing Date, none of the Credit Parties knows of any basis for the assertion against it of any liability or obligation of any nature that is not disclosed in the financial statements delivered pursuant to Section 5.16(a) which, either individually or in the aggregate, would have a Material Adverse Effect.

          (d) The Projections were prepared in good faith on a basis consistent with the financial statements referred to in Section 5.16(a), and, at the time of the preparation thereof, were based on good faith estimates and assumptions believed by management of each of PI Holdings and the Borrowers to be reasonable.

          7.06  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the best knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower, threatened (i) with respect to any Document or (ii) with respect to matters not covered by Section 7.19, that could reasonably be expected to have a Material Adverse Effect.

          7.07  True and Complete Disclosure.  All factual information (taken
                ----------------------------
as a whole) furnished by or on behalf of PI Holdings, PG Holdings, PII Holdings , the US Borrower and the Canadian Borrower, in writing to any of the Agents or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower, in writing to any of the Agents or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          7.08  Use of Proceeds; Margin Regulations.  (a)  All proceeds of the
                -----------------------------------
Tranche A Term Loans (i) borrowed on the Initial Borrowing Date shall be used by the US Borrower (x) to finance in part the Transaction and (y) to pay fees and expenses related to the Transaction and (ii) borrowed on the Change of Control Purchase Borrowing Date (if any) shall be used to pay (or to refinance the payment of) the Change of Control Purchase Amount actually owing (or paid) to holders of US Borrower Subordinated Notes in connection with the Change of Control Purchases.

          (b) All proceeds of the Tranche B Term Loans (if any) shall be used by the US Borrower to pay (or to refinance the payment of) the Change of Control Purchase Amount actually owing (or paid) to holders of US Borrower Subordinated Notes in connection with the Change of Control Purchases.

          (c) All proceeds of all Revolving Loans and all Swingline Loans shall be used for the US Borrower's and its Subsidiaries' general corporate, capital expenditures and working capital purposes (including Permitted Acquisitions); provided that (i) not more than $3,000,000 in aggregate principal
               --------
amount of Revolving Loans and Swingline Loans may be used on the Initial Borrowing Date or thereafter for the purposes described in preceding Section 7.08(a)(i), (ii) not more than $25,000,000 of Revolving Loans and Swingline Loans may be used to finance Permitted Acquisitions and (iii) the US Borrower may not use the proceeds (and shall not permit Holdings or any of its other Subsidiaries to use the proceeds) of any Revolving Loans or Swingline Loans to pay any portion of the Change of Control Purchase Amount or to refinance any payment thereof, except that proceeds of Revolving Loans and Swingline Loans may be used for such purpose described above in this clause (iii) so long as (x) such Loans are incurred on the Change of Control Purchase Borrowing Date, (y) except to the extent of the applicability of the proviso to following clause (z), the portion of the Change of Control Purchase Amount which is to be funded (or refinanced) with Loans does not exceed $25,000,000 and (z) the US Borrower does not incur any Tranche B Term Loans on the Change of Control Purchase Borrowing Date; provided
                                                                       --------
that, the US Borrower shall be permitted to apply the proceeds of Revolving Loans to the payment of any portion of the Change of Control Purchase Amount which exceeds the Total Tranche B Term Loan Commitment on the Change of Control Purchase Borrowing Date (before giving effect to the making of Tranche B Term Loans on such date).

          (d) The proceeds of all Acquisition Loans shall be used (i) to finance the cash consideration to be paid in connection with one or more Permitted Acquisitions consummated on the date of the borrowing thereof and (ii) to pay the fees and expenses incurred in connection with such Permitted Acquisition.

          (e) All proceeds of Canadian Term Loans shall be used by the Canadian Borrower (x) to finance in part the Transaction and (y) to pay fees and expenses related to the Transaction.

          (f) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09  Tax Returns and Payments.  Each of PI Holdings and each of its
                ------------------------
Subsidiaries (the "Taxpayers") has timely filed or caused to be timely filed, on the due dates thereof (taking into account any extension of time to file granted to PI Holdings or any of its Subsidiaries), with the appropriate taxing authority, all Federal, provincial, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of PI Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Taxpayers for the periods covered thereby. Each of the Taxpayers has paid all material taxes and assessments payable by them, other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower threatened by any authority regarding any taxes relating to any of the Taxpayers. As of the Initial Borrowing Date, none of the Taxpayers has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any of such Taxpayers, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of such Taxpayers not to be subject to the normally applicable statute of limitations. None of the Taxpayers has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of the Taxpayers has incurred, or will incur, any material tax liability in connection with the Recapitalization and the other transactions contemplated hereby.

          7.10  Compliance with ERISA.  (i)  Each Plan (and each related trust,
                ---------------------
insurance contract or fund) is in compliance in all material respects with its terms and with all applicable laws, including, without limitation, ERISA and the Code; no Reportable Event has occurred with respect to PI Holdings or any Subsidiary of PI Holdings or any ERISA Affiliate which could reasonably be expected to have a Material Adverse Effect; to the knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower and the Canadian Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when combined with all other Unfunded Current Liabilities under all other Plans, could reasonably be expected to have a Material Adverse Effect; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan and each Multiemployer Plan have been timely made; neither PI Holdings nor any Subsidiary of PI Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or
4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to PI Holdings or any Subsidiary of PI Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate in a distress termination or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of PI Holdings and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not be material; no lien imposed under the Code or ERISA on the assets of PI Holdings or any Subsidiary of PI Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; and PI Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          (ii) Each Foreign Pension Plan, if any, has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan, if any, have been timely made. Neither PI Holdings nor any of its Subsidiaries has incurred any material liability in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, if any, determined as of the end of PI Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not materially exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          7.11  The Security Documents.  (a)  The provisions of the Security
                ----------------------
Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest (to the extent a security interest can be created therein under the UCC or comparable legislation in any foreign jurisdiction) in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreements, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made), creates a fully perfected lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens, to the extent a security interest in such collateral can be perfected by the filing of a financing statement. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the US Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the US Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the United States trademarks and patents covered by the US Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the US Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the US Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the United States copyrights covered by the US Security Agreement. The recordation of the assignment of security interest in Canadian patents, trademarks and copyrights pursuant to the Canadian Security Agreement with the Canadian Intellectual Property Office together with the filings made pursuant to the Canadian Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the Canadian trademarks, patents and copyrights covered by the Canadian Security Agreement.

          (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreements constitute perfected security interests in the Pledged Securities described in the Pledge Agreements, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreements.

          (c) The Mortgages, once executed and delivered, create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Liens related thereto and the security interests of the respective Secured Creditors shall be subject to the priority provisions of
Section 5.12(a)) and subject to no other Liens (other than Permitted Liens).
Schedule 5.12 contains a true and complete list of each parcel of Real Property owned or leased by Holdings and its Subsidiaries on the Initial Borrowing Date, and the type of interest therein held by PI Holdings or such Subsidiary.

          7.12  Representations and Warranties in Documents.  All
                -------------------------------------------
representations and warranties made by Holdings or any of its Subsidiaries as set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made).

          7.13  Properties.  PI Holdings and each of its Subsidiaries have good
                ----------
and marketable title to all properties owned by them, after giving effect to the Transaction and reflected on the pro forma balance sheet referred to in Section
                                 --- -----
5.16(c) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business) free and clear of all Liens, other than Permitted Liens.

          7.14  Capitalization.  On the Initial Borrowing Date and after giving
                --------------
effect to the Transaction, the authorized capital stock of (i) PI Holdings shall consist of 150,000 shares of Class A Common Stock, $0.01 par value per share, 129,187.2 of which shares are issued and outstanding and 150,000 shares of Class B Common Stock, $0.01 par value per share, none of which shares are issued and outstanding, (ii) PG Holdings shall consist of 1,000 shares of common stock, $.01 par value per share, all of which shares are issued and outstanding and
(iii) PII Holdings shall consist of 200 shares of common stock, $.01 par value per share, all of which shares are issued and outstanding, (iv) the US Borrower shall consist of __ shares of capital stock, $.01 par value, all of which shares are issued and outstanding and (v) the Canadian Borrower shall consist of an unlimited number of Class A common shares and an unlimited number of Class B non-voting shares, of which 100,000 Class A common shares and no Class B non-voting shares are issued and outstanding. All outstanding shares of common stock of PI Holdings, PG Holdings, PII Holdings, the US Borrower and the Canadian Borrower have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, none of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15  Subsidiaries.  After giving effect to the Transaction, Holdings
                ------------
will have no Subsidiaries other than PI Holdings, PG Holdings, PII Holdings, the US Borrower and the US Borrower's Subsidiaries. After giving effect to the Transaction, the US Borrower and the Canadian Borrower will have no Subsidiaries or any interest in any joint ventures other than those set forth on Schedule
7.15 (which Schedule 7.15 shall set forth each owner of such equity interests and the percentage interest owned by each such Person to the extent less than 100%) and new Subsidiaries created in compliance with Section 9.14.

          7.16  Compliance with Statutes, etc.  PI Holdings and each of its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (other than applicable statutes, regulations, orders and restrictions relating to environmental standards and controls which are the subject of Section 7.19), except such noncompliances as could not reasonably be expected to have a Material Adverse Effect.

          7.17  Investment Company Act.  Neither PI Holdings nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18  Public Utility Holding Company Act.  Neither PI Holdings nor any
                ----------------------------------
of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19  Environmental Matters.  (a)  PI Holdings and each of its
                ---------------------
Subsidiaries has complied with, and on the date of each Credit Event will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except for such non-compliances as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no pending or, to the best knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower and the Canadian Borrower, past or threatened Environmental Claims against PI Holdings or any of its Subsidiaries or any Real Property owned or operated by PI Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences relating to the business or operations of PI Holdings or any of its Subsidiaries, or any Real Property at any time owned or operated by PI Holdings or any of its Subsidiaries that could reasonably be expected (i) to form the basis of an Environmental Claim against PI Holdings or any of its Subsidiaries or any such currently owned or operated Real Property, or (ii) to cause any such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by PI Holdings or any of its Subsidiaries under any applicable Environmental Law, which in the case of both clauses (i) and (ii) above could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by PI Holdings or any of its Subsidiaries where such generation, use, treatment, storage or transportation could give rise to an Environmental Claim against PI Holdings or any of its Subsidiaries or has violated or could reasonably be expected to violate any Environmental Law, which in any case could individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries where such Release could reasonably be expected to give rise to an Environmental Claim or has violated or could reasonably be expected to violate any applicable Environmental Law, which in any case could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          7.20  Labor Relations.  Neither PI Holdings nor any of its
                ---------------
Subsidiaries is presently engaged in any unfair labor practice and since January 1, 1996 there have been (i) no unfair labor practice complaints pending against PI Holdings or any of its Subsidiaries or, to the knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against PI Holdings or any of its Subsidiaries or, to the knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower, threatened against any of them, (ii) no strikes, labor disputes, slowdowns or stoppages pending against PI Holdings or any of its Subsidiaries or, to the knowledge of PI Holdings, PG Holdings, PII Holding, the US Borrower or the Canadian Borrower, threatened against PI Holdings or any of its Subsidiaries and (iii) to the knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower, no union representation proceedings pending with respect to the employees of PI Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above) such as could not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

          7.21  Patents, Licenses, Franchises and Formulas.  Each of PI Holdings
                ------------------------------------------
and each of its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, in each case reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or obtain which, as the case may be, could not reasonably be expected to result in a Material Adverse Effect.

          7.22  Indebtedness.  Schedule 7.22 sets forth a true and complete list
                ------------
of all Indebtedness (excluding the Obligations) of PI Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective obligor and any other entity (to the knowledge of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower, in the case of guarantees by Persons other than PI Holdings and its Subsidiaries) which directly or indirectly guaranteed such debt. The subordination provisions contained in the Holdings PIK Subordinated Notes and the US Borrower Subordinated Notes are enforceable against PI Holdings and the holders thereof (in the case of Holdings PIK Subordinated Notes) and the US Borrower and the holders thereof (in the case of US Borrower Subordinated Notes), and all Obligations and Guaranteed Obligations are within the definition of "Senior Debt" included in such subordination provisions.

          7.23  Transaction.  There does not exist any judgment, order or
                -----------
injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower of their respective obligations under the respective Documents. All actions taken by PI Holdings, PG Holdings, PII Holdings, the US Borrower and the Canadian Borrower pursuant to or in furtherance of the Transaction have been taken in all material respects in compliance with the respective Documents and all applicable laws.

          7.24  Special Purpose Corporation.  Holdings was formed for the
                ---------------------------
purpose of effecting the Recapitalization and, prior to the consummation thereof, had no material assets or liabilities except in connection with the Recapitalization. Holdings engages in no direct business activities, other than (i) its ownership of the capital stock of PI Holdings and liabilities incident thereto and (ii) its obligations with respect to this Agreement. PI Holdings engages in no direct business activities, other than (i) its ownership of the capital stock of PG Holdings and liabilities incident thereto (including, without limitation, obligations under the Holdings PIK Subordinated Notes) and (ii) its obligations with respect to the Credit Documents to which it is a party. PG Holdings engages in no direct business activities, other than (i) its ownership of the capital stock of PII Holdings and liabilities incident thereto, and (ii) its obligations with respect to the Credit Documents to which it is a party. PII Holdings engages in no direct business activities, other than (i) its ownership of the capital stock of the US Borrower and liabilities incident thereto, and (ii) its obligations with respect to the Credit Documents to which it is a party.

          7.25  Year 2000.  All Information Systems and Equipment are either
                ---------
Year 2000 Compliant in all material respects, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed in all material respects by December 31, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to Holdings and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Default, an Event of Default or a Material Adverse Effect.

          SECTION 8.  Affirmative Covenants.  PI Holdings, PG Holdings, PII
                      ---------------------
Holdings, the US Borrower and the Canadian Borrower hereby covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          8.01  Information Covenants.  PI Holdings and/or the US Borrower will
                ---------------------
furnish to the Administrative Agent (with sufficient copies for each of the Lenders) and the Administrative Agent will promptly thereafter furnish to each
Lender:

          (a)   Monthly Reports.  Within 30 days after the end of each fiscal
                ---------------
month of PI Holdings (or within 45 days in the case of the last fiscal month of each fiscal year), the consolidated balance sheets of PI Holdings and its Consolidated Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and the budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(e).

          (b)   Quarterly Financial Statements.  Within 45 days after the close
                ------------------------------
of the first three quarterly accounting periods in each fiscal year of PI Holdings, (i) the consolidated and, with respect to the Canadian Borrower and its Subsidiaries, consolidating, balance sheet of PI Holdings and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case, setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly periods as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by the chief financial officer of PI Holdings or the US Borrower, subject to normal year-end audit adjustments and each of which consolidating statements shall be in form reasonably satisfactory to the Agents and (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

          (c)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
each fiscal year of PI Holdings, (i) the consolidated and, with respect to the Canadian Borrower and its Subsidiaries, consolidating, balance sheet of PI Holdings and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year (with such consolidating statements to be in form reasonably satisfactory to the Agents) and certified (in the case of such consolidated financial statements) by independent certified public accountants of recognized national standing reasonably acceptable to the Agents, together with a report of such accounting firm stating that in the course of its regular audit of such financial statements, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussions and analysis of the important operational and financial developments during such fiscal year. Notwithstanding the foregoing provisions of this clause (c), to the extent the Indenture remains in effect at the time of the initiation of any audit described above in this clause (c), such audit, may be performed on the consolidated financial statements of PG Holdings and its Consolidated Subsidiaries, with such audited financial statements to be reconciled by PI Holdings or the US Borrower to include PI Holdings; provided that such reconciliation shall be certified by the
                     --------
chief financial officer of PI Holdings or the US Borrower.

          (d)  Management Letters.  Promptly after the receipt thereof by PI
               ------------------
Holdings or any of its Subsidiaries, a copy of any "management letter" received by any such Person from its certified public accountants and management's responses thereto.

          (e)  Budgets.  No later than 30 days following the first day of each
               -------
fiscal year of Holdings, a budget in form reasonably satisfactory to the Agents (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by PI Holdings or the US Borrower for (x) each of the twelve months of such fiscal year prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, in each case of PI Holdings and its Subsidiaries, accompanied by a statement of the chief financial officer of PI Holdings or the US Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby.

          (f)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the Chairman of the Board or an Authorized Officer of PI Holdings or the US Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of PI Holdings, (x) set forth the calculations required to establish whether the Borrowers were in compliance with the provisions of Sections 4.02(h), (i) and (j) (but with respect to Section 4.02(i) only to the extent delivered with the financial statements required by Sections 8.01(c)), 9.03, 9.04, 9.05 and 9.08 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section 8.01(c), set forth the amount of Excess Cash Flow for the respective Excess Cash Payment Period.

          (g)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within three Business Days in the case of item (i) below or five Business Days in the case of item (ii) below after an officer of PI Holdings, PG Holdings, PII Holdings, the US Borrower or the Canadian Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against PI Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any Indebtedness of PI Holdings or any of its Subsidiaries in excess of $500,000 or (z) with respect to any Document.

          (h)  Other Reports and Filings.  Promptly, copies of all financial
               -------------------------
information, proxy materials and other information and reports, if any, which PI Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i)  Environmental Matters.  Promptly, and in any event within ten
               ---------------------
Business Days, after an officer of PI Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such officer reasonably concludes that such environmental matters, individually or when aggregated with all other such environmental matters, could not be reasonably be expected to have a Material Adverse Effect;

          (i) any pending or threatened Environmental Claim against PI Holdings or any of its Subsidiaries or any Real Property owned or operated by PI Holdings or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned or operated by PI Holdings or any of its Subsidiaries that
     (a) results in noncompliance by PI Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of a material Environmental Claim against PI Holdings or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned or operated by PI Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by PI Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by PI Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event PI Holdings and/or each Borrower shall deliver
     --------
     to each Lender all material notices received by such Person or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and PI Holdings' or such Subsidiary's response thereto. In addition, PI Holdings and/or each Borrower will provide the Lenders with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this Section 8.01(i), and such detailed updates concerning the progress (not subject to attorney-client or attorney work product privileges) of any such Environmental Claim as may reasonably be requested by the Lenders.

          (j)   Annual Meetings with Lenders.  At the request of any Agent, PI
                ----------------------------
Holdings shall, within 120 days after the close of each fiscal year of PI Holdings, hold a meeting, at a time and place selected by PI Holdings and acceptable to the Agents, with all of the Lenders to review the financial results of the previous fiscal year and the financial condition of PI Holdings and its Subsidiaries and the budgets presented for the current fiscal year of PI Holdings and its Subsidiaries.

          (k)   Other Information.  From time to time, such other information or
                -----------------
documents (financial or otherwise) with respect to PI Holdings or its Subsidiaries as any Agent (whether acting on its own or at the request of any Lender) may reasonably request in writing.

          8.02  Books, Records and Inspections.  PI Holdings will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. PI Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any of the Agents or any Lender to visit and inspect, during regular business hours and under guidance of officers of PI Holdings or such Subsidiary, any of the properties of PI Holdings or such Subsidiary, and to examine the books of account of PI Holdings or such Subsidiary and discuss the affairs, finances and accounts of PI Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may request.

          8.03  Maintenance of Property; Insurance.  (a)  Schedule 8.03 sets
                ----------------------------------
forth a true and complete listing of all insurance maintained by PI Holdings and its Subsidiaries as of the Initial Borrowing Date. PI Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted),
(ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Agent, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, unless the Administrative Agent otherwise agrees in writing, PI Holdings will at all times cause insurance of the types described in Schedule
8.03 to be maintained (with the same scope of coverage as that described in
Schedule 8.03) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule 8.03 under the column headed "Amount of Coverage", provided, however, that PI Holdings, and its
                                    --------  -------
Subsidiaries, may discontinue or reduce any insurance to the extent that it is no longer available at commercially reasonable rates and so long as similarly situated companies are, in general, reducing or eliminating such insurance in a manner consistent with the changes being effected by PI Holdings and its Subsidiaries.

          (b) Holdings will, and will cause each of its Subsidiaries to, at all times cause all property casualty insurance policies (including Mortgage Policies) to (i) name the Collateral Agent as loss payee or as an additional insured, (ii) state that such insurance policies shall not be canceled or materially altered without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors.

          8.04  Corporate Franchises.  Holdings will, and will cause each of its
                --------------------
Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents used in its business; provided, however, that nothing in
                                           --------  -------
this Section 8.04 shall prevent (i) sales of assets, consolidations or mergers by or involving Holdings or any of its Subsidiaries otherwise permitted by
Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

          8.05  Compliance with Statutes, etc.  Holdings will, and will cause
                ------------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06  Compliance with Environmental Laws.  (a) Holdings will comply,
                ----------------------------------
and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, and will within a reasonable time-period pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials generated, used, treated, stored,

Released or disposed of at any such Real Properties in material compliance with all applicable Environmental Laws.

          (b) At the written request of the Agents or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, but no more than once per property per calendar year (unless the Lenders agree to incur the expense of any subsequent report created during such calendar year with respect to any such property) the US Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Agents, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that such request
                                                    --------
may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Agents or the Required Lenders reasonably believe that Holdings, any of its Subsidiaries or any such Real Property is not in material compliance with Environmental Laws, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against Holdings, any of its Subsidiaries or any such Real Property. If the US Borrower fails to provide the same within 90 days after such request was made, the Agents may order the same, and Holdings and each of its Subsidiaries shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grants the Agents and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the US Borrower's expense.

          8.07  ERISA.  As soon as possible and, in any event, within ten (10)
                -----
days after Holdings or any Subsidiary of Holdings knows or has reason to know of the occurrence of any of the following, PI Holdings or the US Borrower will deliver to each of the Lenders a certificate of the President, Chief Financial Officer or Treasurer of Holdings or the US Borrower setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or

Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings reasonably expects to incur any material liability pursuant to any Plan or Multiemployer Plan or any Foreign Pension Plan in addition to such liability as of the Initial Borrowing Date; or that Holdings or any Subsidiary of Holdings reasonably expects to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) in addition to such liability as of the Initial Borrowing Date. Upon the request of any Lender, PI Holdings or the US Borrower will deliver to such Lender a complete copy of the annual report (if applicable) (on Internal Revenue Service Form 5500) of each Plan, other than a Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Multiemployer Plan or Foreign Pension Plan shall be delivered to the Lenders no later than fifteen (15) days after the date such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

          8.08  End of Fiscal Years; Fiscal Quarters.  PI Holdings will cause
                ------------------------------------
(i) each of its, and each of its Subsidiaries', fiscal years to end on December 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters in each fiscal year to end on March 31, June 30, September 30 and December 31.

          8.09  Performance of Obligations.  PI Holdings will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not reasonably be expected to have a Material Adverse Effect.

          8.10  Payment of Taxes.  Each Taxpayer will pay and discharge, or
                ----------------
cause to be paid and discharged, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted by
Section 9.01; provided that none of the Taxpayers or any of their respective
              --------
Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if such Taxpayer has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11  Ownership of Subsidiaries.  (i)  PI Holdings will, at all times
                -------------------------
directly own 100% of the outstanding capital stock of PG Holdings, (ii) PG Holdings will at all times directly own 100% of the outstanding capital stock of PII Holdings, and (iii) PII Holdings will at all times (x) directly own 100% of the outstanding capital stock of the US Borrower and (y) directly or indirectly own 100% of the capital stock of the Canadian Borrower. Except as otherwise expressly permitted pursuant to Section 9.14 in the case of the creation or acquisition of new non-Wholly-Owned Subsidiaries after the Initial Borrowing Date, the US Borrower will directly or indirectly own 100% of the capital stock of each other Subsidiary of PI Holdings.

          8.12  Additional Security; Further Assurances; Surveys.  (a)  PI
                ------------------------------------------------
Holdings will, and will cause each of its Wholly-Owned Subsidiaries to, grant to the Collateral Agent security interests and mortgages (each, an "Additional Mortgage") in any Real Property acquired or leased by such Person after the Initial Borrowing Date and having a Fair Market Value in excess of $500,000 (each such Real Property, an "Additional Mortgaged Property"); provided that (x)
                                                               --------
no Foreign Subsidiary (other than Canadian Wholly-Owned Subsidiaries) shall be required to grant or convey any Additional Mortgage pursuant to this Section 8.12(a), and (y) each Additional Mortgage granted or conveyed by a Canadian Wholly-Owned Subsidiary shall secure only the Obligations of the Canadian Borrower and all obligations of the Canadian Borrower under Interest Rate Protection Agreements and Other Hedging Agreements. All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Initial Borrowing Date (taking into account whether or not such Additional Mortgaged Property is owned by a Canadian Credit Party) or in such other form as is reasonably satisfactory to the Collateral Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.01 at the time of perfection thereof (and subject to the priority provisions set forth in Section 5.12(a)). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. In addition to the foregoing provisions of this clause (a), the US Borrower shall provide to the Administrative Agent within 15 days of the Initial Borrowing Date, a fully executed original of the Memorandum of Lease (in the form provided to Gibson, Dunn & Crutcher LLP) relating to the Lease, dated December 30, 1997, between Gwinnett Industries, Inc. And Pioneer Plastics Corporation, covering property located at 14420 Lockridge Boulevard, Lockridge Industrial Park, Covington, Georgia, 30014 and the US Borrower shall use its best efforts to obtain and deliver to the Administrative Agent fully executed Landlord Lender Agreements relating to the following leasehold properties:

          1.   6300 Atlantic Boulevard, Norcross, GA
          2.   14420 Lockridge Boulevard, Covington, GA
          3.   1111 All Pro Drive, Elkhart, IN
          4.   2855 South Resevoir, Pomona, CA
          5.   20 Progress Drive, Shelton, CT

          (b) PI Holdings, PG Holdings, PII Holdings and the Borrowers agree to cause each Wholly-Owned Subsidiary acquired, established or created in accordance with Section 9.14 to execute and deliver (i) if such Subsidiary is a Domestic Wholly-Owned Subsidiary of the US Borrower, a counterpart of the Subsidiaries Guaranty (or another guaranty of all Obligations of the Borrower and all obligations under Interest Rate Protection Agreements or Other Hedging Agreements in substantially the form of the Subsidiaries Guaranty) or (ii) if such Subsidiary is a Canadian Wholly-Owned Subsidiary, a guaranty of the Obligations of the Canadian Borrower and all obligations of the Canadian Borrower under Interest Rate Protection Agreements and Other Hedging Agreements in form and substance satisfactory to the Collateral Agent.

          (c) The US Borrower agrees to pledge and deliver, or cause to be pledged and delivered, all of the capital stock of each new Subsidiary acquired, established or created in accordance with Section 9.14 after the Initial Borrowing Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the applicable Pledge Agreement; provided that, subject to the
                                             --------
requirements of Section 8.14, that portion of the voting stock of any Foreign Subsidiary in excess of 65% of the total outstanding voting stock of such Foreign Subsidiary, shall only be pledged in support of Obligations of the Canadian Borrower and guarantees thereof.

          (d) PI Holdings, PG Holdings, PII Holdings and the Borrowers will cause each Wholly-Owned Subsidiary acquired, established or created in accordance with Section 9.14 to grant to the Collateral Agent a Lien, subject to no other Liens of any third Person other than Permitted Liens, on property (tangible and intangible, but taking into effect the limitations with respect to Real Property set forth in clause (a) of this Section 8.12) of such Subsidiary upon terms, and with exceptions similar to those set forth in (x) if such Subsidiary is a Domestic Wholly-Owned Subsidiary, the Security Documents executed by the Subsidiary Guarantors and (y) if such Subsidiary is a Canadian Wholly-Owned Subsidiary, the Security Documents executed by the Canadian Borrower as appropriate, and reasonably satisfactory in form and substance to the Agents. PI Holdings, PG Holdings, PII Holdings and the Borrowers will cause each Wholly-Owned Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary for the creation and perfection of the foregoing Liens. PI Holdings, PG Holdings, PII Holdings and the US Borrower will cause each Subsidiary to take all actions reasonably requested by the Agents (including, without limitation, the filing of UCC-1's or the Canadian equivalent) in connection with the granting of such security interests.

          (e) PI Holdings will, and will cause each of its Wholly-Owned Subsidiaries to, at the expense of the applicable Credit Party, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, real property surveys, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.12. Furthermore, PI Holdings, PG Holdings, PII Holdings and the Borrowers will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this
Section 8.12 has been complied with. The security interests required to be granted pursuant to this Section 8.12 shall be granted pursuant to the respective Security Documents already executed and delivered by PI Holdings and/or its Subsidiaries (or other security documentation substantially similar to such Security Documents or otherwise satisfactory in form and substance to the Collateral Agent and the Borrowers) and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrowers. Notwithstanding the foregoing, no Credit Party shall be required to deliver Additional Security Documents or such supporting documentation for Real Property which does not exceed the limitations with respect to Real Property set forth in clause (a) of this Section 8.12.

          (f) Each of PI Holdings, PG Holdings, PII Holdings and the Borrowers agrees that each action required above by Section 8.12(a) or (e) shall be completed as soon as practicable, but in no event later than (i) in the case of actions specified in clause (a) of this Section 8.12, 90 days and (ii) in the case of actions specified in clause (e) of this Section 8.12, 60 days after such action is requested to be taken by the Collateral Agent. Each of PI Holdings, PG Holdings, PII Holdings and the Borrowers further agrees that each action required above by Section 8.12(b), (c), and/or (d) with respect to the creation or acquisition of a new Subsidiary shall be completed contemporaneously with (or, in the case of any documents or instruments to be registered, filed or recorded, within 10 days of) the creation or acquisition of such new Subsidiary.

          8.13  Interest Rate Protection.  No later than the 90/th/ day after
                ------------------------
the Initial Borrowing Date, each Borrower will enter into, and for a minimum of three years thereafter maintain, Interest Rate Protection Agreements, in form and substance reasonably satisfactory to the Agents, establishing a fixed or maximum interest rate reasonably acceptable to the Agents for at least 50% of the aggregate principal amount of Term Loans incurred by such Borrower on the Initial Borrowing Date.

          8.14  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the US Borrower reasonably acceptable to the Agents does not within 30 days after a request from the Agents or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Agents, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the US Pledge Agreement, that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the US Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors under and pursuant to the US Pledge Agreement (or another pledge agreement in substantially similar form, if needed), to the extent that entering into such pledge agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.14 to be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          8.15  Permitted Acquisitions and Certain Additional Capital
                -----------------------------------------------------
Expenditures.  (a)  The US Borrower and its Wholly-Owned Subsidiaries may make
------------
Permitted Acquisitions, so long as (i) the aggregate consideration paid (including, without limitation, the value of any noncompete, earn-out and other deferred payout arrangements, the value of all PI Holdings Common Stock issued (as determined by the Board of Directors of PI Holdings, a committee thereof or an officer of PI Holdings appointed by such Board of Directors to establish such value) and the principal amount of Qualified Debt Securities and Permitted Acquired Debt) in connection therewith does not exceed $25,000,000 for any single Permitted Acquisition or $45,000,000 in any fiscal year of the US Borrower for all such Permitted Acquisitions without in either case taking into account any additional consideration that is permitted pursuant to Section 8.15(b) or (c). Notwithstanding the foregoing provisions of this Section 8.15(a), (x) to the extent that any excess assets or property acquired pursuant to a Permitted Acquisition are sold within 120 days of the consummation thereof in accordance with the last sentence of Section 4.02(h), the annual limitation specified above in this clause (a) shall be increased for the year in which such Net Sale Proceeds are received by the amount of such Net Sale Proceeds and (y) at the option of the US Borrower and with the consent of the Administrative Agent, at the time of the consummation of any Permitted Acquisition, the US Borrower may deliver to the Administrative Agent an officer's certificate, signed by the chief financial officer of the US Borrower and (A) identifying specified items of equipment acquired pursuant to such Permitted Acquisition which, in the good faith opinion of management of the US Borrower, are the functional equivalent of equipment which would otherwise have been acquired by the US Borrower or any of its Wholly-Owned Subsidiaries pursuant to its capital expenditure plan and/or budget for such fiscal year or the immediately ensuing fiscal year of the US Borrower and (B) specifying the portion of the aggregate purchase price paid in respect of such Permitted Acquisition which in the good faith opinion of management of the US Borrower is allocable to all such itemized equipment (which amount shall in no event exceed the fair market value of such equipment), which amount shall, upon the consent of the Administrative Agent, be allocated to Capital Expenditures made pursuant to Section 9.08(a) during such fiscal year in which such acquisition was consummated and shall not constitute consideration paid in connection with such Permitted Acquisition for purposes of either the individual or fiscal year dollar limitations set forth above in this
Section 8.15(a) or for purposes of Section 9.08(c)(ii).

          (b) The US Borrower and its Domestic Wholly-Owned Subsidiaries may make additional Permitted Acquisitions and pay additional consideration related to a Permitted Acquisition with (i) the proceeds of equity contributions from Permitted Holders and (ii) proceeds of equity issuances to other Equity Investors in an aggregate amount pursuant to this clause (ii), when combined with the fair market value of all stock issued pursuant to clause (iii) of the definition of "Permitted Acquisition" (as determined in accordance with said definition), not to exceed $25,000,000.

          (c) In addition to the Permitted Acquisitions permitted pursuant to preceding clauses (a) and (b), additional Permitted Acquisitions, additional purchases of replacement equipment and/or additional Capital Expenditures by the US Borrower and its Domestic Wholly-Owned Subsidiaries shall be permitted to be made with proceeds of asset sales not otherwise required to be applied pursuant to Section 4.02(h) by reason of the proviso to the first sentence thereof.

          (d) Notwithstanding anything to the contrary contained above, the aggregate principal amount of Permitted Acquired Debt assumed in connection with any Permitted Acquisition (or which remains as an obligation of the respective Subsidiary acquired after giving effect thereto) shall be counted as consideration paid in connection therewith for purposes of determining compliance with preceding clauses (a) through (c) of this Section 8.15.

          8.16  Interest Payments on Holdings PIK Subordinated Notes.  Except as
                ----------------------------------------------------
otherwise expressly permitted pursuant to Section 9.03, PI Holdings will make all payments of interest owing with respect to the Holdings PIK Subordinated Notes solely through the issuance of additional Holdings PIK Subordinated Notes, rather than by making such interest payments in cash. PI Holdings will take all other actions as may be necessary so that no cash payments (other than those expressly permitted by Section 9.03) are owing in respect of the Holdings PIK Subordinated Note at any time prior to the date which is seven and one-half years after the Initial Borrowing Date; provided that if the Term Loan
                                        --------
Commitment Expiry Date has occurred and no Tranche B Term Loans are outstanding after giving effect thereto, such cash interest may be payable at any time after the date which is five and one half years after the Initial Borrowing Date.

          SECTION 9.  Negative Covenants.  PI Holdings, PG Holdings, PII
                      ------------------
Holdings, the US Borrower and the Canadian Borrower (and, with respect to the covenants made pursuant to Section 9.07, Holdings) covenant and agree that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01  Liens.  PI Holdings will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of PI Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the US Borrower, the Canadian Borrower or any of their respective Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided
                                                                      --------
that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

           (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

           (ii) Liens in respect of property or assets of US Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the US Borrower, the US Borrower and its Subsidiaries taken as a whole or the Canadian Borrower or the Canadian Borrower and its Subsidiaries taken as a whole, or materially impair the use of any property or assets which are material to the operation of the business of the US Borrower, the US Borrower and its Subsidiaries taken as a whole, the Canadian Borrower, the Canadian Borrower and its Subsidiaries taken as a whole or PI Holdings and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

           (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 9.01, without giving effect to any extensions or renewals thereof;

            (iv)  Permitted Encumbrances;

             (v)  Liens created pursuant to the Security Documents;

            (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of PI Holdings and its Subsidiaries taken as a whole or materially diminishing the aggregate value of the Collateral;

           (vii) Liens upon assets of the US Borrower and its Subsidiaries subject to Capitalized Lease Obligations to the extent permitted by Section 9.04, provided that (x) such Liens only serve to secure the payment of
           --------
     Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset (other than proceeds thereof) of the US Borrower or any of its Subsidiaries;

          (viii) Liens placed upon assets used in the ordinary course of business of the US Borrower or any of its Subsidiaries at the time of acquisition thereof by the US Borrower or any such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding
                                 --------
     principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed, when added to the aggregate outstanding principal amount of Indebtedness outstanding pursuant to Sections 9.04(v) and 9.04(xiii), $10,000,000 and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the US Borrower or any of its Subsidiaries;

            (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness, not materially interfering with the conduct of the business of the US Borrower, the

     US Borrower and its Subsidiaries taken as a whole, the Canadian Borrower, the Canadian Borrower and its Subsidiaries taken as a whole or PI Holdings and its Subsidiaries taken as a whole and not materially diminishing the aggregate value of the Collateral;

           (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the US Borrower or any of its Subsidiaries in the ordinary course of business;

          (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09;

         (xii) statutory and contractual landlords' liens under leases or subleases to which the US Borrower or any of its Subsidiaries is a party;

        (xiii) Liens (other than any Lien imposed by ERISA) incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business and consistent with past practice to secure liabilities for premiums to insurance carriers, provided that the aggregate amount of deposits at any
                         --------
     time pursuant to clauses (y) and (z) shall not exceed $3,000,000;

         (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

         (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the US Borrower or any of its Subsidiaries in the ordinary course of business in accordance with past practice prior to the Initial Borrowing Date;

        (xvii) Liens on assets of any Subsidiary of the US Borrower acquired as a result of a Permitted Acquisition and securing only Permitted Acquired Debt of such Subsidiary, so long as such Liens comply with the requirements set forth in the definition of Permitted Acquired Debt; and

       (xviii) Liens not otherwise permitted by the foregoing clauses (i) through (xvii) to the extent attaching to properties and assets with an aggregate fair market value not in excess of, and securing aggregate liabilities not in excess of, $500,000 at any time outstanding.

In connection with the granting of Liens described above in this Section 9.01 by PI Holdings or any of its Subsidiaries, each of the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in respect of the item or items of equipment or other assets (including Real Property) subject to such Liens).

          9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.  PI
                -------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by the US Borrower and its Subsidiaries shall be permitted to the extent permitted by Section 9.08;

         (ii) each of the US Borrower and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer used or useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other assets, provided that
                                                                   --------
     the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii)(y) shall not exceed $500,000 in any fiscal year of the US Borrower;

        (iii)   investments may be made to the extent permitted by Section 9.05;

         (iv) each of the US Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

          (v) each of the US Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business;

         (vi) each of the US Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

        (vii) transfers of condemned property to the respective governmental authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement, shall be permitted;

       (viii) licenses or sublicenses by the US Borrower and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the US Borrower, the US Borrower and its Subsidiaries taken as a whole, the Canadian Borrower, the Canadian Borrower and its Subsidiaries taken as a whole or PI Holdings and its Subsidiaries taken as a whole shall be permitted;

         (ix)   the Transaction shall be permitted;

          (x) the US Borrower or any Domestic Wholly-Owned Subsidiary of the US Borrower may transfer assets to any Canadian Credit Party so long as the aggregate fair market value of all such assets transferred after the Effective Date (as determined in good faith by management of PI Holdings or the US Borrower) does not exceed $5,000,000 and may transfer assets or lease to or acquire or lease assets from the US Borrower or any other Domestic Wholly-Owned Subsidiary of the US Borrower, or any Domestic Wholly-Owned Subsidiary of the US Borrower may be merged into the US Borrower (as long as the US Borrower is the surviving corporation of such merger as a Wholly-Owned Subsidiary of PI Holdings) or any other Domestic Wholly-Owned Subsidiary of the US Borrower;

         (xi) so long as no Default or Event of Default exists at the time of the respective sale of assets or immediately after giving effect thereto, sales of assets (which may include interests in Subsidiaries and in joint ventures, provided that no part of the capital stock of any Subsidiary may
               --------
     be sold pursuant to this clause (xi) unless all of the capital stock of the respective Subsidiary owned by PI Holdings and its Subsidiaries is sold pursuant to such a sale) with a Fair Market Value not to exceed $2,000,000 in the aggregate may be made during any fiscal year of PI Holdings; provided that (a) the sale price with respect to each such asset sold shall
     --------
     not be less than the Fair Market Value of such asset and (b) at least 80% of such sale price shall be paid in cash or in Cash Equivalents (and treating as cash for this purpose the trade-in or exchange value of any item of equipment that is being sold to the extent that a new item of equipment is being purchased as part of such transaction);

        (xii) Permitted Acquisitions shall be permitted to be made in accordance with the requirements of Section 8.15;

       (xiii) any Foreign Wholly-Owned Subsidiary of the US Borrower may transfer assets to the US Borrower or any Domestic Wholly-Owned Subsidiary of the US Borrower or transfer assets or lease to or acquire assets from any other Foreign Wholly-Owned Subsidiary of the US Borrower, and any Canadian Wholly-Owned Subsidiary may amalgamate with or into the Canadian Borrower (provided that in such event the Canadian Borrower shall be the
               --------
     surviving corporation of such amalgamation) or any other Canadian Wholly-Owned Subsidiary; and

        (xiv) PI Holdings may liquidate any Subsidiary (other than a Borrower) so long as it has reasonably determined that neither it, nor any Subsidiary of PI Holdings into which such Subsidiary is liquidated, will assume any material contingent liabilities as a result thereof.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to Holdings or a Subsidiary of Holdings) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate by it in order to effect the foregoing.

          9.03  Restricted Payments.  PI Holdings will not, and will not permit
                -------------------
any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to PI Holdings or any of its Subsidiaries or make any other Restricted Payment, except that:

          (i) any Subsidiary of the US Borrower may pay Dividends to its shareholders, in each case so long as the US Borrower or any Subsidiary of the US Borrower which owns an equity interest in such Subsidiary receives a percentage of any such Dividend which is at least equal to its percentage equity interest in the respective Subsidiary paying such Dividend;

         (ii) PI Holdings may (x) repurchase PI Holdings Common Stock and/or options to purchase PI Holdings Common Stock held by, or (y) make payments pursuant to equity appreciation rights agreements to, directors, executive officers, members of management or employees of PI Holdings or any of its Subsidiaries upon the death, disability, retirement or termination of such director, executive officers, member of management or employee, so long as
     (A) no Default or Event of Default then exists or would exist after giving effect thereto and (B) the aggregate amount of consideration paid by PI Holdings pursuant to this clause (ii) shall not exceed (1) for all such directors, officers, managers and employees other than Muller, $250,000 in any fiscal year of PI Holdings other than fiscal year 1999; (2) for Muller, $1,000,000 in any fiscal year of PI Holdings other than fiscal year 1999 and (3) $250,000 in the aggregate for all such repurchases during PI Holdings' fiscal year 1999;

        (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), cash Dividends may be paid to PI Holdings, PG Holdings and/or PII Holdings so long as the proceeds thereof are promptly used to (x) pay operating expenses in the ordinary course of business and other similar corporate overhead costs and expenses, provided that the aggregate amount of cash Dividends paid pursuant to this clause (w) in any fiscal year of PI Holdings shall in no event exceed $100,000 (or $50,000 during fiscal year
     1999) and (y) pay required fees and expenses in connection with the Transaction and the registration under applicable laws and regulations of its equity securities otherwise permitted hereunder;

         (iv) cash Dividends may be paid to PI Holdings, PG Holdings and/or PII Holdings to (i) pay taxes due in the ordinary course of business, provided that (x) any payments made to PI Holdings, PG Holdings or PII
     --------
     Holdings for such purpose which are not promptly used to pay taxes shall promptly be contributed by such Person to the capital of the US Borrower and (y) any tax refunds received by PI Holdings, PG

     Holdings, or PII Holdings shall promptly be contributed by such Person to the capital of the US Borrower and (ii) pay fees and expenses incurred under the Carlyle Management Agreement and the Genstar Engagement Agreement to the extent such payments are permitted under Section 9.06(vi) so long as all such proceeds are promptly (and in any event within five Business Days) used by PI Holdings to pay such amounts;

          (v) the Recapitalization may be effected on the Initial Borrowing Date and payments may be made in connection therewith in accordance with terms of the Recapitalization Documents;

         (vi) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, Restricted Payments may be upstreamed from the US Borrower to PI Holdings for the purpose of enabling PI Holdings to pay the amounts referred to in clause (ii) of this Section 9.03, so long as all proceeds thereof are promptly (and in any event within five Business Days) used by PI Holdings to pay such amounts;

        (vii) so long as no Default or Event of Default exists or would result therefrom, the US Borrower may (x) repurchase US Borrower Subordinated Notes pursuant to Change of Control Purchases and (y) make regularly scheduled interest payments on the US Borrower Subordinated Notes to the extent required to be made pursuant to the US Borrower Subordinated Note Documents; provided that nothing in this clause (vii) shall be deemed to
                --------
     permit the US Borrower to make any voluntary payments of interest or principal on such US Borrower Subordinated Notes; and

       (viii)   so long as no Default or Event of Default exists or would
     result therefrom, PI Holdings shall be permitted to pay cash interest on the Holdings PIK Subordinated Note in an aggregate amount not to exceed, in any fiscal year of PI Holdings, 25% of Excess Cash Flow for the immediately preceding fiscal year of PI Holdings; provided that, (x) in addition to the
                                           --------
     cash interest payments permitted above in this clause (viii), beginning with the fiscal year of PI Holdings beginning on or about January 1, 2004, so long as the Leverage Ratio immediately prior to giving effect to such payment does not exceed 2.25:1.00, PI Holdings shall be permitted to make cash payments of principal on the Holdings PIK Subordinated Note in an aggregate amount not to exceed, in any fiscal year of PI Holdings, when combined with all cash payments of interest made pursuant to this clause
     (viii), 25% of the Excess Cash Flow of PI Holdings for the immediately preceding fiscal year of PI Holdings and (y) notwithstanding the foregoing, beginning with PI Holdings' fiscal year beginning on or about January 1, 2005, the amounts permitted to be paid pursuant to this clause (viii) (including, without limitation, clause (x) of this proviso) shall, to the extent not used in such fiscal year of PI Holdings to make payments hereunder, be permitted to be carried forward and used to make such payments in the immediately succeeding fiscal year; provided that the
                                                         --------
     amount of any carry forwards in subsequent years shall be calculated without giving effect to amounts carried forward in any prior fiscal year.

          9.04  Indebtedness.  PI Holdings will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

         (ii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule 7.22, without giving effect to any refinancings, extensions or renewals thereof;

        (iii) accrued expenses and current trade accounts payable incurred in the ordinary course;

         (iv) the Borrowers may incur Indebtedness under Interest Rate Protection Agreements which are not speculative in nature and relate to the Obligations;

          (v) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.08, provided that in no event shall
                                                --------
     the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (v), when added to the aggregate outstanding principal amount of Indebtedness outstanding pursuant to Section 9.04(xiii) or secured by Liens permitted under Section 9.01(viii), exceed $10,000,000 at any time outstanding;

         (vi) Indebtedness subject to Liens permitted under Sections 9.01(viii), 9.01(xi) and 9.01(xiii) so long as such Indebtedness is only of the type specifically described in such respective Sections and the outstanding amount of such Indebtedness does not exceed the respective amounts permitted by Sections 9.01(viii), 9.01(xi) and 9.01(xiii), respectively;

        (vii) intercompany Indebtedness of the US Borrower and its Wholly-Owned Subsidiaries, to the extent permitted by Section 9.05(vi);

       (viii)   in addition to any Indebtedness permitted by preceding clause
     (vii), Indebtedness of any Wholly-Owned Subsidiary of the US Borrower to the US Borrower or another Wholly-Owned Subsidiary of the US Borrower constituting the purchase price in respect of intercompany transfers of goods made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

         (ix) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 9.05(v);

          (x) Indebtedness of the US Borrower and its Subsidiaries under performance bonds, letter of credit obligations to provide security for workers' compensation claims and bank overdrafts, in each case incurred in the ordinary course of business, provided that any obligations arising in
                                      --------
     connection with such bank overdraft Indebtedness is extinguished within five Business Days;

         (xi) Indebtedness incurred by the US Borrower or any of its Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the disposition of any business, assets or Subsidiary of the US Borrower;

        (xii) accounts payable to vendors for goods and services obtained in the ordinary course of business and under customary terms and conditions;

       (xiii) Permitted Acquired Debt of Subsidiaries of the US Borrower assumed as a result of Permitted Acquisitions effected in accordance with the requirements of Section 8.15, so long as the aggregate principal amount of Permitted Acquired Debt incurred or assumed after the Initial Borrowing Date, shall not exceed, when added to the aggregate outstanding principal amount of Indebtedness outstanding pursuant to Section 9.04(v) or secured by Liens permitted under Section 9.01(viii), $10,000,000 in the aggregate at any time outstanding;

        (xiv) subordinated unsecured Indebtedness of PI Holdings issued with respect to obligations permitted under Section 9.03(ii) in an aggregate amount not to exceed the amounts permitted by Section 9.03(ii) (taking into account any additional consideration paid in respect of such obligations);

         (xv) Indebtedness of PI Holdings pursuant to the Holdings PIK Subordinated Note in an aggregate principal amount not to exceed (x) $19,000,000 plus (y) the principal amount of additional like kind notes issued in payment of accrued interest on the Holdings PIK Subordinated Note, less the aggregate amount of all repayments of the Holdings PIK Subordinated Note effected after the Initial Borrowing Date;

        (xvi) Indebtedness of the US Borrower pursuant to the US Borrower Subordinated Notes in an aggregate principal amount not to exceed that amount outstanding on the Initial Borrowing Date (such amount in any case not to exceed $135,000,000), less the aggregate amount of all repayments of principal of such US Borrower Subordinated Notes (including repurchases thereof pursuant to Change of Control Purchases thereof) effected after the Initial Borrowing Date;

       (xvii) Indebtedness pursuant to one or more issuances of Qualified Debt Securities owing to the sellers of stock or assets pursuant to any Permitted Acquisition, and issued as part of the consideration paid in connection with such Permitted Acquisition, in an aggregate principal amount at any time outstanding not to exceed $30,000,000; and

      (xviii)   additional Indebtedness of the US Borrower and its Subsidiaries
     not to exceed $500,000 in aggregate principal amount outstanding at any time.

     Notwithstanding the foregoing provisions of this Section 9.04, and for so long as the Indenture remains outstanding, in no event shall any Borrower incur or permit to remain outstanding any Indebtedness pursuant to Section 4.8(b)(ii) of the Indenture.

          9.05  Advances, Investments and Loans.  PI Holdings will not, and will
                -------------------------------
not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (all of the foregoing, "Investments"), except that the following shall be permitted:

          (i) the US Borrower and its Subsidiaries may acquire and hold accounts receivable arising in the ordinary course of business and owing to any of them;

         (ii) (x) the US Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, and (y) PI Holdings, PG Holdings, and PII Holdings may hold cash or Cash Equivalents which are the proceeds of Restricted Payments received from the US Borrower pursuant to Section 9.03 for up to five Business Days (with any such cash or Cash Equivalents held by PI Holdings, PG Holdings, and PII Holdings after the fifth Business Day following the receipt thereof by PI Holdings, PG Holdings, and PII Holdings to be immediately contributed by PI Holdings, PG Holdings, and PII Holdings to the US Borrower);

        (iii) the US Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount of such loans and advances at any time outstanding pursuant to this clause (iii) (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $250,000;

         (iv) the US Borrower and the Canadian Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(iv);

          (v) the US Borrower and its Subsidiaries may enter into and perform their obligations under Other Hedging Agreements entered into in the ordinary course of business so long as any such Other Hedging Agreement is not speculative in nature;

         (vi) any Wholly-Owned Subsidiary of the US Borrower may make intercompany loans to the US Borrower or any other Domestic Wholly-Owned Subsidiary of the US Borrower and the US Borrower may make intercompany loans and advances to and other Investments in any Domestic Wholly-Owned Subsidiary of the US Borrower, provided that (i) any promissory notes
                                    --------
     evidencing such intercompany loans owing to the US Borrower or any Wholly-Owned Subsidiary of the US Borrower shall be pledged (and delivered to the Collateral Agent) as Collateral pursuant to the applicable Pledge Agreement and (ii) any such intercompany loan made by any Foreign Subsidiary of the US Borrower to the US Borrower or any Domestic Subsidiary of the US Borrower shall be expressly subordinated to the Obligations of the US Borrower or any guarantees thereof;

        (vii) the US Borrower and its Subsidiaries may sell or transfer assets to the extent permitted by Section 9.02, and may acquire non-cash consideration in respect thereof to the extent permitted by Section 9.02(xi);

       (viii) the US Borrower may establish Subsidiaries to the extent permitted by Section 9.14, and may effect Permitted Acquisitions in accordance with the requirements of Section 8.15;

         (ix) (x) PI Holdings, PG Holdings, and PII Holdings may make capital contributions to the US Borrower and (y) PI Holdings may make capital contributions to PG Holdings and PII Holdings, and PG Holdings may make capital contributions to PII Holdings; provided that, in each case, the
                                            --------
     entire amount thereof is promptly thereafter contributed by PG Holdings or PII Holdings, as the case may be, to the capital of the US Borrower;

          (x) PI Holdings may hold the promissory note from Muller issued on or before the Initial Borrowing Date in an aggregate principal amount of $3,500,000, provided that such note shall be pledged to the Collateral
                 --------
     Agent pursuant to the US Pledge Agreement; and

         (xi) the US Borrower and its Subsidiaries may make additional Investments (which may, but are not required to be made, in joint ventures and/or Subsidiaries which are not Wholly-Owned Subsidiaries) in an aggregate amount at any time outstanding (calculated without regard to any write-downs or write-offs thereof) not to exceed $500,000, provided, that
                                                                --------
     to the extent any Investment pursuant to this clause (xi) is made as an equity contribution to any Subsidiary of the US Borrower or its Subsidiaries, the basket provided for by this clause (xi) shall be replenished by the amount of any Dividends from the Subsidiary receiving such equity contribution to the Person making such equity contribution.

          9.06  Transactions with Affiliates.  PI Holdings will not, and will
                ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of PI Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to PI Holdings or such Subsidiary as would reasonably be obtained by PI Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i)   Restricted Payments may be paid to the extent provided in
     Section 9.03;

         (ii) loans may be made and other transactions may be entered into among the US Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02(x), (xiii) and (xiv), 9.04 and 9.05;

        (iii)   customary fees may be paid to non-officer directors of PI
     Holdings;

         (iv) PI Holdings and its Subsidiaries may enter into employment arrangements with respect to the procurement of services of their respective officers and employees in the ordinary course of business, including executive compensation arrangements;

          (v) the US Borrower and its Subsidiaries' may make Investments permitted by Section 9.05(x); and

         (vi) so long as no Default or Event of Default then exists, or would exist immediately after giving effect thereto, the US Borrower may pay (x) fees and reasonable expense reimbursements owing pursuant to the Carlyle Management Agreement, provided, that in no event shall the aggregate amount of fees paid under
     --------
     the Carlyle Management Agreement exceed $1,000,000 per annum, (y) fees owing pursuant to the Genstar Engagement Agreement not to exceed $675,000 in any fiscal year of PI Holdings or $1,610,625 in the aggregate and (z) transaction fees payable to Carlyle Entities in connection with Permitted Acquisitions and capital markets transactions permitted to be consummated under this Agreement; provided that such transaction fees shall not exceed
                           --------
     the amount which, in the good faith estimate of management of PI Holdings or the US Borrower, would be paid for the services provided to PI Holdings and its Subsidiaries if such fees were determined on an arms-length basis.

          Except as specifically provided in clause (vi) above, no management or similar fees shall be paid or payable by PI Holdings or any of its Subsidiaries to any Carlyle Entity or to any other Person that is an Affiliate of PI Holdings or any of its Subsidiaries other than the US Borrower.

          9.07  Business.  (a)  Holdings, PI Holdings, PG Holdings and PII
                --------
Holdings will engage in no business activities and shall have no assets or liabilities, other than (i) obligations set forth in Section 9.03(iii), (ii) tax obligations in connection with the operations of Holdings and its Subsidiaries,
(iii) their ownership of the capital stock of PI Holdings, PG Holdings, PII Holdings and the US Borrower, as the case may be, and liabilities incident thereto, including their guaranty pursuant to Section 14.01, (iv) in the case of PI Holdings, liabilities pursuant to the Holdings PIK Subordinated Note to the extent permitted by Section 9.04(xv) and (v) and obligations permitted by
Section 9.04(xvii) pursuant to Qualified Debt Securities.

          (b) The US Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the Business and reasonable extensions thereof.

          9.08  Capital Expenditures.  (a)  PI Holdings will not, and will not
                --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that the US Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this Section 9.08(a) does not exceed in the aggregate for any fiscal year of PI Holdings that amount set forth below opposite such fiscal year, as such amount may be reduced by amounts allocated to Capital Expenditures in such fiscal year pursuant to clause (y) of the final sentence of Section 8.15(a):

                  Fiscal Year                Amount
                  -----------                ------
                     1999                 $12,000,000

                     2000                 $21,000,000

                     2001                 $15,000,000

                     2002                 $12,000,000

                  Fiscal Year                Amount
                  -----------                ------
                     2003                  $12,000,000

                     2004                  $12,000,000

                     2005                  $12,000,000

                     2006                  $12,000,000

          (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the US Borrower and its Subsidiaries (excluding those Capital Expenditures made pursuant to following clause (c)) in any fiscal year of PI Holdings (beginning with fiscal year 2000) are less than the amount permitted above in clause (a) for such fiscal year, the amount of such difference, but in no case more than, in the case of fiscal years 2000 and 2001, 70% and, in the case of each subsequent fiscal year, 25% of the aggregate amount permitted for such fiscal year, may be carried forward and used to make Capital Expenditures in the immediately succeeding fiscal year.

          (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), the US Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) the reinvestment of proceeds of Recovery Events that are not required to be applied to prepay Loans pursuant to
Section 4.02(j) and the reinvestment of asset sale proceeds not required to be applied to prepay Loans pursuant to Section 4.02(h) in replacement assets which are the functional equivalent of the item so sold or exchanged within 120 days of such asset sale giving rise to such proceeds, (ii) Permitted Acquisitions and Capital Expenditures that may be effected in accordance with the requirements of
Section 8.15 and (iii) Capital Expenditures funded by additional cash equity contributions from the Equity Investors.

          9.09  Consolidated Interest Coverage Ratio.  PI Holdings will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period, in each case taken as one accounting period, ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

               Fiscal Quarter
               --------------
               Ended Closest to                  Ratio
               ----------------                  -----
               December 31, 1999                 2.25:1.00
               March 31, 2000                    2.25:1.00
               June 30, 2000                     2.25:1.00
               September 30, 2000                2.50:1.00
               December 31, 2000                 2.50:1.00

               March 31, 2001                    2.50:1.00
               June 30, 2001                     2.50:1.00
               September 30, 2001                2.50:1.00
               December 31, 2001                 2.75:1.00

               March 31, 2002                    2.75:1.00
               June 30, 2002                     2.75:1.00
               September 30, 2002                3.00:1.00
               December 31, 2002                 3.00:1.00

               March 31, 2003                    3.00:1.00
               June 30, 2003                     3.00:1.00
               September 30, 2003                3.00:1.00
               December 31, 2003                 3.00:1.00

               March 31, 2004                    3.00:1.00
               June 30, 2004                     3.00:1.00
               September 30, 2004                3.00:1.00
               December 31, 2004                 3.00:1.00

               March 31, 2005                    3.00:1.00
               June 30, 2005                     3.00:1.00
               September 30, 2005                3.00:1.00
               December 31, 2005                 3.00:1.00

               March 31, 2006                    3.00:1.00
               June 30, 2006                     3.00:1.00
               September 30, 2006                3.00:1.00

          9.10  Maximum Leverage Ratio.  PI Holdings will not permit the
                ----------------------
Leverage Ratio at any time during a period described below to be greater than the ratio set forth opposite such period below:

          Period                                      Ratio
          ------                                      -----
          Fiscal quarter ending closest to
          December 31, 1999                           4.00:1.00

          Fiscal quarter ending closest to
          March 31, 2000                              4.00:1.00

          Fiscal quarter ending closest to
          June 30, 2000                               4.00:1.00

          Fiscal quarter ending closest to
          September 30, 2000                          4.00:1.00

          Fiscal quarter ending closest to
          December 31, 2000                           3.75:1.00

          Fiscal quarter ending closest to
          March 31, 2001                              3.75:1.00

          Fiscal quarter ending closest to
          June 30, 2001                               3.75:1.00

          Fiscal quarter ending closest to
          September 30, 2001                          3.50:1.00

          Fiscal quarter ending closest to
          December 31, 2001                           3.50:1.00

          Fiscal quarter ending closest to
          March 31, 2002                              3.25:1.00

          Fiscal quarter ending closest to
          June 30, 2002                               3.25:1.00

          Fiscal quarter ending closest to
          September 30, 2002                          3.00:1.00

          Fiscal quarter ending closest to
          December 31, 2002                           3.00:1.00

          Fiscal quarter ending closest to
          March 31, 2003                              3.00:1.00

          Fiscal quarter ending closest to
          June 30, 2003                               3.00:1.00

          Fiscal quarter ending closest to
          September 30, 2003                          2.75:1.00

          Fiscal quarter ending closest to
          December 31, 2003                           2.75:1.00

          Fiscal quarter ending closest to
          March 31, 2004                              2.75:1.00

          Fiscal quarter ending closest to
          June 30, 2004                               2.75:1.00

          Fiscal quarter ending closest to

          September 30, 2004                          2.75:1.00

          Fiscal quarter ending closest to
          December 31, 2004                           2.75:1.00

          Fiscal quarter ending closest to
          March 31, 2005                              2.75:1.00

          Fiscal quarter ending closest to
          June 30, 2005                               2.75:1.00

          Fiscal quarter ending closest to
          September 30, 2005                          2.75:1.00

          Fiscal quarter ending closest to
          December 31, 2005                           2.75:1.00

          Fiscal quarter ending closest to
          March 31, 2006                              2.75:1.00

          Fiscal quarter ending closest to
          June 30, 2006                               2.75:1.00

          Fiscal quarter ending closest to
          September 30, 2006                          2.75:1.00

          Fiscal quarter ending closest to
          December 31, 2006                           2.75:1.00

          9.11  Limitation on Modifications of Indebtedness; Modifications of
                -------------------------------------------------------------
Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.  PI
------------------------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness, the Holdings PIK Subordinated Note Documents, the US Borrower Subordinated Note Documents or the documentation governing any Qualified Debt Securities, other than any amendments or modifications of the foregoing which do not in any way adversely affect the interests of the Lenders and which are otherwise permitted under the other terms of this Agreement, (ii) amend or modify, or permit the amendment or modification of, any Recapitalization Document, except for amendments or modifications which are not in any way adverse to the interests of the Lenders, (iii) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation), By-Laws or Operating Agreement, or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) which do not in any way adversely affect the interests of the Lenders, provided that nothing in this clause (iii) shall prevent PI Holdings or
         --------
any of its Subsidiaries from amending its Certificate of

Incorporation or By-laws to permit PI Holdings to issue such capital stock as is permitted to be issued by Section 9.13 or (iv) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or make any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, without limitation, by way of depositing money or securities before due for the purpose of paying when due) the US Borrower Subordinated Notes, the Holdings PIK Subordinated Note, any Qualified Debt Securities, any other Existing Indebtedness or any Indebtedness for borrowed money permitted to be issued after the Initial Borrowing Date pursuant to Section 9.04.

          9.12  Limitation on Certain Restrictions on Subsidiaries.  The US
                --------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the US Borrower or any Subsidiary of the US Borrower, or pay any Indebtedness owed to the US Borrower or a Subsidiary of the US Borrower, (b) make loans or advances to the US Borrower or any Subsidiary of the US Borrower or (c) transfer any of its properties or assets to the US Borrower or any Subsidiary of the US Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the US Borrower or a Subsidiary of the US Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the US Borrower or a Subsidiary of the US Borrower in the ordinary course of business, (v) any holder of a Permitted Lien may restrict the transfer of the asset or assets subject thereto, (vi) any Indebtedness incurred after the Initial Borrowing Date in accordance with the provisions of this Agreement may contain restrictions which are not more restrictive than those contained in this Agreement, (vii) to the extent any Subsidiary acquired or created after the Initial Borrowing Date is the obligor with respect to Permitted Acquired Debt permitted to remain outstanding pursuant to the terms of this Agreement, such Permitted Acquired Debt may contain restrictions of the type otherwise described above with respect to such Subsidiary (so long as such restrictions were not created in contemplation of such Person becoming a Subsidiary or made more restrictive after the date of the respective acquisition).

          9.13  Limitation on Issuance of Capital Stock.  (a)  PI Holdings will
                ---------------------------------------
not issue (i) any preferred stock other than Qualified Preferred Stock or (ii) any redeemable (except at the sole option of PI Holdings) common stock.

          (b) PG Holdings, PII Holdings and the Borrowers will not issue, or permit any of their Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of PI Holdings or any of its Subsidiaries in any class of the capital stock of the US Borrower or such Subsidiary, (iii) in the case of Foreign Subsidiaries of the US Borrower, to qualify directors to the extent required by applicable law, and (iv) Subsidiaries of the US Borrower formed after the Initial Borrowing Date pursuant to Section 9.14 may issue capital stock to the US Borrower or the respective Subsidiary of the US Borrower which owns such stock in accordance with the requirements of Section 8.11. All capital stock issued in accordance with this
Section 9.13(b) shall, to the extent required by the Pledge Agreements, be delivered to the Collateral Agent and pledged pursuant to the Pledge Agreements.

          9.14  Limitation on Creation of Subsidiaries.  PI Holdings will not,
                --------------------------------------
and will not permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that (i) the US Borrower may acquire, pursuant to a Permitted
         --------
Acquisition, establish or create one or more Wholly-Owned Subsidiaries of the US Borrower without such consent and (ii) the Canadian Borrower may acquire, pursuant to a Permitted Acquisition, establish or create one or more Canadian Wholly-Owned Subsidiaries without such consent so long as in each case described above in clauses (i) and (ii) of this Section 9.14 (x) 100% of the capital stock of any such new Subsidiary (or 65% of the Voting Stock and 100% of the non-Voting Stock of any Canadian Wholly-Owned Subsidiary acquired by the US Borrower or any of its Domestic Wholly-Owned Subsidiaries) is upon the creation or establishment or acquisition of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Creditors under the US Pledge Agreement or the Canadian Pledge Agreement, as applicable and (y) upon the creation, establishment or acquisition (or thereafter to the extent permitted by Section 8.12) of any such new Wholly-Owned Subsidiary, such Wholly-Owned Subsidiary executes the Additional Security Documents and guaranty required to be executed by it in accordance with Section 8.12. Notwithstanding anything to the contrary contained above, the US Borrower may acquire or create one or more Subsidiaries which are not Wholly-Owned Subsidiaries, so long as the aggregate amount of Investments made therein by the US Borrower and its other Subsidiaries is permitted by Section 9.05(x).

          SECTION 10. Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          10.01 Payments.  The US Borrower or the Canadian Borrower shall (i)
                --------
default in the payment when due of any principal or Face Amount, as applicable, of any Loan or any Note or any Bankers' Acceptance or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

          10.02 Representations, etc.  Any representation, warranty or
                ---------------------
statement made by Holdings or any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 Covenants.  Holdings, PI Holdings, PG Holdings, PII Holdings,
                ---------
the US Borrower or the Canadian Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), Section 8.08, the first sentence of Section 8.11, Section 8.15, Section 8.16 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the US Borrower by the Administrative Agent (whether acting on its own or at the request of the Required Lenders); or

          10.04 Default Under Other Agreements.  (i) PI Holdings or any of its
                ------------------------------
Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, (ii) any Indebtedness (other than the Obligations) of PI Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it
                                                           --------
shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $2,000,000; or

          10.05 etc.  PI Holdings or any of its Subsidiaries (excluding
                      ----------------
Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 15 days, or is not dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries), or PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, winding-up, bankruptcy, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 90 days, or PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian receiver, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 90 days; or PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by PI Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

          10.06 ERISA.  (a) Any Plan or Multiemployer Plan shall fail to satisfy
                -----
the minimum funding standard required for any plan year or part thereof under
Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or a Foreign Pension Plan has not been timely made, PI Holdings or any Subsidiary of PI Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or PI Holdings or any Subsidiary of PI Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans, Multiemployer Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Agents, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07 Security Documents.  At any time after the execution, delivery
                ------------------
and in the case of the Mortgages, filing thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, any material portion of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by
Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; provided that in the case of the Mortgages and intellectual
                   --------
property assignments, so long as such default does not in any way impair the Collateral Agent's perfected security interest in and Lien on (including, without limitation, the first priority status of such Lien) or materially impair the value of any Real Property or intellectual property which is the subject of such Mortgage or assignment, the Borrowers shall have 30 days from the date of any notice of such default from the Administrative Agent or the Required Lenders to the US Borrower during which to cure such default before such condition results in an Event of Default pursuant to this Section 10.07; or

          10.08 Guaranty.  Any Guaranty or any provision thereof shall cease to
                --------
be in full force or effect as to the relevant Guarantor (unless such Guarantor is no longer a Subsidiary or Parent Guarantor by virtue of a liquidation, sale, merger or consolidation permitted by Section 9.02), or any Guarantor (or any other Person acting by or on behalf of such Guarantor) shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty or any such Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty, provided that in the case of Section 13 of the Subsidiaries Guaranty, if the default constitutes a failure to perform or comply with any provision, covenant or agreement contained in Section 8 of this Agreement (other than Section 8.01(g)(i), Section 8.08, the first sentence of
Section 8.11, or Section 8.15), such default shall not constitute an Event of Default unless it shall continue unremedied for a period of at least 30 days after written notice to the US Borrower by the Administrative Agent (whether acting on its own behalf or at the request of the Required Lenders); or

          10.09 Judgments.  One or more judgments or decrees shall be entered
                ---------
against PI Holdings or any of its Subsidiaries involving in the aggregate for PI Holdings and its Subsidiaries (excluding Insignificant Subsidiaries) a liability (not paid by (or on behalf of) PI Holdings or any of its Subsidiaries or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees, to the extent not covered by insurance, exceeds $2,000,000; or

          10.10 Change of Control.  A Change of Control shall occur; or
                -----------------

          10.11 Subordination.  At any time following the Initial Borrowing
                -------------
Date, the Obligations (or any of them) shall cease to constitute "Senior Debt" under and pursuant to the US Borrower Subordinated Notes, the Holdings PIK Subordinated Note and/or any Qualified Debt Securities issued pursuant to
Section 9.04(xvii);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the US Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur
 --------
with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the US Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal and Face Amount, as applicable, of and any accrued interest in respect of all Loans, Notes and Bankers' Acceptances and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be so terminated in accordance with its terms; (iv) direct the US Borrower to pay (and the US Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to either Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding;
(v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral as provided in Section 4.02.

          SECTION 11.  Definitions and Accounting Terms.
                       --------------------------------

          11.01 As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acceptance Fee" shall mean, in respect of a Bankers' Acceptance, a fee calculated on the Face Amount of such Bankers' Acceptance at a rate per
                                                                        ---
annum equal to the Applicable Margin that would be payable with respect to a
-----
Tranche A Term Loan maintained as a Eurodollar Loan drawn on the Drawing Date of such Bankers' Acceptance. Acceptance Fees shall be calculated on the basis of the term to maturity of the Bankers' Acceptance and a year of 365 days.

          "Acquisition Commitment Assumption Agreement" shall mean and include each Acquisition Commitment Assumption Agreement in the form of Exhibit L hereto executed and delivered in accordance with Section 1.14 hereof.

          "Acquisition Commitment Assumption Date" shall mean the date on which each Acquisition Commitment Assumption Agreement is delivered to the Administrative Agent pursuant to Section 1.14 of this Agreement.

          "Acquisition Loan" shall have the meaning provided in Section 1.01(g).

          "Acquisition Loan Commitment" shall mean with respect to each Lender, the amount (if any) from time to time set forth opposite such Lender's name on
Schedule I hereto directly below the column entitled "Acquisition Loan Commitment", as the same may be deemed amended pursuant to Section 1.14 on each Acquisition Commitment Assumption Date, and as the same may be reduced from time to time pursuant to Sections 3.02, 3.03, 4.02, and/or 10 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 13.04(b).

          "Acquisition Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(d).

          "Acquisition Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(d).

          "Acquisition Note" shall have the meaning provided in Section 1.05(a).

          "Acquisition Revolving Loan" shall have the meaning provided in
Section 1.01(f).

          "Acquisition Term Loan" shall have the meaning provided in Section 1.01(g).

          "Additional Charges" shall have the meaning provided in Section 13.18(b).

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 8.12.

          "Additional Mortgage" shall have the meaning provided in Section 8.12(a).

          "Additional Mortgaged Property" shall have the meaning provided in
Section 8.12(a).

          "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.12 with respect to Additional Collateral, as each such document may be modified, supplemented or amended from time to time.

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period without taking into account any gains or losses from Asset Sales made during such period to the extent otherwise included in the calculation of Consolidated Net Income, plus, without duplication, the sum of (i) the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense, but excluding any net non-cash charges reflected in Adjusted Consolidated Working Capital), (ii) net non-cash losses which were included in arriving at Consolidated Net Income for such period and (iii) all cash payments made on the Holdings PIK Subordinated Note during such period, less the sum of the amount of all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and any successor thereto.

          "Affected Eurodollar Loan" shall have the meaning provided in Section 4.02.

          "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however,
                                                           --------  -------
that for purposes of Section 9.06, an Affiliate of PI Holdings shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of PI Holdings and any officer or director of PI Holdings or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agent and, for purposes of Section 12 and 13.01, shall also include the Collateral Agent.

          "Aggregate Percentage" of any Lender at any time shall be that percentage (determined after giving effect to any conversion required by Section 1.15(a)) which is equal to a fraction (expressed as a percentage) the numerator of which is the sum of the outstanding Term Loans and Commitments of such Lender at such time and the denominator of which is the sum of all outstanding Term Loans at such time plus the Total Commitment at such time, provided that if any
                                                           --------
such determination is to be made after the Total Commitment (and related Commitments of the Lenders) has terminated, the determination of such percentages shall be made immediately before giving effect to such termination.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

          "AL Lender" shall mean, at any time, each Lender with an Acquisition Loan Commitment or outstanding Acquisition Loans.

          "AL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the aggregate principal amount of the Acquisition Loan Commitment of such Lender then outstanding and the denominator of which is the Total Acquisition Loan Commitment then in effect.

          "Applicable Excess Cash Flow Percentage" shall mean, for each Excess Cash Payment Period ending prior to January 1, 2001, 75%, and for each Excess Cash Payment Period ending thereafter, the respective percentage set forth in clause (A) or (B) below if, but only if, as of the last day of the fiscal quarter of PI Holdings most recently ended as of the Excess Cash Payment Date applicable to such Excess Cash Payment Period, the applicable conditions set forth in clause (A) or (B) below, as the case may be, are met:

          (A) 75% if, the Leverage Ratio for the applicable Test Period shall be greater than 2.25:1.00.

          (B) 50%, if the Leverage Ratio for the applicable Test Period shall be less than or equal to 2.25:1.00.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Excess Cash Flow Percentage shall be 75% at all times during which a Default or Event of Default exists and is continuing as of the respective Excess Cash Payment Date.

          "Applicable Margin" at any time shall mean a percentage per annum equal to (i) in the case of Tranche A Term Loans, Revolving Loans, Acquisition Loans and Canadian Term Loans (A) maintained as Base Rate Loans or Canadian Prime Rate Loans, the greater of (x) 0% and (y) 1.25% plus the then applicable Interest Adjustment Factor, and (B) maintained as Eurodollar Loans, the greater of (x) 0% and (y) 2.25% plus the then applicable Interest Adjustment Factor,
(ii) in the case of Tranche B Term Loans (A) maintained as Base Rate Loans, 1.75% and (B) maintained as Eurodollar Loans, 2.75%, and (iii) in the case of Swingline Loans (which must be maintained as Base Rate Loans), the greater of
(x) 0% and (y) 1.25% plus the then applicable Interest Adjustment Factor. For purposes of the immediately preceding sentence, it is understood that, if the respective Interest Adjustment Factor is a negative percentage, the addition of such negative percentage shall result in a decrease to the Applicable Margin by the relevant percentage specified in the definition of Interest Adjustment Factor. Notwithstanding anything to the contrary contained above, on the Change of Control Purchase Borrowing Date, the Applicable Margin for Tranche B Term Loans as determined above shall be increased by (x) 1/4 of 1% if the Senior Leverage Amount is less than or equal to $205,000,000 but greater than $135,000,000 or (y) 1/2 of 1%, if the Senior Leverage Amount is greater than $205,000,000.

          "Asset Sale" shall mean the sale, lease or other disposition by PI Holdings or any of its Subsidiaries to any Person other than a Borrower or any Wholly-Owned Subsidiary of the US Borrower of (i) any of the stock or other equity interests of any of PI Holdings' Subsidiaries, (ii) substantially all of the assets of any division or line of business of PI Holdings or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of PI Holdings or any of its Subsidiaries; provided, however, that Asset Sales shall
                                     --------  -------
not include (x) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (y) any sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 120 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged and (z) the leasing (pursuant to leases in the ordinary course of business) or licensing of real or personal property, including intellectual property.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Assuming Lender" shall have the meaning set forth in Section 1.14.

          "Authorized Officer" shall have the meaning provided in Section
1.03(c).

          "BA Accreted Amount" shall mean, in respect of any Bankers' Acceptance purchased by a Lender pursuant to Section 1.06 and Schedule III hereto, on any date, an amount equal to the sum of BA Discount Proceeds plus the amount of the
                                                         ----
BA Discount accreted from, and including, the date of purchase of such Bankers' Acceptance to, but excluding, such date of determination at the Reference Discount Rate applicable to such Bankers' Acceptance, on the basis of actual days elapsed in a 365-day year.

          "BA Discount" shall mean, in respect of any Bankers' Acceptance purchased by a Lender pursuant to Section 1.06 and Schedule III hereto, an amount equal to the difference between the Face Amount of such Bankers' Acceptance and the BA Discount Proceeds with respect to such Bankers' Acceptance.

          "BA Discount Proceeds" shall mean, in respect of any Bankers' Acceptance to be purchased by a Lender on any date pursuant to Section 1.06 and
Schedule III hereto, an amount rounded to the nearest whole Canadian cent, calculated on such day by dividing:

          (a) the Face Amount of such Bankers' Acceptance;

          by

          (b) the sum of one plus the product of:
                             ----

              (i) the Reference Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

              (ii) a fraction, the numerator of which is the number of days in the term of maturity of such Bankers' Acceptance and the denominator of which is 365;

          with such product being rounded up or down to the fifth decimal place.

          "Bank Act Security" shall have the meaning provided in Section 5.11.

          "Bankers' Acceptance" means a Draft accepted by a Lender pursuant to
Section 1.06 and Schedule III hereto.

          "Bankers' Acceptance Loans" shall mean the creation and discount of Bankers' Acceptances as contemplated in Section 1.06 hereof and Schedule III hereto.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" shall mean, for any day, a rate of interest per annum equal to the higher of (i) the Prime Lending Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2 of 1% per annum.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the US Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders (other than any Lender which has not funded its share of such borrowing in accordance with this Agreement) having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided
                                                                       --------
that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business" shall mean the business as conducted by the Borrowers and their respective Subsidiaries on the Initial Borrowing Date (after giving effect to the Transaction) and any logical extensions or related ancillary businesses thereof (including business functions incidental to such business).

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market and
(iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Term Loans, any day which is a Business Day described in clause (i) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario and, if different, in the city where the applicable Payment Office of the Administrative Agent or Canadian Paying Agent is located in respect of Canadian Term Loans.

          "Calculation Period" shall mean the period of four consecutive fiscal quarters of PI Holdings last ended before the date of the respective Permitted Acquisition which requires calculations to be made on a Pro Forma Basis.
                                                        --- -----

          "Canadian Acquisition" shall mean any acquisition made by the Canadian Borrower or any of its Subsidiaries pursuant to Section 8.15 or the acquisition by the US Borrower or a Domestic Subsidiary pursuant to Section 8.15 of the capital stock of a Person which is not a Domestic Subsidiary.

          "Canadian Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Canadian Credit Party" shall mean each Credit Party which is a corporation, partnership or other entity formed under the laws of Canada or any province or territory thereof.

          "Canadian Lender" shall mean a person resident in Canada for the purposes of the Income Tax Act (Canada).

          "Canadian Dollar" and the sign "CDN $" shall mean freely transferable lawful money of Canada.

          "Canadian Paying Agent" shall have the meaning provided in Section
1.17.

          "Canadian Pledge Agreement" shall have the meaning provided in Section 5.10(b).

          "Canadian Prime Rate" shall mean, at any time, the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime
--- -----
rate" of the Canadian Paying Agent which the Canadian Paying Agent establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Canadian Borrower or any other Person, and (ii) the sum of (x) the average of the rates per annum for
                                                               --- -----
Canadian Dollar bankers' acceptances
having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Canadian Paying Agent (and if such screen is not available, any successor or similar service as may be selected by the Canadian Paying Agent), and (y) 0.75%.

          "Canadian Prime Rate Loans" shall mean any Canadian Term Loan designated or deemed designated as such by the Canadian Borrower at the time of the incurrence thereof or conversion thereto.

          "Canadian Security Agreement" shall have the meaning provided in
Section 5.11.

          "Canadian Term Loan" shall have the meaning provided in Section
1.01(h).

          "Canadian Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Canadian Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 13.04.

          "Canadian Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(e).

          "Canadian Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(e).

          "Canadian Term Note" shall have the meaning provided in Section
1.05(a).

          "Canadian Wholly-Owned Subsidiary" shall mean any Wholly-Owned Subsidiary of the Canadian Borrower incorporated or organized in Canada or any province or territory thereof.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Carlyle Entities" shall mean TC Group, L.L.C. (which operates under the tradename "The Carlyle Group"), a Delaware limited liability company, and any of its Subsidiaries and Affiliates.

          "Carlyle Management Agreement" shall mean the Management Agreement, dated as of November 24, 1999, between the US Borrower and TC Group Management, L.L.C., as in effect on the Initial Borrowing Date.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above, (vi) with respect to any Subsidiary of the US Borrower organized under the laws of Canada or any province thereof, commercial paper of prime Canadian companies rated R-1 High or the equivalent thereof by Dominion Bond Rating Service with maturities of less than six months, and government obligations of Canada with maturities of less than six months and
(vii) demand deposit accounts maintained in the ordinary course of business.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S) 9601 et seq.
                         -- ----

          "Change of Control" shall mean (A) PI Holdings shall at any time cease to own 100% of the capital stock of PG Holdings or (B) PG Holdings shall at any time cease to own 100% of the capital stock of PII Holdings or (C) PII Holdings shall at any time cease to own 100% of the capital stock of the US Borrower or
(D) at any time and for any reason whatsoever the US Borrower and/or the Canadian Borrower shall cease to be a Wholly-Owned Subsidiary (directly or indirectly) of PII Holdings or (E) prior to a Qualified IPO of PI Holdings' Common Stock, at any time and for any reason whatsoever, (i) the Permitted Holders shall not have the right to elect, or shall for any reason not have elected, a majority of the directors of PI Holdings, or (ii) the Permitted Holders shall own less than a majority of the outstanding capital stock of PI Holdings or (F) after a Qualified IPO of PI Holdings Common Stock, the Permitted Holders shall cease to own at least 30% of the capital stock of PI Holdings or
(G) any "Person" or "Group" (other than the Carlyle Entities) (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of a greater percentage of the common or any other class of Voting Stock of PI Holdings than is owned by the Permitted Holders at such time or (H) directors of PI Holdings nominated by the Carlyle Entities and the Independent Directors shall at any time cease to constitute at least 50% of the total number of directors of PI Holdings or (I) a "change of control" shall have occurred as such term (or any analogous term) is defined in the US Borrower Subordinated Note Documents, the Holdings PIK Subordinated Note Documents or the documents governing any Qualified Debt Securities.

          "Change of Control Offer to Purchase" shall have the meaning provided the term "Change of Control Offer" in Section 4.15 of the Indenture.

          "Change of Control Purchase Amount" shall mean (i) the aggregate principal amount of US Borrower Subordinated Notes actually tendered in response to the Change of Control Offer to Purchase on or before the Change of Control Purchase Determination Date, multiplied by (ii) 1.01.

          "Change of Control Purchase Amount Determination Date" shall mean the last Business Day upon which the Change of Control Offer to Purchase remains open in accordance with its terms and the terms of the Indenture.

          "Change of Control Purchase Borrowing Date" shall mean a Business Day, occurring on or within five Business Days after the Change of Control Purchase Amount Determination Date, upon which the US Borrower incurs Term Loans in accordance with Section 1.01(a) or (b) for the purpose of financing Change of Control Purchases.

          "Change of Control Purchases" shall mean the repurchases by the US Borrower of US Borrower Subordinated Notes from holders of such notes pursuant to the Change of Control Offer to Purchase for aggregate consideration not to exceed, for all such Change of Control Purchases, the Change of Control Purchase Amount.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 and all Additional Collateral, if any.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, and any successor thereto.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05.

          "Commitment" shall mean any of the commitments of any Lender, i.e.,
                                                                        ----
whether the Tranche A Term Loan Commitment, Tranche A Supplemental Commitment, Tranche B

Term Loan Commitment, Revolving Loan Commitment, Acquisition Loan Commitment or Canadian Term Loan Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Commitment Fee Percentage" shall mean (i) for any calculation of the Commitment Commission payable in respect of the period from and including the Effective Date to the day prior to the first Start Date to occur after the date which is six months after the Effective Date, and at all times if the Senior Leverage Amount is greater than $205,000,000, 1/2 of 1% per annum, and (ii) after any Start Date (commencing with the first Start Date to occur after the date which is six months after the Effective Date) to and including the corresponding End Date, the respective percentage per annum set forth in clause
(A) or (B) below if, but only if, as of the Test Date for such Start Date the condition set forth in clause (A) or (B) below is met:

          (A) 1/2 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or greater than (x) if the Senior Leverage Amount is less than or equal to $135,000,000, 2.25:1.00 and (y) if the Senior Leverage Amount is greater than $135,000,000 but less than or equal to $205,000,000, 1.75:1:00; or

          (B) 3/8 of 1% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than (x) during a period described in clause (A)(x) above, 2.25:1.00 and (y) during a period described in clause (A)(y) above, 1.75:1.00.

Notwithstanding anything to the contrary contained above in this clause (a), the applicable Commitment Fee Percentage shall be 1/2 of 1% per annum at all times when (i) a payment Default under Section 10.01 shall exist or any Event of Default shall exist and/or (ii) financial statements have not been delivered when required pursuant to Section 8.01(b) or (c), as the case may be; and

          "Common Equity Financing" shall have the meaning provided in Section 5.06(b).

          "Company Power and Authority" shall mean (i) with respect to any corporation, corporate power and authority, (ii) with respect to any limited liability company, limited liability company power and authority and (iii) with respect to any partnership, partnership power and authority; in each case as prescribed by the formation and governing documents of such entity (including any applicable Operating Agreement) and all applicable corporate, limited liability company or partnership statutes, rules and regulations, as the case may be.

          "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of PI Holdings and its Consolidated Subsidiaries.

          "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of PI Holdings and its Consolidated Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause (i), and (iii) the current portion of Indebtedness constituting Capitalized Lease Obligations.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income (without giving effect to any extraordinary gains or losses (including, without limitation, the write-off of unamortized financing costs), gains or losses from sales of assets other than inventory sold in the ordinary course of business or unrealized gains or losses in respect of foreign currency hedging agreements permitted hereunder) of PI Holdings and its Consolidated Subsidiaries, plus (in each case to the extent deducted in determining Consolidated Net Income for such period) (x) interest expense and provision for taxes based on income, (y) management fees paid pursuant to the Carlyle Management Agreement and the Genstar Engagement Agreement to the extent permitted to be paid pursuant to Section 9.06(vi) and (z) fees and expenses incurred pursuant to the Transaction which were expensed in the fourth fiscal quarter of 1999 and not capitalized, provided that the aggregate amount of fees and expenses added back to Consolidated EBIT pursuant to this clause (z) shall in no event exceed $8,500,000.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto (without duplication) the amount of all amortization and depreciation in each case that were deducted in arriving at Consolidated EBIT for such period; provided that, with respect to any Asset Sale or any
                      --------
Permitted Acquisition, Consolidated EBITDA shall take account of the results of operations of the company or assets so acquired or sold, determined on a Pro
                                                                         ---
Forma Basis, solely to the extent required pursuant to Section 13.07(a).
-----

          "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (including, without limitation, the Loans and any Capitalized Lease Obligations of PI Holdings and its Subsidiaries on a consolidated basis as determined in accordance with GAAP but excluding the outstanding principal amount of the Holdings PIK Subordinated Note (including any accreted interest or additional like-kind notes issued in lieu of cash interest thereon); provided that the
                                                          --------
aggregate amount of all outstanding letters of credit (including all Letters of Credit) at any time shall be included as a component of Consolidated Indebtedness, regardless of its treatment under GAAP.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for such period.

          "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of PI Holdings and its Consolidated Subsidiaries determined in accordance with GAAP; provided that (without duplication of exclusions) (i)
                         --------
the net income (to the extent positive) of any Person that is not a Subsidiary of PI Holdings or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to PI Holdings or a Wholly-Owned Subsidiary thereof, (ii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of PI Holdings, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests, (iii) the net income of any Subsidiary of the US Borrower shall be excluded to the extent that the declaration or payment of dividends and distributions by that Subsidiary of net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, and (iv) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

          "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of PI Holdings and its Consolidated Subsidiaries for such period other than paid-in-kind interest on the Holdings PIK Subordinated Note and any Qualified Debt Securities to the extent permitted hereunder to be paid (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of PI Holdings and its Consolidated Subsidiaries representing the interest factor for such period, in each case net of the total consolidated cash interest income of PI Holdings and its Consolidated Subsidiaries for such period, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement which otherwise would have been included in the calculation thereof.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however,
                                                            --------  -------
that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Conversion Date" shall mean November 24, 2002.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Bankers Acceptance, each Security Document, the Subsidiaries Guaranty and each additional guaranty executed pursuant to Section 8.12.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean the US Borrower, the Canadian Borrower and each Guarantor.

          "Debt Agreements" shall have the meaning provided in Section 5.05.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Determination Date" shall have the meaning provided in the definition of "Pro Forma Basis."
    --- -----

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent that the payments described in this sentence are booked as an expense which reduces Consolidated Net Income.

          "Documents" shall mean the Credit Documents, the Recapitalization Documents, the Holdings PIK Subordinated Note Documents, the US Borrower Subordinated Note Documents and the Refinancing Documents.

          "Dollar Equivalent" of an amount denominated in Canadian Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of Canadian Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Dollars" and the sign "$" shall each mean lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the US Borrower incorporated or organized in the United States or any State or territory thereof.

          "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary which is a Wholly-Owned Subsidiary of the US Borrower.

          "Draft" shall mean at any time a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on
               ---------------------
a Lender and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time has not been completed or accepted by such Lender.

          "Drawing" shall have the meaning provided in Section 2.04(b).

          "Drawing Date" shall mean any Business Day fixed pursuant to Section
1.06 or Schedule III for the creation and purchase of Bankers' Acceptances by a Lender pursuant to Schedule III.

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date and, with the respective Borrower's consent (which may not be unreasonably withheld or delayed), any other "accredited investor" (as defined in Regulation D of the Securities Act), and with respect to a Canadian Term Loan or Canadian Term Loan Commitment, such Person shall also constitute a Canadian Lender.

          "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

          "End Date" shall have the meaning provided in the definition of Interest Adjustment Factor.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof (including any judicial or administrative order, consent decree or judgment), applicable to Holdings, the US Borrower, the Canadian Borrower or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401
                                -- ---
et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil
-- ---
Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and
                                          -- ---
the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq.; the
                                                             -- ---
Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq.; the
                                                          -- ---
Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq. (to the extent it
                                                      -- ---
regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Equity Investors" shall mean the Carlyle Entities and any other equity investor reasonably satisfactory to the Administrative Agent.

          "Equity Rollover" shall have the meaning provided in Section 5.06(d).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with PI Holdings, the US Borrower, the Canadian Borrower or any of their Subsidiaries would be deemed to be a "single employer"
(i) within the meaning of Section 414(b) or (c) of the Code, and for the purpose of Section 302 of ERISA and/or Section 412, 4971 and/or each "applicable section" under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of PI Holdings, the US Borrower, the Canadian Borrower or any of their Subsidiaries being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the US Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the US Borrower and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Sections 9.08(a) and
(b), except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the US Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the US Borrower and its Subsidiaries during such period (excluding (1) payments with proceeds of asset sales, (2) payments with the proceeds of other Indebtedness or equity and (3) payments of Loans or other Obligations, provided that repayments of Loans shall be deducted in
                   --------
determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b), (c), (d) or (e) (but not as a reduction to the amount of Scheduled Repayments pursuant to another provision of this Agreement) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans and Acquisition Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment or Total Acquisition Loan Commitment, as the case may be), (iii) the portion of the purchase price of Permitted Acquisitions funded with cash and not constituting Indebtedness and (iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 95 days after the last day of each fiscal year of PI Holdings (beginning with PI Holdings' fiscal year ending closest to December 31, 2000).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the period of four consecutive fiscal quarters of PI Holdings (taken as one accounting period) ended on the last day of the fiscal quarter ended closest to the immediately preceding December 31.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Canadian Credit Agreement" shall mean the Credit Agreement, dated as of February 18, 1999, among the Canadian Borrower, various financial institutions, Credit Suisse First Boston Canada, as Administrative Agent and Royal Bank of Canada, as Documentation Agent.

          "Existing Indebtedness" shall have the meaning provided in Section
7.22.

          "Existing US Credit Agreement" shall mean the Credit Agreement, dated as of February 18, 1999, among the US Borrower, various financial institutions, DLJ Capital Funding,

Inc., as Syndication Agent, Credit Suisse First Boston, as Administrative Agent and Royal Bank of Canada, as Documentation Agent.

          "Face Amount" shall mean, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers' Acceptance Loan shall be equal to the Face Amounts of the underlying outstanding Bankers' Acceptances.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Fair Market Value" shall mean, with respect to any asset, the price at which a willing buyer that is not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors or other governing body or, pursuant to a specific delegation of authority by such board or governing body, a designated senior executive officer, of the US Borrower or the Subsidiary of the US Borrower selling such asset.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by PI Holdings, PG Holdings, PII Holdings, the US Borrower, the Canadian Borrower or any one or more of their respective Subsidiaries primarily for the benefit of employees of PI Holdings, PG Holdings, PII Holdings, the US Borrower, the Canadian Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the US Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof or Puerto Rico.

          "Foreign Wholly-Owned Subsidiary" shall mean each Foreign Subsidiary which is a Wholly-Owned Subsidiary of the US Borrower.

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "Genstar Engagement Agreement" shall mean the Engagement Agreement between Genstar Capital LLP and the US Borrower, as in effect on the Initial Borrowing Date.

          "Granting Lender" has the meaning specified in Section 13.04(d).

          "Guaranteed Creditors" shall mean and include each of the Agents, the Lenders and each party (other than any Credit Party) to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean all obligations of the Borrowers (or, in the case of the guaranty provided by the US Borrower pursuant to Section 14, all obligations of the Canadian Borrower) (i) to each Agent and each Lender for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrowers to such Lender, and Loans made, and the Face Amount of Bankers Acceptances accepted under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, all indemnities, fees and interest thereon as well as all interest accruing after the filing of a petition in a bankruptcy or similar proceeding at the rate provided in the respective documentation, regardless of whether or not such interest is an allowed claim in such a bankruptcy proceeding) of the Borrowers to such Agent and such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrowers and (ii) to each Lender and each Affiliate of a Lender which enters into an Interest Rate Protection Agreement or Other Hedging Agreement with either of the Borrowers, which by its express terms is entitled to the benefit of the Guaranty pursuant to Section 14 with the written consent of such Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of such Borrower owing under any such Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean each Parent Guarantor and each Subsidiary Guarantor.

          "Guaranty" shall mean, collectively, the Parent Guaranty, each Subsidiaries Guaranty and any guaranty of any obligations of the Canadian Borrower entered into pursuant to Section 8.12(b)(ii).

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under any Environmental Law.

          "Highest Lawful Rate" shall mean, with respect to any indebtedness owed to any Lender hereunder or under any other Credit Document, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received by such Lender with respect to such indebtedness under applicable law.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings PIK Subordinated Note" shall mean the Junior Subordinated PIK Note of PI Holdings, due February 16, 2009, as in effect on the Initial Borrowing Date and as the same may be amended from time to time in accordance with the provisions hereof and thereof.

          "Holdings PIK Subordinated Note Documents" shall mean the Holdings PIK Subordinated Note and each other document delivered in connection therewith.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent
          ----
Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement.

          "Independent Director" shall mean a director who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in any Carlyle Entity, or in any Affiliate of any Carlyle Entity, (iii) is not, and has not been, connected with any Carlyle Entity or any Affiliate of any Carlyle Entity as an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions and is not a member of the immediate family of any such officer or employee and (iv) is not, and has not been, a director or stockholder of any Carlyle Entity and is not a member of the immediate family of any such director or stockholder.

          "Indenture" shall mean the Indenture dated as of February 18, 1999 among the US Borrower, as Issuer, PG Holdings, Panolam Industries, Inc. and Plastics Corporation, as Guarantor and State Street Bank and Trust Company, as Trustee, governing the US Borrower Subordinated Notes, as such Indenture is in effect on the Initial Borrowing Date and as the same may be amended from time to time in accordance with the provisions hereof and thereof.

          "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by PI Holdings or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, PI Holdings or any of its Subsidiaries' conduct of their business including, without limitation, the administration of any Employee Benefit Plan.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans hereunder occurs.

          "Initial Maturity Date" shall mean November 24, 2004.

          "Insignificant Subsidiaries" shall mean any Subsidiary of the US Borrower (other than the Canadian Borrower) which has assets of not greater than $500,000 in the aggregate and which, if aggregated with all other Subsidiaries of the US Borrower with respect to which an event described under Section 10.05 has occurred and is continuing, would have assets of not greater than $500,000.

          "Interest Adjustment Factor" shall mean initially zero and from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Adjustment Factor shall be the respective percentage per annum set forth in the applicable clause (A), (B), (C), (D) or (E) below if, but only if, as of the last day of the most recent fiscal quarter or year of PI Holdings ended immediately prior to such Start Date (the "Test Date"), the applicable conditions set forth in the applicable clause (A), (B), (C), (D) or (E) below, as the case may be, are met:

If the Senior Leverage Amount is less than or equal to $135,000,000:
-------------------------------------------------------------------

          (A) 0.25%, if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 3.75:1.00; or

          (B) 0% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.75:1.00 but greater than 3.00:1.00; or

          (C) -0.25% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.00:1.00 but greater than 2.25:1.00; or

          (D) -0.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.25:1.00 but greater than 1.75:1.00; or

          (E) -0.75% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 1.75:1.00;

If the Senior Leverage Amount is less than or equal to $205,000,000 but greater
-------------------------------------------------------------------------------
than $135,000,000:
-----------------

          (A) 0.50%, if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 3.75:1.00; or

          (B) 0.25% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.75:1.00 but greater than 3.00:1.00; or

          (C) 0% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.00:1.00 but greater than 2.25:1.00; or

          (D) -0.375% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.25:1.00 but greater than 1.75:1.00; or

          (E) -0.625% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 1.75:1.00;

If the Senior Leverage Amount is greater than $205,000,000:
----------------------------------------------------------

          (A) 0.75%, if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be greater than 3.75:1.00; or

          (B) 0.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.75:1.00 but greater than 3.00:1.00; or

          (C) 0.25% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.00:1.00 but greater than 2.25:1.00; or

          (D) -0.125% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.25:1.00 but greater than 1.75:1.00; or

          (E) -0.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 1.75:1.00.

Notwithstanding anything to the contrary contained above in this definition, to the fullest extent permitted by applicable law, the Interest Adjustment Factor shall be 0% per annum at all times when (i) a payment Default under Section
10.01 shall exist or any Event of Default shall exist and/or (ii) financial statements have not been delivered when required pursuant to Section 8.01(b) or
(c), as the case may be.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investments" shall have the meaning provided in Section 9.05.

          "Issuing Bank" shall mean the Administrative Agent (or any Affiliate of the Administrative Agent, including Deutsche Bank AG, New York Branch) and any Lender which at the request of the US Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. On the Initial Borrowing Date, the sole Issuing Bank is BTCo.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the US Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the US Borrower or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Lender having notified (which notice has not been rescinded) in writing PI Holdings and the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(c) or (f) or
Section 2, in the case (except for purposes of Section 1.13) of either clause
(i) or (ii) as a result of any takeover of such Lender by any regulatory authority or agency.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean, at any date of determination, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period then most recently ended (in each case taken as one accounting period); provided, however, that for
         --------  -------
purposes of determining the Interest Adjustment Factor and the Commitment Fee Percentage as of any Test Date, the term "Consolidated Indebtedness" as used in the foregoing clause (i) of this definition shall be the sum of (I) Consolidated Indebtedness (other than Revolving Outstandings) on such Test Date plus (II) the average Revolving Outstandings for the quarterly period ending on such Test Date. Notwithstanding anything to the contrary contained above, in making calculations of the Leverage Ratio, Consolidated EBITDA shall, to the extent specified in the last sentence of Section 13.07(a), be determined on a Pro Forma
                                                                       --- -----
Basis

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan, each Acquisition Loan, each Swingline Loan and each Canadian Term Loan.

          "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Management Agreement" shall have the meaning provided in Section
5.05.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

          "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or
(c), as the case may be, provided that the first Margin Reduction Period shall
                         --------
commence on the date of delivery of the financial statements for the quarter ended June 30, 2000.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean any circumstances, developments, occurrences, state of facts, or matters which, either individually or in the aggregate, have had or could have a material adverse effect on the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of PI Holdings and its Subsidiaries taken as a whole.

          "Maturity Date" shall mean, (i) with respect to Tranche A Term Loans, Acquisition Loans, Revolving Loans and Canadian Term Loans, the Initial Maturity Date, (ii) with respect to Tranche B Term Loans, the Tranche B Term Loan Maturity Date and (iii) with respect to Swingline Loans, the Swingline Expiry Date.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Mortgage" shall have the meaning provided in Section 5.12 and, after the execution and delivery thereof, shall include each Additional Mortgage.

          "Mortgage Policies" shall have the meaning provided in Section 5.12.

          "Mortgaged Property" shall have the meaning provided in Section 5.12 and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

          "Muller" shall mean Robert J. Muller, Jr.

          "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) PI Holdings or a Subsidiary of PI Holdings or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, or a Subsidiary of PI Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, (iv) the estimated marginal increase in income taxes which will be payable by PI Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale, and (v) to the extent such sale is made by non Wholly-Owned Subsidiaries, the amount of such proceeds attributable to minority interests; and excluding any portion of any such gross cash proceeds which PI Holdings determines in good faith should be reserved for post-closing adjustments (to the extent PI Holdings delivers to the Lenders a certificate signed by its chief financial officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments, plus any related reasonable transaction costs, payable by PI Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by PI Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Note" shall mean each Tranche A Term Note, each Tranche A Supplemental Note, each Tranche B Term Note, each Revolving Note, the Swingline Note, each Acquisition Note and each Canadian Term Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York, 10006, Attention: G. Andrew Keith, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to any of the Agents or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Operating Agreement" shall mean with respect to each of PI Holdings and its Subsidiaries, any partnership agreement, limited liability company agreement or other similar organizational agreement to which such Person or its partners or equity holders, as the case may be, is or are party.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

          "Parent Guarantor" shall have the meaning provided in Section 14.01.

          "Parent Guaranty" shall mean the guaranty issued by PI Holdings, PG Holdings, PII Holdings and, with respect to the Guaranteed Obligations of the Canadian Borrower, the US Borrower pursuant to Section 14 hereof.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York, 10006 or, in the case of payments made to the Canadian Paying Agent, the office of the Canadian Paying Agent located at 222 Bay Street, Suite 1100, P.O. Box 196, Toronto, Ontario M5K 1H6, or such other office as the Administrative Agent or the Canadian Paying Agent, as the case may be, may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquired Debt" shall mean Indebtedness of any Subsidiary of the US Borrower acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of such Permitted Acquisition and was not created in contemplation thereof (and the provisions of which were not altered in any material respect in contemplation thereof), so long as (x) PI Holdings, the US Borrower and its other Subsidiaries have no liability with respect to any such Indebtedness and (y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective permitted acquisition).

          "Permitted Acquisition" shall mean the acquisition by the US Borrower or a Wholly-Owned Subsidiary of the US Borrower of assets constituting part of or an entire business, division or product line of any Person not already a Subsidiary of the US Borrower or of 100% of the capital stock of any Person, or any other acquisition of assets (excluding equity interests in other Persons except as provided above) related to the Business; provided that (A) the
                                                   --------
consideration paid by the US Borrower or such Wholly-Owned Subsidiary consists solely of (i) cash, (ii) Qualified Debt Securities permitted to be issued pursuant to Section 9.04(xvii), (iii) PI Holdings Common Stock issued to sellers of stock or assets pursuant to such acquisition satisfactory to the Administrative Agent with an aggregate fair market value (as determined by the Board of Directors of PI Holdings, a committee thereof or an officer of PI Holdings appointed by such Board of Directors to establish such value) for all such acquisitions, when combined with the aggregate amount of proceeds used to make Permitted Acquisitions pursuant to the proviso to Section 8.15(b), not to exceed $25,000,000, and/or, (iv) in the case of the acquisition of a Wholly-Owned Subsidiary, the assumption of Permitted Acquired Debt in accordance with the requirements of this Agreement; provided that the total consideration paid
                                    --------
in respect of all Canadian Acquisitions shall not in any event exceed $15,000,000 (or the Canadian Dollar equivalent thereof) in any fiscal year of the US Borrower or $25,000,000 (or the Canadian Dollar equivalent thereof) in the aggregate for all such Canadian Acquisitions, (B) the assets acquired, or the business of the Person whose stock is acquired, shall fall within the definition of Business, (C) no Default or Event of Default shall exist at the time of the consummation of the respective Permitted Acquisition or immediately after giving effect thereto and PI Holdings shall have demonstrated compliance with the financial covenants in Sections 9.09 through 9.10, inclusive for the relevant Calculation Period on a Pro Forma Basis (giving effect to all other
                                 --- -----
Asset Sales and Permitted Acquisitions consummated after the first day of such Calculation Period on a Pro Forma Basis), including by way of delivering to the
                        --- -----
Administrative Agent the calculations necessary to determine such compliance, and (D) the US Borrower in good faith determines that the US Borrower and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such acquisition.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agents in their reasonable discretion.

          "Permitted Holders" shall mean the Carlyle Entities.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, joint venture, limited liability corporation, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "PG Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "PI Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "PI Holdings Common Stock" shall mean the common stock of PI Holdings.

          "PII Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreements" shall have the meaning provided in Section
5.10(b).

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

          "Pledged Securities" shall mean "Pledged Securities" as defined in the US Pledge Agreement and the Canadian Pledge Agreement.

          "Pledged Stock" shall mean "Pledged Stock" as defined in the US Pledge Agreement and the Canadian Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, with respect to any Permitted
           --- -----
Acquisition or Asset Sale, the calculation of the consolidated results of PI Holdings and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Permitted Acquisition or Asset Sale (and all Indebtedness incurred to finance such Permitted Acquisition, and all other Permitted Acquisitions and Asset Sales, effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall be
                                   --------
made on a basis consistent with the requirements of Regulation S-X under the Securities Act and shall take into account the following assumptions:

          (i) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; and

          (ii) pro forma effect shall be given to all Asset Sales and Permitted
               --- -----
     Acquisitions (by excluding or including, as the case may be, the historical financial results for the respective properties) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period.

          "Projections" shall have the meaning provided in Section 5.16(b).

          "Qualified Debt Securities" shall mean unsecured subordinated notes (subordinate to all Obligations and all amounts owing to any Lender pursuant to Interest Rate Protection Agreements and Other Hedging Agreements on terms reasonably satisfactory to the Administrative Agent) so long as the terms of any such subordinated notes (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by PI Holdings or any Subsidiaries of PI Holdings other than the issuer, (iii) do not provide for the payment of any interest other than capitalized interest or interest paid-in-kind with additional like kind notes or contain any mandatory put, redemption, repayment, sinking fund or other similar provision, in each case occurring before the date which is six months after the Final Maturity Date (or, in the event the Term Loan Commitment Expiry Date has occurred and no Tranche B Term Loans are outstanding (after giving effect to any Borrowings of Tranche B Term Loans made on such date), six months after the Initial Maturity Date), (iv) do not contain any covenants other than periodic reporting requirements and other covenants reasonably satisfactory to the Administrative Agent, (v) do not grant the holders thereof any voting rights except for limited customary voting on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the issuer, or liquidations involving the issuer, and (vi) are otherwise reasonably satisfactory to the Administrative Agent.

          "Qualified IPO" shall mean a bona fide underwritten sale to the public of PI Holdings Common Stock pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of PI Holdings or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in gross cash proceeds to PI Holdings and its Subsidiaries (exclusive of underwriter's discounts and commissions and other expenses) of at least $75,000,000.

          "Qualified Preferred Stock" shall mean any preferred stock of PI Holdings so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before December 1, 2007, (ii) do not require the cash payment of dividends, (iii) do not contain any covenants other than periodic reporting requirements, (iv) do not grant the holder thereof any voting rights except for
(v) voting rights on fundamental matters such as mergers, consolidations, sales or all or substantially all of the assets of PI Holdings, or liquidations involving PI Holdings and (z) other voting rights to the extent not greater than or superior to those allocated to PI Holdings common stock on a per share basis, and (v) are otherwise reasonably satisfactory to the Administrative Agent.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recapitalization" shall mean the Recapitalization of PI Holdings and its Subsidiaries pursuant to and in accordance with the terms and conditions of the Recapitalization Documents.

          "Recapitalization Documents" shall mean the Stock Purchase and Redemption Agreement and all other documents entered into or delivered in connection therewith.

          "Recovery Event" shall mean the receipt by PI Holdings or any of its Subsidiaries of any cash casualty insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of PI Holdings or any of its Subsidiaries or (ii) under any policy of casualty insurance required to be maintained under Section 8.03.

          "Reference Discount Rate" shall mean, in respect of any Bankers' Acceptances to be purchased pursuant to Section 1.06 and Schedule III hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Reference Lender at 10:00 A.M. (Toronto time) as the discount rate at which such Reference Lender would purchase, on the relevant Drawing Date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances to be acquired by such Lender on such Drawing Date.

          "Reference Lenders" means in respect of Bankers' Acceptances, collectively, Deutsche Bank Canada and The Bank of Nova Scotia; and "Reference Lender" means any one of them, as the context requires.

          "Refinancing" shall have the meaning provided in Section 5.07.

          "Refinancing Documents" shall mean each document executed or delivered pursuant to the Refinancing.

          "Register" shall have the meaning provided in Section 13.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation S-X" shall mean Regulation S-X, promulgated by the SEC, as such regulation is in effect on the Effective Date.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV or ERISA other than those events as to which the 30-day notice period is waived under subsections
 .22,.23,.25,.27 or .28 of PBGC Regulation Section 4043.

          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans and Term Loan Commitments (determined in the case of Canadian Term Loans and Canadian Term Loan Commitments according to the Dollar Equivalent established as of a date determined by the Administrative Agent for the taking of any action requiring such determination), Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of Swingline Loans and Letter of Credit Outstandings), and Acquisition Loan Commitments (or if after the termination thereof (except to the extent converted to Term Loans) outstanding Acquisition Revolving Loans) represent an amount greater than 50% of the sum of all outstanding Term Loans and Term Loan Commitments of Non-Defaulting Lenders, the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time), and Acquisition Loan Commitments (or if after the termination thereof (except to the extent converted to Term Loans) outstanding Acquisition Revolving Loans) of Non-Defaulting Lenders.

          "Restricted Payment" shall mean (i) the authorization, declaration or payment of any Dividend with respect to PI Holdings or any of its Subsidiaries,
(ii) the payment by the US Borrower or any of its Subsidiaries of any advance or loan made by PI Holdings, (iii) the payment by Holdings or any of its Subsidiaries of any cash or other principal or interest on the Holdings PIK Subordinated Notes, the US Borrower Subordinated Notes or any Qualified Debt Securities issued pursuant to Section 9.04(xvii) other than interest paid-in-kind with additional issuances of like notes and (iv) the making of any other payment by the US Borrower or any of its Subsidiaries to any Parent Guarantor.

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Loan" shall have the meaning provided in Section 1.01(c).

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section
1.13 or 13.04(b).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Revolving Outstandings" shall mean, at any time, the sum of (i) the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus (ii) the aggregate amount of Letter of Credit Outstandings at such time.

          "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any
                                        --------
Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "Rolling Shareholders" shall mean the shareholders of PI Holdings listed on Exhibit 2.3 to the Stock Purchase and Redemption Agreement.

          "Scheduled Repayments" shall mean Tranche A Scheduled Repayments, Tranche B Scheduled Repayments, Acquisition Loan Scheduled Repayments and Canadian Term Loan Scheduled Repayments.

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents (including, without limitation, Lenders party to Interest Rate Protection Agreements and Other Hedging Agreements to the extent set forth therein).

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the US Security Agreement and the Canadian Security Agreement.

          "Security Agreements" shall have the meaning provided in Section 5.11.

          "Security Document" shall mean the Pledge Agreements, the Security Agreements, the Bank Act Security, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

          "Seller" shall mean Genstar Capital Partners II, L.P., a Delaware limited liability partnership and Stargen II LLC, a Delaware limited liability company.

          "Senior Leverage Amount" shall mean the aggregate outstanding principal amount of (i) Term Loans (calculated using the Dollar Equivalent in the case of Canadian Term Loans) plus (ii) Revolving Loans the proceeds of which were used to fund Change of Control Purchases (or to refinance any such Change of Control Purchases), in each case on the Term Loan Commitment Expiry Date (after giving effect to any Borrowings (if any) made on such date).

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

          "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to any Parent Guarantor or either Borrower pursuant to Section 10.05, (ii) the declaration of the termination of any Commitments, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) at the request of either the Majority Lenders holding Canadian Term Loans or the Required Lenders (calculated as if no Canadian Term Loans or Canadian Term Loan Commitments were outstanding), the failure of either Borrower (which continues unremedied for five Business Days) to pay any principal or Face Amount, as applicable, of, or interest on, any Loans or Unpaid Drawings on the date when due.

          "Significant Subsidiary" shall mean each Subsidiary of the US Borrower that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Initial Borrowing Date).

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall have the meaning provided in the definition of "Interest Adjustment Factor".

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Stock Purchase and Redemption Agreement" shall mean the Stock Purchase and Redemption Agreement, dated as of October 14, 1999, among Genstar Capital Partners II, L.P., Stargen II LLC, Muller, Holdings and PI Holdings, as the same was in effect on October 14, 1999 and as thereafter amended in accordance with the terms hereof and thereof.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.09.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Guarantor" shall mean each direct and indirect Subsidiary of the US Borrower (other than the Canadian Borrower) on the Initial Borrowing Date and each Subsidiary which executes a guarantee of the obligations of the US Borrower after the Initial Borrowing Date pursuant to Section 8.12.

          "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

          "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Initial Maturity Date.

          "Swingline Lender" shall mean BTCo and its successors and assigns.

          "Swingline Loan" shall have the meaning provided in Section 1.01(d).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Syndication Date" shall mean that date upon which the Agents determine in their sole discretion (and notify the Borrowers) that the primary syndication (and resultant addition of institutions as Lenders pursuant to Section 13.04) has been completed.

          "Tax Sharing Agreement" shall have the meaning provided in Section
5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Taxpayers" shall have the meaning provided in Section 7.09.

          "Term Loan" shall have the meaning provided in Section 1.01(h).

          "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment, each Tranche A Supplemental Commitment, each Tranche B Term Loan Commitment and each Canadian Term Loan Commitment, with the Term Loan Commitment of any Lender at any time to equal the sum of its Tranche A Term Loan Commitment, Tranche A Supplemental Commitment, Tranche B Term Loan Commitment and Canadian Term Loan Commitment as then in effect.

          "Term Loan Commitment Expiry Date" shall mean the earliest to occur of
(i) the Change of Control Purchase Borrowing Date (after giving effect to any Term Loans made on such date), (ii) the date which is 5 Business Days after the Change of Control Purchase Amount Determination Date and (iii) the 60/th/ day after the Initial Borrowing Date.

          "Test Date" shall have the meaning provided in the definition of "Interest Adjustment Factor".

          "Test Period" shall mean the period of four consecutive fiscal quarters of PI Holdings then last ended (in each case taken as one accounting period). Notwithstanding the foregoing, or anything to the contrary required by GAAP, in the case of any Test Period ending prior to December 31, 2000, calculations of Consolidated EBITDA shall be made for the respective Test Period in accordance with the following sentence. To the extent the respective Test Period (i) includes the first fiscal quarter of the fiscal year ended closest to December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $14,770,000, (ii) includes the second fiscal quarter of the fiscal year ended closest to December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $19,279,000, and (iii) includes the third fiscal quarter of the fiscal year ended closest to December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $18,502,000.

          "Total Acquisition Loan Commitment" shall mean, at any time, the sum of the Acquisition Loan Commitments of each of the Lenders.

          "Total Canadian Term Loan Commitment" shall mean, at any time, the sum of the Canadian Term Loan Commitments of each of the Lenders.

          "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

          "Total Tranche A Supplemental Commitment" shall mean the sum of the Tranche A Supplemental Commitments of each Lender.

          "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Lenders.

          "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders.

          "Total Unutilized Acquisition Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Acquisition Loan Commitment, less (y) the sum of the aggregate principal amount of Acquisition Loans then outstanding.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e.,
                                                                    ----
Tranche A Term Loans, Tranche B Term Loans, Acquisition Loans, Revolving Loans, Swingline Loans and Canadian Term Loans.

          "Tranche A Scheduled Repayment" shall have the meaning provided in
Section 4.02(b).

          "Tranche A Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

          "Tranche A Supplemental Commitment" shall mean, for each Lender the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Tranche A Supplemental Commitment", as the same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 and (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04.

          "Tranche A Supplemental Note" shall have the meaning provided in
Section 1.05(a).

          "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

          "Tranche A Term Loan Borrowing Date" shall mean the Initial Borrowing Date and, if Tranche A Term Loans are borrowed on the Change of Control Purchase Borrowing Date, the Change of Control Purchase Borrowing Date.

          "Tranche A Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I hereto directly below the column entitled "Tranche A Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 and (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 13.04.

          "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche B Reference Amount" shall have the meaning provided in
Section 4.02(c).

          "Tranche B Scheduled Repayment" shall have the meaning provided in
Section 4.02(c).

          "Tranche B Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

          "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

          "Tranche B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Tranche B Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 and (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 13.04(b).

          "Tranche B Term Loan Maturity Date" shall mean November 24, 2006.

          "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

          "Transaction" shall mean, collectively, the Recapitalization, the Refinancing, the Common Equity Financing, the issuance of the Holdings PIK Subordinated Note and the initial incurrence of Loans hereunder.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar
                                    ----
Loan, a Canadian Prime Rate Loan or a Bankers' Acceptance Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.04(a).

          "Unutilized Acquisition Loan Commitment" with respect to any Lender, at any time, shall mean such Lender's Acquisition Loan Commitment at such time less the aggregate outstanding principal amount of Acquisition Revolving Loans of such Lender.

          "Unutilized Revolving Loan Commitment" with respect to any Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

          "US Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "US Borrower Subordinated Note Documents" shall mean the Indenture, the US Borrower Subordinated Notes and each other document delivered in connection therewith.

          "US Borrower Subordinated Notes" shall mean the 11 1/2% Senior Subordinated Notes of the US Borrower, due 2009, issued pursuant to the US Borrower Subordinated Note Documents, as in effect on the Initial Borrowing Date and as the same may be amended from time to time in accordance with the provisions hereof and thereof.

          "US Pledge Agreement" shall have the meaning provided in Section 5.10(a).

          "US Security Agreement" shall have the meaning provided in Section
5.11.

          "Voting Stock" means any class or classes of capital stock of PI Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of PI Holdings.

          "Waivable Mandatory Repayment" shall have the meaning provided in
Section 4.02(n).

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

          "Year 3 Reference Amount" shall have the meaning provided in Section 4.02(d).

          SECTION 12.  The Agents.
                       ----------

          12.01  Appointment.  The Lenders hereby designate BTCo as
                 -----------
Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" shall include BTCo (and/or any of its affiliates) in its capacity as Collateral Agent pursuant to the Security Documents) and as Syndication Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  No Agent shall have any duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither any Agent nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Agents.  Independently and without
                 ------------------------------
reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of PI Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of PI Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of PI Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Agents.  If any Agent shall request
                 ----------------------------
instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05  Reliance.  Each Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          12.06  Indemnification.  (a)  To the extent any Agent is not
                 ---------------
reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Lenders (but in any event calculated as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be
                                             --------
liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          (b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata
                                                                        --- ----
against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          12.07  Each Agent in its Individual Capacity.  With respect to its
                 -------------------------------------
obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08  Holders.  The Administrative Agent shall deem and treat the
                 -------
payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Agents.  (a)  The Administrative Agent or
                 -------------------------
the Collateral Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent or Collateral Agent, as the case may be, pursuant to clauses (b) and (c) below or, in the case of the Administrative Agent, as otherwise provided below. Each other Agent may resign from the performance of all of its functions and duties hereunder and/or under the other Credit Documents at any time after the earlier of (i) the 30/th/ day after the Initial Borrowing Date and (ii) the Syndication Date, by giving notice to the Borrowers, the Administrative Agent and the Lenders. Such resignation shall take effect upon delivery of such notice.

          (b) Upon any such notice of resignation by the Administrative Agent or Collateral Agent, as the case may be, the Required Lenders shall appoint a successor Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

          (c) If a successor Administrative Agent or Collateral Agent, as the case may be, shall not have been so appointed within such 15 Business Day period, the Administrative Agent or Collateral Agent, as the case may be, with the consent of the Borrowers (which shall not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Administrative Agent or Collateral Agent, as the case may be, who shall serve as Administrative Agent or Collateral Agent, as the case may be, hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent or Collateral Agent, as the case may be, as provided above.

          (d) In the case of the Administrative Agent only, if no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 25/th/ Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Syndication Agent (if it agrees in its sole discretion without any obligation to do so), or if there is no Syndication Agent or the Syndication Agent does not so agree, then the Required Lenders, shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrowers agree jointly and
                 -------------------------
severally that they shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Agents in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents); (ii) pay and hold each of the

Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes (other than any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein); and (iii) indemnify the Agents and each Lender, and each of their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements, provided that, so
                                                               --------
long as no conflict of interest exists in the good faith judgment of each Agent, the Agents shall, to the extent practicable, retain and share collective counsel and consultants in each jurisdiction where such counsel or consultants are deemed necessary by the Agents) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agents or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction), or in any other Credit Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned or operated by PI Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by PI Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against PI Holdings, any of its Subsidiaries or any Real Property at any time owned or operated by PI Holdings or any of its Subsidiaries (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agents or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  (a)  In addition to any rights now or
                 ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of Holdings, any Borrower or any Subsidiary Guarantor (but in any event excluding assets held in trust for any other Person) against and on account of the Obligations and liabilities of Holdings, such Borrower or such Subsidiary Guarantor, as applicable, to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 1.15 or 13.06(b), all participations by any Lender in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations in one or more Letters of Credit or Swingline Loans as required by the provisions of this Agreement, or purchasing participations as required by
Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including, without limitation, the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of such Borrower with respect to such participations in the amount thereof.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY SECTION 13.12 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

          13.03  Notices. Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered: if to Holdings, at Holdings' address specified opposite its signature below; if to the US Borrower or the Canadian Borrower, at such Borrower's address specified opposite its signature below; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrowers and the Administrative

Agent. All such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that, Holdings, the US
                                   --------  -------
Borrower and the Canadian Borrower may not assign or transfer any of their respective rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Lenders and, provided
                                                                      --------
further, that, although any Lender may grant participations in its rights
-------
hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not otherwise transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the participant shall not constitute a "Lender" hereunder and, provided further, that no Lender shall
                                     ----------------
grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Initial Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment or mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the US Borrower or the Canadian Borrower of any of their respective rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

               (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder), Acquisition Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans or, if prior to the Initial Borrowing Date, Term Loan Commitment to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) to one or more Lenders, (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (or, in connection with assignments by the Agents within 90 days of the Initial Borrowing Date, such lesser amounts as they may determine) in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments, Acquisition Loan Commitment and/or outstanding principal amount of Term Loans (and/or, prior to the expiration thereof, Term Loan Commitments) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I
                                     --------
shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Lender and of the existing Lenders, (ii) new Notes will be issued, at the expense of the Borrower issuing such Notes, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be),
(iii) the consent of the Administrative Agent and each Issuing Lender shall be required in connection with any assignment of all or any portion of Revolving Loan Commitments (which consent shall not be unreasonably withheld or delayed),
(iv) in the case of assignments pursuant to clause (y) above, the consent of the Administrative Agent and, in the case of such assignments of Revolving Loan Commitments, Tranche B Term Loan Commitments and/or Acquisition Loan Commitments, and so long as no Default or Event of Default then exists, the prior written consent of the US Borrower shall be required (which consents shall not be unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (vi) in the case of assignments of Canadian Term Loans or Canadian Term Loan Commitments, the assignee is a Canadian Lender. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the US Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). In addition, the Administrative Agent shall use its reasonable efforts to give the Borrowers notice of any assignment of Term Loans pursuant to clause (y) above in this
Section 13.04(b) at the time that the Administrative Agent first receives written notice thereof, provided that the Administrative Agent's failure to give
                        --------
any such notice or any delay in the giving of such notice shall not result in any liability to the Administrative Agent and shall not otherwise affect the respective assignment (it being understood that nothing in this sentence shall be construed to give the Borrowers any right to consent to any such assignment other than as provided in clause (iv) above).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          (d) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the respective Borrower, the option to provide to such Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to
-------------
make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) in respect of a Canadian Term Loans and Canadian Term Loan Commitments, the SPC shall be a Canadian Lender. The making of a Loan by an SPC hereunder shall reduce the respective Commitment of the Granting Lender to the same extent (if any), and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.04(d), any SPC may (i) with notice to, but without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by the respective Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

               13.05 No Waiver; Remedies Cumulative. No failure or delay on the
                     ------------------------------
part of any Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between either Borrower or any other Credit Party and any Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent and the Canadian Paying Agent agree that promptly after its receipt of each payment from or on behalf of either Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro
                                                                          ---
rata share of any such payment) pro rata based upon their respective shares, if
----                            --- ----
any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or Lender's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Bankers' Acceptances, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter
--------
recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement (x) which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders and (y) dealing with Waivable Mandatory Repayments.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the US Borrower to the Lenders); provided that, except as otherwise
                                    --------
specifically provided herein, all computations of (i) Excess Cash Flow, (ii) the Leverage Ratio for purposes of calculating the Interest Adjustment Factor, Commitment Fee Percentage and Applicable Excess Cash Flow Percentage and (iii) all computations determining compliance with Sections 9.08 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the financial statements delivered to the Lenders pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). Calculations of (i) Excess Cash Flow, (ii) the Leverage Ratio for purposes of calculating the Interest Adjustment Factor, Commitment Fee Percentage and Applicable Excess Cash Flow Percentage and (iii) all computations determining compliance with Sections
9.08 through 9.10, inclusive, shall not be made on a Pro Forma Basis, except
                                                     --- -----
that (x) in calculating the Leverage Ratio for purposes of determining the Interest Adjustment Factor, Commitment Fee Percentages and compliance with
Section 9.10, all determinations of Consolidated EBITDA shall be made on a Pro Forma Basis for all Asset Sales and Permitted Acquisitions
             --- -----
effected during the relevant Test Period (but not thereafter) and (y) all calculations determining compliance with the definition of Permitted Acquisition shall be made on a Pro Forma Basis to the extent provided therein.
                   --- -----

          (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          (c) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement or the other Credit Documents is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement or the other Credit Documents; and (iii) the rates of interest stipulated in this Agreement and the other Credit Documents are intended to be nominal rates and not effective rates or yields.

          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES AND OTHER SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED WITHIN THE CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS, PI HOLDINGS, PG HOLDINGS, PII HOLDINGS, THE US BORROWER AND THE CANADIAN BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS, PI HOLDINGS, PG HOLDINGS, PII HOLDINGS, THE US BORROWER AND THE CANADIAN BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF HOLDINGS, PI HOLDINGS, PG HOLDINGS, PII HOLDINGS, THE US BORROWER AND THE CANADIAN BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE

AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS, PI HOLDINGS, PG HOLDINGS, PII HOLDINGS, THE US BORROWER AND THE CANADIAN BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) HOLDINGS, PI HOLDINGS, PG HOLDINGS, PII HOLDINGS, THE US BORROWER AND THE CANADIAN BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the US Borrower and the Administrative Agent.

          13.10  Effectiveness. This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which Holdings, PI Holdings, PG Holdings, PII Holdings, the US Borrower, the Canadian Borrower and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Subject to the provisions of
                 -------------------------
following clause (c), neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that
                                                                  --------
no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Initial Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release PI Holdings, PG Holdings, PII Holdings or the US Borrower from the Parent Guarantee or a Subsidiary Guarantor which is a Significant Subsidiary from the Subsidiaries Guaranty (except as expressly provided in the Subsidiaries Guaranty), (iv) amend, modify or waive any provision of this Section 13.12, (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans, Revolving Loan Commitments and Acquisition Loan Commitments are included on the Effective Date) or (vi) amend or modify the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional Obligations and Tranches may be included in the determination of Supermajority Lenders on substantially the same basis as the Obligations and Tranches are included on the Effective Date) or (vii) consent to the assignment or transfer by the US Borrower or the Canadian Borrower of any of their respective rights and obligations under this Agreement; provided further, that no such change,
                                      ----------------
waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (3) without the consent of each Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (4) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral

Agent, (6) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or waive or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Sections 4.02(b), (c), (d) and (e)) (although the Required Lenders may (A) waive, in whole or in part, any such prepayment, repayment or commitment reduction pursuant to Section 4.01 or Section 4.02(f), (g), (h), (i) or (j), so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (B) agree to the inclusion of additional extensions of credit made after the Initial Borrowing Date (and not pursuant to Commitments as in effect on the Initial Borrowing Date) on substantially the same basis as the other extensions of credit pursuant to Sections 4.01 and 4.02), (7) without the consent of the Supermajority Lenders of the respective Tranche, amend, modify or waive any Tranche A Scheduled Repayment, Tranche B Scheduled Repayment, Acquisition Loan Scheduled Repayment or Canadian Term Loan Scheduled Repayment (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (7)), (8) if the Scheduled Repayments of any Tranche of Term Loans are being increased (except for proportionate increases as described in the parenthetical contained in preceding clause (7)) or the date of any Scheduled Repayment being shortened or accelerated, the consent of the Supermajority Lenders of each other Tranche then outstanding shall be required in connection therewith, (9) without the consent of the Majority Lenders holding Canadian Term Loans and the Required Lenders (determined as if all Canadian Term Loans had been repaid in full), amend the provisions of the Security Documents concerning application of proceeds or otherwise modify the terms of any Credit Document concerning the relative rights and priorities of the respective Lenders in the proceeds of any Collateral or the subordination of any guaranty as among the guaranteed obligations of the respective Borrowers and (10) without the consent of the Supermajority Lenders holding Canadian Term Loans and the Supermajority Lenders of all other Tranches (calculated as if all such Tranches constituted one single Tranche for purposes of this clause (10)) amend any term contained in Section 1.15 or the operation thereof (including, without limitation, any amendment to the definition of "Sharing Event").

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrowers if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's

Revolving Loan Commitment and/or Acquisition Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment and/or Acquisition Loan Commitment, as applicable) and/or repay each Tranche of outstanding Term Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01(b), provided
                                                                      --------
that, unless the Commitments terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined both (x) before giving effect to the proposed action and (y) as if the Loans and Commitments being terminated (and not replaced) were not outstanding) shall specifically consent thereto, provided further, that in any
                                                 -------- -------
event the Borrowers shall not have the right to replace a Lender, terminate its Revolving Loan Commitment and/or Acquisition Loan Commitment, as applicable, or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          13.14  Domicile of Loans.  Each Lender may transfer and carry its
                 -----------------
Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Limitation on Additional Amounts, etc.  Notwithstanding
                 --------------------------------------
anything to the contrary contained in Sections 1.10, 1.11, 2.05 or 4.04, unless a Lender gives notice to the respective Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by such Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Lender giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This
Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

          13.16  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 13.16, each Lender agrees that it will use its best efforts not to disclose without the prior consent of PI Holdings or the Borrowers (other than to its employees, auditors, advisors or counsel, to another Lender or to the National Association of Insurance Commissioners if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to PI Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by PI Holdings or the Borrowers to the Lenders in writing as confidential, provided that any Lender may disclose any
                                    --------
such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (b) as may be required or reasonably appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or reasonably appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Agents or the Collateral Agent and
(f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee
                                     --------
agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) Each of PI Holdings, PG Holdings, PII Holdings, the US Borrower and the Canadian Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates (which is not a direct competitor of PI Holdings or any of its Subsidiaries) any information related to PI Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of PI Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender).

          13.17  Register.  The Borrowers hereby designate the Administrative
                 --------
Agent to serve as the Borrowers' agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this
Section 13.17 except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent.

          13.18  Interest.  (a) It is the intention of the parties hereto that
                 --------
each Lender shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement, or any of the other Credit Documents shall ever be construed to create a contract to pay to any Lender for the use, forbearance, or detention of money at a rate in excess of the Highest Lawful Rate applicable to such Lender, and that for purposes hereof, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws and are contracted for, taken, reserved, charged, or received under any of this Agreement, the Notes, or the other Credit Documents or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to each such Lender that is contracted for, taken, reserved, charged, or received by such Lender under the Notes, this Agreement, or under any of the other aforesaid Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the Highest Lawful Rate applicable to such Lender, and any excess shall be credited by such Lender on the principal amount of the Indebtedness of the US Borrower or the Canadian Borrower, as the case may be, owed to such Lender (or, if the principal amount of such Indebtedness shall have been paid in full, to the extent such interest has been received by a Lender it shall be refunded by such Lender to such Borrower). The provisions of this
Section 13.18(a) shall control over all other provisions of this Agreement, the Notes, and the other Credit Documents which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation on the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under any of this Agreement, the Notes, and the other Credit Documents which are made for the purpose of determining whether such rate or amount exceed the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading during the period of the full stated term of the Indebtedness, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged, or received.

          (b) If at any time the effective rate of interest which would otherwise apply to any Indebtedness evidenced by any Lender's Notes or otherwise owing pursuant to this Agreement or any other Credit Document would exceed the Highest Lawful Rate applicable to such Lender (taking into account the interest provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged, or received under this Agreement, such Lender's Notes and the other Credit Documents, or any of them, and which additional charges or consideration (the "Additional Charges") constitute interest with respect to such Indebtedness), the effective interest rate to apply to such Indebtedness made by a Lender shall be limited to the Highest Lawful Rate, but (to the maximum extent permitted under applicable law) any subsequent reductions in the interest rate applicable to such Indebtedness owed to such Lender shall not reduce the effective interest rate to apply to such Indebtedness owed to such Lender below the Highest Lawful Rate applicable to such Lender until the total amount of interest accrued on such Indebtedness equals the amount of interest which would have accrued if the interest rate from time to time applicable to such Indebtedness owed to such Lender had at all times been in effect with respect to such Indebtedness pursuant to the other provisions of this Agreement and if the Lenders had collected all Additional Charges called for under this Agreement, the Notes, and the other Credit Documents. If at maturity or final payment of such Lender's Notes the total amount of interest accrued on such Lender's Notes or otherwise owing pursuant to this Agreement or any other Credit Document (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Lender's Notes, and taking into account the limitations of the first sentence of this Section 13.18(b)) is less that the total amount of interest which would have accrued if the interest rate or interest rates applicable to the Indebtedness from time to time outstanding under such Lender's Notes or otherwise owing pursuant to this Agreement or any other Credit Document had at all times been in effect pursuant to the other provisions of this Agreement, then the respective Borrower agrees, to the fullest extent permitted by the laws applicable to such Lender, to pay to such Lender an amount equal to the difference between (i) the lesser of (1) the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect (but excluding, for purposes of calculating such amount of interest, any Additional Charges which constitute interest with respect to such Lender's Notes), or (2) the amount of interest which would have accrued
(in the absence of this Section 13.18) if the interest rate or interest rates applicable to the Indebtedness from time to time outstanding under such Lender's Notes or otherwise pursuant to this Agreement or the other Credit Documents had at all times been in effect pursuant to the other provisions of this Agreement (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Lender's Notes) less (ii) the amount of interest actually accrued (taking into account the limitations contained in this Section 13.18) on such Lender's Notes or other obligations pursuant to this Agreement or the other Credit Documents (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Lender's Notes).

          13.19  Judgment Currency.  (a)  If, for the purposes of obtaining
                 -----------------
judgment in any court, it is necessary to convert a sum due to a Lender in Dollars or Canadian Dollars (the "Original Currency") into Canadian Dollars or Dollars (the "Other Currency"), the parties, to the fullest extent that they may effectively do so, agree that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day which the judgment is paid or satisfied.

          (b) The obligations of the Credit Parties in respect of any sum due in the Original Currency from any of them to any Lender under any of the Credit Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such Other Currency, such Lender may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Credit Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against any loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to such Lender in the Original Currency, the Lenders agree to remit such excess to such Credit Party.

          13.20  Special Provisions Concerning Oregon Law.  UNDER OREGON LAW,
                 ----------------------------------------   -----------------
MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDER AFTER OCTOBER 3,
-----------------------------------------------------------------------------
1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL,
-----------------------------------------------------------------------------
FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST
-------------------------------------------------------------------------------
BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE
----------------------------------------------------------------------
ENFORCEABLE.
-----------

          SECTION 14.  Parent Guaranty.
                       ---------------

          14.01  The Parent Guaranty.  In order to induce the Agents and the
                 -------------------
Lenders to enter into this Agreement and to extend credit hereunder, to induce Lenders or any of their respective Affiliates to enter into the Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by PI Holdings, PG Holdings, PII Holdings and the US Borrower (collectively, the "Parent Guarantors") from the proceeds of the Loans, the issuance of the Letters of Credit, and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, the Parent Guarantors hereby jointly and severally agree with the Guaranteed Creditors as follows: each Parent Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrowers (or, in the case of the US Borrower, the Canadian Borrower) to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrowers (or, in the case of the US Borrower, the Canadian Borrower) to the Guaranteed Creditors becomes due and payable hereunder, each Parent Guarantor jointly and severally, irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Parent Guaranty is a guaranty of payment and not of collection. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected in good faith by such payee with any such claimant (including the Borrowers), then and in such event each Parent Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Parent Guarantor, notwithstanding any revocation of this Parent Guaranty or other instrument evidencing any liability of the Borrowers, and each Parent Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02  Bankruptcy.  Additionally, each Parent Guarantor jointly and
                 ----------
severally, unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers (or, in the case of the US Borrower, the Canadian Borrower) to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of an Event of Default under
Section 10.05, and jointly and severally, unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          14.03  Nature of Liability.  The liability of the Parent Guarantors
                 -------------------
hereunder shall be joint and several and the liability of each Parent Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrowers whether executed by any other Parent Guarantor, any other guarantor or by any other party, and the liability of the Parent Guarantors hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) the lack of validity or enforceability of any Credit Document or any instrument relating thereto.

          14.04  Independent Obligation.  The obligations of each Parent
                 ----------------------
Guarantor hereunder are independent of the obligations of any other guarantor, any other party or the Borrowers, and a separate action or actions may be brought and prosecuted against any Parent Guarantor whether or not action is brought against any other guarantor, any other party or the Borrowers and whether or not any other guarantor, any other party or the Borrowers be joined in any such action or actions. Each Parent Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to each Parent Guarantor.

          14.05  Authorization.  Each Parent Guarantor authorizes the Guaranteed
                 -------------
Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrowers, any other Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to their respective creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the Parent Guarantors or the Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements;

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent Guarantors from their liabilities under this Parent Guaranty;

          (i) release any collateral security for the Guaranteed Obligations; and/or

          (j)  change its corporate structure.

          14.06  Reliance.  It is not necessary for any Guaranteed Creditor to
                 --------
inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07  Subordination.  (a)  Any of the indebtedness of the Borrowers
                 -------------
now or hereafter owing to any Parent Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrowers owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to any Parent Guarantor shall be collected, enforced and received by such Parent Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrowers (or, in the case of the US Borrower, the Canadian Borrower) to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of such Parent Guarantor under the other provisions of this Parent Guaranty. Prior to the transfer by any Parent Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrowers to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.
Without limiting the generality of the foregoing, each Parent Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the guaranty provided by the US Borrower of the Guaranteed Obligations of the Canadian Borrower pursuant to this Section 14 is expressly subordinated in right of payment and collection to the payment in full in cash of all Guaranteed Obligations of the US Borrower, and prior to such payment in full of such Guaranteed Obligations of the US Borrower, no action may be brought by any Lender to enforce its rights hereunder with respect to the US Borrower and all amounts received from the US Borrower pursuant to its guaranty hereunder shall be applied by the Administrative Agent or the Collateral Agent, as the case may be, to the payment of Guaranteed Obligations of the US Borrower until such Guaranteed Obligations are repaid in full before any such amounts are applied to repay any Guaranteed Obligations of the Canadian Borrower.

          14.08  Waiver.  (a)  Each Parent Guarantor waives any right (except as
                 ------
shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrowers, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrowers, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrowers, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by any Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Parent Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent

Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent Guarantor against the Borrowers or any other party or any security.

          (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Parent Guarantor assumes and incurs hereunder, and agrees that neither the Agents nor any Lender shall have any duty to advise any Parent Guarantor of information known to them regarding such circumstances or risks.

          14.09  Maximum Liability.  It is the desire and intent of each Parent
                 -----------------
Guarantor and the Guaranteed Creditors that this Parent Guaranty shall be enforced against each Parent Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Parent Guarantor under this Parent Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Parent Guarantor shall be deemed to be reduced and such Parent Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                            *          *          *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

c/o Panolam Industries                      PANOLAM ACQUISITION COMPANY, L.L.C.
International, Inc.
20 Progress Drive
Shelton, CT 06484
Attention: President                        By:_________________________________
Facsimile: (203) 225-0051                      Title: President


                                            PANOLAM INDUSTRIES HOLDINGS, INC.


                                            By:_________________________________
                                               Title: President



                                            PANOLAM GROUP, INC.


                                            By:_________________________________
                                               Title: President



                                            PII SECOND, INC.


                                            By:_________________________________
                                               Title: President



                                            PANOLAM INDUSTRIES
                                               INTERNATIONAL, INC.


                                            By:_________________________________
                                               Title: President

                                           PANOLAM INDUSTRIES LTD.


                                           By:__________________________________
                                              Title: President

One Bankers Trust Plaza          BANKERS TRUST COMPANY,
130 Liberty Street               Individually and as Administrative Agent and
New York, New York 10006         Syndication Agent
Telephone No.: (212) 250-8617
Facsimile No.: (212) 250-7218
Attention: G. Andrew Keith       By:____________________________________________
                                    Title: Vice President

222 Bay Street, Suite 1100,      Deutsche Bank Canada,
P.O. Box 196,                    Individually and as Canadian Paying Agent
Toronto, Ontario M5K 1H6
Telephone No.: (416) 682-8190
Facsimile No.: (416) 682-8444    By:____________________________________________
Attention:  Karyn Curran            Title:

                                                                      SCHEDULE I
                                                                      ----------

                                  COMMITMENTS
                                  -----------

                                                Tranche A                                                           Canadian
                            Tranche A Term     Supplemental   Tranche B Term   Revolving Loan   Acquisition Loan    Term Loan
Lender                      Loan Commitment     Commitment    Loan Commitment    Commitment        Commitment       Commitment
------                      ---------------    ------------   ---------------  --------------   ----------------  --------------
Bankers Trust Company         $50,000,000       $25,000,000     $135,000,000    $50,000,000            $0
Deutsche Bank Canada                                                                                              CDN$73,435,000



                             ____________      _____________   ______________  _____________          ____         _____________
TOTALS                        $50,000,000       $25,000,000     $135,000,000    $50,000,000            $0         CDN$73,435,000/*/


_______________________

Represents an amount of Canadian Dollars which, on the Initial Borrowing Date, is equal to $50,000,000.

                                                                     SCHEDULE II

                               LENDER ADDRESSES
                               ----------------

Bankers Trust Company
130 Liberty Street
New York, NY 10006
Attn: G. Andrew Keith
Tel: 212-250-8617
Fax: 212-250-7218

Deutsche Bank Canada
222 Bay Street, Suite 1100
P.O. Box 196,
Toronto, Ontario M5K 1H6
Attn: Karyn Curran
Tel: 416-682-8190
Fax: 416-682-8444

                                                                   SCHEDULE 5.12
                                                                   -------------


                                 SCHEDULE 5.12
                                 -------------

                             Mortgaged Properties
                             --------------------

1.   20 Progress Drive, Shelton, CT 06484

Panolam Industries, Inc.
------------------------

1.   Atlantic Blvd., Norcross, GA 30071
2.   Calapooia, Albany, OR 97321
3.   University, Tempe, AZ 85281
4.   Etiwanda Ave., Rancho Cucamonga, CA

Pioneer Plastics Corporation
----------------------------

1.   Western Avenue, South Paris, Maine 04281
2.   Elder Road, Michiana, Indiana 46544
3.   Hotel Road, Auburn, Maine 04210
4.   One Pionite Road, P.O. Box 1014, Auburn ME 04211
5.   DeSoto Avenue, Morristown, TN 37816
6.   All Pro Drive, Elkhart, IN 46514
7.   Lochridge Blvd. Covington, GA 30209
8.   South Reservoir, Ponoma, CA 91766

Panolam Industries Ltd.
-----------------------

1.    Muskoka Road #3, Hunstville, Ontario, P1H 2H7

                                                                 SCHEDULE 7.15
                                                                 -------------



                                 SCHEDULE 7.15
                                 -------------

                                 Subsidiaries
                                 ------------

Name                                              Percentage Owned
----                                              ----------------
Panolam Industries International, Inc.
--------------------------------------

     Panolam Industries, Inc.                           100%
     Pioneer Plastics Corporation                       100%
     Panolam Industries, Ltd.                           100%

Panolam Industries, Inc.
------------------------

     Melamine Decorative Laminates, Inc.                100%

                                                                   Schedule 7.22
                                                                          Page 2

                                 SCHEDULE 7.22
                                 -------------

                             Existing Indebtedness
                             ---------------------

----------------------------------------------------------------------------------
Debtor                              Description              Principal Amount
                                                             Outstanding
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
Panolam Industries Ltd.       Intercompany loan from                  $3,018,978
                              Industries International,
                              Inc.
----------------------------------------------------------------------------------

                                                                   SCHEDULE 8.12
                                                                   -------------

                                 SCHEDULE 8.03
                                 -------------
Insurance
---------

              Panolam Industries Holdings, Inc. and Subsidiaries
                           Current Carrier Schedule

-----------------------------------------------------------------------------------------------------------------------------------
Coverage                             Carrier                 Policy Number               Value*                    Expiration Date
-----------------------------------------------------------------------------------------------------------------------------------
Property                   HSB Industrial Risk Insurers      31-3-66779               $284,646,464                 11/15/00
-----------------------------------------------------------------------------------------------------------------------------------
Foreign Package            St. Paul Guardian                 CK09002504               $  2,000,000                 11/15/00
-----------------------------------------------------------------------------------------------------------------------------------
Workers Compensation       Fremont Industrial Indemnity      JY5313321 - (Panolam)    $  1,000,000                 11/15/00
                                                             JY5226052 - (Pioneer)    $  1,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Commercial Umbrella        Federal Insurance Company         79217635                 $ 25,000,000                 11/15/00
-----------------------------------------------------------------------------------------------------------------------------------
General Liability          St. Paul Guardian                 GL09000164               $  2,000,000                 11/15/00
-----------------------------------------------------------------------------------------------------------------------------------
Executive Risk Package     Federal Insurance Company         81587706                 $  5,000,000 - Crime         11/15/00
                                                                                      $  2,000,000 - Fiduciary
                                                                                      $  5,000,000 - Exec. Risk
------------------------------------------------------------------------------------------------------------------------------------
Business Auto Coverage     St. Paul Guardian                 CA09000200               $  1,000,000                 11/15/00
------------------------------------------------------------------------------------------------------------------------------------
Punitive Damages           Chubb Atlantic                    (00)3310-06-48           $ 25,000,000                 11/15/00
------------------------------------------------------------------------------------------------------------------------------------
Excess Workers Comp.       Employers Reinsurance Corp.       0573568                  $  1,000,000                 03/21/00
------------------------------------------------------------------------------------------------------------------------------------
Aircraft Liability         National Union Fire Ins. Co.      AP4792658-05             $ 10,000,000                 03/21/00
------------------------------------------------------------------------------------------------------------------------------------
Earthquake                 Pacific Insurance Co. Ltd.        ZG0013204                $  2,000,000                 04/23/00
------------------------------------------------------------------------------------------------------------------------------------

                                                          SCHEDULE 9.01
                                                          -------------

                                 SCHEDULE 9.01
                                 -------------

                                Existing Liens
                                --------------

                       Panolam Industries Holdings, Inc.
                       ---------------------------------

                                     None

                              Panolam Group, Inc.
                              -------------------

                                     None

                               PII Second, Inc.
                               ----------------

                                     None

                    Panolam Industries International, Inc.
                    --------------------------------------

                                     None

                            Panolam Industries Ltd.
                            -----------------------

------------------------------------------------------------------------------------------------
Jurisdiction           Filing Number       Filing      Secured Party            Collateral
                                            Date                                Description
------------------------------------------------------------------------------------------------
Ontario                971106              11/06/97    Xerox Canada Ltd.     Equipment, other
                       1437 1715 9355
                       (Ref. File No.
                       835773075)
------------------------------------------------------------------------------------------------
Ontario                970911              09/11/97    Copelco Capital Inc.  Equipment, other
                       1429 1530 6946
                       (Ref. File No.
                       834247476)
------------------------------------------------------------------------------------------------
Ontario                970807              08/07/97    GE Capital            See attached
                       1606 6082 0110                  Canada Leasing        Letter from GE
                       (Reg. File No.                  Services Inc.         Capital Canada
                       833289966)
------------------------------------------------------------------------------------------------
Ontario                971002              10/02/97    GE Capital            See attached
                       1451 6082 0244                  Canada Leasing        Letter from GE
                       (Reg. File No.                  Services Inc.         Capital Canada
                       834863994)
------------------------------------------------------------------------------------------------

                                                                 Schedule V
                                                                      Page2

---------------------------------------------------------------------------------------------------
Jurisdiction           Filing Number      Filing       Secured Party            Collateral
                                            Date                                Description
---------------------------------------------------------------------------------------------------
Ontario           970414                  04/14/97     GE Capital               See attached
                  0915 1637 5825, as                   Canada Leasing           Letter from GE
                  amended by Filing No.                Services Inc.            Capital Canada
                  970813 0847 6082 0120
                  and Filing No. 970815
                  1702 6082 0159
                  (Reg. File No.
                  829878768)
---------------------------------------------------------------------------------------------------
                                          11/05/97     GE Capital               See attached
                                                       Canada Leasing           Letter from GE
                                                       Services Inc.            Capital Canada
---------------------------------------------------------------------------------------------------

Pioneer Plastic Corporation

---------------------------------------------------------------------------------------------------
Jurisdiction       Filing Number      Filing            Secured Party             Collateral
                                      Date                                        Description
---------------------------------------------------------------------------------------------------
California         9510160138         4/6/95       Toyota Motor Credit Corp.      Toyota forklift
                                                   POB 3457                       truck
                                                   Torrance, California 90510
---------------------------------------------------------------------------------------------------
California         9510160460        4/6/95        Toyota Motor Credit Corp.      Toyota forklift
                                                   POB 3457                       truck
                                                   Torrance, California 90510
---------------------------------------------------------------------------------------------------
Georgia            89-714298         3/29/95       Household Commercial           *
                   Assignment filed                Financial Services, Inc.
                   060-95-00482                    2700 Sanders Road Prospect
                                                   Heights, IL 60070
---------------------------------------------------------------------------------------------------
Georgia            89-714299         3/29/95       Household Commercial           *
                   Assignment filed                Financial Services, Inc.
                   060-95-00483                    2700 Sanders Road Prospect
                                                   Heights, IL 60070
---------------------------------------------------------------------------------------------------
Georgia            89-714297         3/29/95       Household Commercial           *
                   Assignment filed                Financial Services, Inc.
                   060-95-00484                    2700 Sanders Road Prospect
                                                   Heights, IL 60070
---------------------------------------------------------------------------------------------------
Georgia            89-714296         3/29/95       Household Commercial           *
                   Assignment filed                Financial Services, Inc.
                   060-95-00485                    2700 Sanders Road Prospect
                                                   Heights, IL 60070
---------------------------------------------------------------------------------------------------

                                                               Schedule V
                                                                   Page 3

---------------------------------------------------------------------------------------------------
Jurisdiction       Filing Number      Filing            Secured Party             Collateral
                                       Date                                       Description
---------------------------------------------------------------------------------------------------
Georgia            04495003236        4/7/9      Matrix Funding Corporation      Equipment
                                                 6925 Union Park Center #250
                                                 Midvale, UT 84047
---------------------------------------------------------------------------------------------------

                           Panolam Industries, Inc.
                           ------------------------

                                     None

* These liens shall constitute Permitted Liens until the date which is 60 days after the Initial Borrowing Date unless otherwise permitted pursuant to
  Section 9.01 of the Credit Agreement (without giving effect to clause (iii) thereof).

                                                                    SCHEDULE III
                                                                    ------------

              Certain Provisions Relating to Bankers' Acceptances
              ---------------------------------------------------

          This Schedule III sets forth certain terms and conditions relating to the obligation of the Lenders to convert Canadian Prime Rate Loans made to the Canadian Borrower pursuant to Section 1.01(h) of the Credit Agreement into Bankers' Acceptances pursuant to Section 1.06 of the Credit Agreement and to continue such Bankers' Acceptance Loans. Capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

          (a)  Availability. All notices of conversion or continuation for
               ------------
Bankers' Acceptances shall be in a minimum aggregate face amount of CDN $5,000,000 or a multiple of CDN $100,000 in excess thereof, and no Lender shall be obliged to accept any bill of exchange which:

          (i)  is drawn on or which matures on a day which is not a Business
     Day;

         (ii)  matures on a day subsequent to the Initial Maturity Date;

        (iii)  has a term other than approximately 30, 60, 90 or 180 days
     (or, prior to the earlier to occur of the 65/th/ day following the Initial Borrowing Date and the Syndication Date and otherwise in accordance with
     Section 1.06 of the Credit Agreement, seven days);

         (iv)  is denominated in any currency other than Canadian Dollars;

          (v) is not in a form satisfactory to such Lender or the Administrative Agent;

         (vi) has a face amount of less than CDN $1,000,000 or is not in an integral multiple of CDN $100,000; or

        (vii) in respect of which the Canadian Borrower has not then paid the applicable Acceptance Fee.

          (b)   Grace.  The Canadian Borrower hereby renounces, and shall not
                -----
claim or request or require any Lender to claim, any days of grace for the payment of any Bankers' Acceptance.

          (c)  Bankers' Acceptances in Blank.  To facilitate the acceptance by
               -----------------------------
the Lenders of Drafts as contemplated by the Credit Agreement and this Schedule III, the Canadian Borrower shall, as soon as practicable after the Initial Borrowing Date and from time to time as required, supply each Lender making Canadian Term Loans with such numbers of Drafts as it may request, each executed and endorsed in blank by the Canadian Borrower. Each such Lender shall exercise such care in the custody and safekeeping of such bills as they give to similar property owned by them. Each Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such face amounts as may be determined by such Lender, provided that the aggregate amount thereof is equal to the aggregate
        --------
amount of Bankers' Acceptances required to be accepted by such Lender. No Lender shall be responsible or liable for its failure to accept a Bankers'

                                                                   Schedule III
                                                                         Page 2

Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts to such Lender on a timely basis, nor shall any Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the negligence or wilful misconduct of such Lender, its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it from the Canadian Borrower in blank hereunder,
(ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder, and (v) cancelled at their respective maturity dates.

          (d)  Execution of Bankers' Acceptances.  Drafts of the Canadian
               ---------------------------------
Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of the Canadian Borrower and the Canadian Borrower shall in accordance with the request of any Lender provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances on behalf of the Canadian Borrower in form and substance satisfactory to such Lender. Notwithstanding that any one or more of the individuals whose manual or facsimile signature appears on any bill as a signatory on behalf of the Canadian Borrower may no longer hold office at the date of such bill or at the date of its acceptance by any Lender hereunder, or at any time thereafter, any Bankers' Acceptance signed as aforesaid on behalf of the Canadian Borrower shall be valid and binding upon the Canadian Borrower. Alternatively, at the request of any Lender, the Canadian Borrower shall deliver to such Lender a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada), and hereby consents to the deposit of any Bankers' Acceptance in the form of a depository note in the book-based debt clearance system maintained by the Canadian Depository of Securities Limited or other recognized clearing house. In such circumstances, the delivery of Bankers' Acceptance shall be governed by the clearance procedures established thereunder.

          (e)  Issuance of Bankers' Acceptances.  Promptly following receipt of
               --------------------------------
a notice of conversion or continuation by way of Bankers' Acceptances, the Administrative Agent (or Canadian Paying Agent) shall so advise the Lenders and shall advise each Lender of the Face Amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate Face Amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Administrative Agent (or Canadian Paying Agent) on a pro rata basis by reference to the
                                      --- ----
principal amount of the Canadian Term Loans of the Lenders, except that, if the Face Amount of the Bankers' Acceptance, that would otherwise be accepted by a Lender, would not be CDN $100,000 or a multiple thereof, such face amount shall be increased or reduced by the Administrative Agent (or Canadian Paying Agent) in its sole discretion to the nearest multiple of CDN $100,000.

          Notwithstanding the foregoing, if by reason of any increase or reduction described in the immediately preceding sentence, any Lender shall have aggregate Bankers' Acceptances and Canadian Term Loans in excess of its pro rata
                                                                        --- ----
portion of the total outstanding Bankers' Acceptances and Canadian Term Loans for all the Lenders (any such Lender being herein called an "Over-Allotted
                                                             -------------
Lender"), then at any time following the occurrence and during the continuance
------
of an Event of Default, each other Lender with outstanding Canadian Term Loans

                                                                 Schedule III
                                                                       Page 3

agrees, upon request of the Over-Allotted Lender, to promptly purchase from such Over-Allotted Lender participations in (or, if and to the extent specified by any such purchasing Lender, direct interests in) the Bankers' Acceptances and Canadian Term Loans owing to the Over-Allotted Lender (and in interest due thereon, as the case may be) in such amounts, and to make such other adjustments from time to time as shall be equitable, to the end that all Lenders with outstanding Canadian Term Loans shall hold the Bankers' Acceptances and Canadian Term Loans ratably according to their respective pro rata shares.
                                                 --- ----

          (f)  Purchase of Bankers' Acceptances: Continuations as and
               ------------------------------------------------------
Conversions into Bankers' Acceptance Loans.  Subject to subsection (k) below,
------------------------------------------
upon the acceptance of a Bankers' Acceptance by a Lender, such Lender shall purchase, or arrange the purchase of, each Bankers' Acceptance from the Canadian Borrower at a price determined by the Reference Discount Rate of such Bankers' Acceptance and provide to the Administrative Agent (or Canadian Paying Agent) at the relevant Payment Office the BA Discount Proceeds for the account of the Canadian Borrower not later than 12:00 Noon (New York time) on the Drawing Date. The BA Discount Proceeds so received by the Administrative Agent (or Canadian Paying Agent) from the Lenders shall be retained by the Administrative Agent (or the Canadian Paying Agent) and applied as follows: (i) to the prepayment of Canadian Prime Rate Loans (which shall constitute a conversion of the Canadian Term Loans from Canadian Prime Rate Loans to Bankers' Acceptance Loans) or (ii) to the payment of Bankers' Acceptances maturing on such date (which shall constitute a continuation of Bankers' Acceptance Loans to new Bankers' Acceptance Loans), provided that in the case of any such conversion or
                   --------
continuation of Loans, the Canadian Borrower shall pay to the Administrative Agent (or Canadian Paying Agent) for the account of the respective Lenders such additional amounts, if any, as shall be necessary to effect the prepayment in full of the respective Canadian Prime Rate Loans being converted, or the Bankers' Acceptances maturing, on such date.

          On any date on which a conversion or continuation described in the preceding paragraph shall occur, the Administrative Agent (or Canadian Paying Agent) shall entitled to net all amounts payable on such date by the Administrative Agent (or Canadian Paying Agent) to a Lender against all amounts payable on such date by such Lender to the Administrative Agent (or Canadian Paying Agent). Similarly, on any such date, the Canadian Borrower hereby authorizes each Lender to net all amounts payable on such date by such Lender to the Administrative Agent (or Canadian Paying Agent) for the account of the Canadian Borrower, against all amounts payable on such date by the Canadian Borrower to such Lender in accordance with the Administrative Agent's (or Canadian Paying Agent's) calculations.

          (g)  Acceptance Fees.  The Canadian Borrower shall pay to the Canadian
               ---------------
Paying Agent, in advance, on behalf of each Lender which accepts a Bankers' Acceptance, an Acceptance Fee in respect of the Face Amount of such Bankers' Acceptance, which shall be payable on or before the date of acceptance of such Bankers' Acceptance.

          (h)  Prepayments.  Subject to paragraph (j) of this Schedule III, no
               -----------
prepayment of any Bankers' Acceptances shall be made by the Canadian Borrower prior to the maturity date of such Bankers' Acceptance. Subject to paragraph
(i) of this Schedule III, the Canadian Borrower

                                                                 Schedule III
                                                                       Page 4

shall pay to the Administrative Agent (or Canadian Paying Agent) the full Face Amount of any Bankers' Acceptances on the maturity date thereof (notwithstanding that the Lender may be the holder of such Bankers' Acceptance at maturity).

          (i)  Conversion to Canadian Prime Rate Loans upon Maturity.  Unless a
               -----------------------------------------------------
Bankers' Acceptance is paid in full at the maturity thereof, or continued as another Canadian Term Loan by way of Bankers' Acceptances, the obligation of the Canadian Borrower to any Lender in respect of a maturing Bankers' Acceptance accepted by such Lender shall be deemed to be converted automatically into a Canadian Prime Rate Loan in an amount equal to the full Face Amount of the maturing Bankers' Acceptance. Such Canadian Prime Rate Loan shall be subject to all of the provisions of the Credit Agreement applicable to a Canadian Prime Rate Loan, including in particular the obligation to pay interest, from and after the maturity date of such Bankers' Acceptance.

          (j)  Default.  Upon any acceleration of the Canadian Term Loans
               -------
pursuant to Section 10 of the Credit Agreement (whether by action of the Administrative Agent or the Required Lenders, or automatically by reason of the occurrence of an Event of Default referred to in Section 10.05 with respect to either Borrower), the Canadian Borrower shall pay to the Administrative Agent (or Canadian Paying Agent), in satisfaction of the obligations of the Canadian Borrower to the Lenders in respect of then-outstanding Bankers' Acceptances, and there shall become immediately due and payable, an amount equal to:

          (i) the aggregate Face Amount of all outstanding Bankers' Acceptances; and

         (ii)  all unpaid Acceptance Fees, if any.

          (k)  Circumstances Making Bankers' Acceptances Unavailable.  If the
               -----------------------------------------------------
Administrative Agent (or the Canadian Paying Agent) shall have reasonably determined (which determination shall be conclusive and binding upon all parties hereto) and notified the Canadian Borrower and each of the Lenders that, by reason of circumstances arising after the Effective Date and affecting the Canadian money market (i) there is no market for Bankers' Acceptances or (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder, then the right of the Canadian Borrower to request that any Lender accept a Bankers' Acceptance shall be suspended until the Administrative Agent (or Canadian Paying Agent) determines that the circumstances giving rise to such suspension no longer exist and the Administrative Agent (or Canadian Paying Agent) so notifies the Canadian Borrower.

          (l)  Indemnification in Respect of Bankers' Acceptances.  In addition
               --------------------------------------------------
to any liability of the Canadian Borrower to any Lender or the Administrative Agent or the Canadian Paying Agent under any other provision hereof, the Canadian Borrower shall indemnify each Lender and the Administrative Agent and the Canadian Paying Agent and hold each of them harmless against any reasonable loss or expense incurred by such Lender or the Administrative Agent or the Canadian Paying Agent as a result of (x) any failure by the Canadian Borrower to fulfill any of its obligations under the Credit Agreement or Schedule III including, without limitation, any cost or expense incurred by reason of the liquidation or re-employment in whole

                                                                  Schedule III
                                                                        Page 5

or in part of deposits or other funds required by any Lender to fund any Bankers' Acceptance as a result of the failure of the Canadian Borrower to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given under the Credit Agreement or Schedule III; (y) the Canadian Borrower's failure to provide for the payment to the Administrative Agent or the Canadian Paying Agent, for the account of each of the Lenders, of the full Face Amount of each Bankers' Acceptance on its maturity date; or (z) the provision of funds for any outstanding Bankers' Acceptance, before the maturity date of such Bankers' Acceptance.

          (m) Bankers' Acceptances purchased by a Lender may be held by it for its own account until the maturity date thereof or sold by it at any time prior to that date in any relevant Canadian market in such Lender's sole discretion.

SCHEDULE I     Commitments
SCHEDULE II    Lender Addresses
SCHEDULE III   Terms Applicable to Bankers' Acceptance Loans
SCHEDULE 5.12  Mortgaged Properties
SCHEDULE 7.15  Subsidiaries
SCHEDULE 7.22  Existing Indebtedness
SCHEDULE 8.03  Insurance
SCHEDULE 9.01  Existing Liens


EXHIBIT A      Notice of Borrowing
EXHIBIT B-1A   Tranche A Term Note
EXHIBIT B-1B   Tranche A Supplemental Note
EXHIBIT B-2    Tranche B Term Note
EXHIBIT B-3    Revolving Note
EXHIBIT B-4    Swingline Note
EXHIBIT B-5    Acquisition Note
EXHIBIT B-6    Canadian Term Note
EXHIBIT C      Letter of Credit Request
EXHIBIT D      Section 4.04(b)(ii) Certificate
EXHIBIT E      Opinion of Counsel to the Credit Parties
EXHIBIT F      Officers' Certificate
EXHIBIT G      Subsidiaries Guaranty
EXHIBIT H-1    US Pledge Agreement
EXHIBIT H-2    Canadian Pledge Agreement
EXHIBIT I-1    US Security Agreement
EXHIBIT I-2    Canadian Security Agreement
EXHIBIT I-3    Bank Act Security
EXHIBIT J      Solvency Certificate
EXHIBIT K      Assignment and Assumption Agreement
EXHIBIT L      Acquisition Commitment Assumption Agreement